UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alberto-Culver Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

1)	title of each class of securities to which transaction applies:

Common stock, $0.01 par value per share, of Alberto-Culver Company (“Alberto Culver”)

2)	Aggregate number of securities to which transaction applies:

(i) 98,860,587 shares of Alberto Culver common stock outstanding as of October 8, 2010 (including 485,199 shares of restricted stock which will become fully vested at the effective time of the merger), (ii) 8,609,069 shares of Alberto Culver common stock underlying options to purchase Alberto Culver common stock, with a weighted average exercise price of $22.2140, (iii) 5,081 Alberto Culver performance units outstanding as of October 8, 2010 and (iv) 36,187 Alberto Culver common stock units outstanding as of October 8, 2010.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (i) the product of (A) 98,860,587 shares of Alberto Culver common stock (including 485,199 shares of restricted stock) outstanding as of October 8, 2010 and (B) the merger consideration of $37.50 per share, (ii) $131.6 million expected to be paid upon cancellation of outstanding options, (iii) $2.5 million expected to be paid upon the cancellation of outstanding performance units and (iv) $1.4 million expected to be paid upon the conversion of outstanding common stock units. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00007130 by the sum reflected in the preceding sentence.

4)	Proposed maximum aggregate value of transaction:

$3,842,752,389

5)	Total fee paid:

$273,989

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, OCTOBER 15, 2010

ALBERTO CULVER COMPANY

2525 Armitage Avenue

Melrose Park, Illinois 60160

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of Alberto Culver Company (“Alberto Culver”) to be held on [—], 2010, starting at [— ] a.m. central time at [—].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement pursuant to which Alberto Culver would be acquired by Unilever. We entered into this merger agreement on September 27, 2010. If the merger is completed, you, as a holder of Alberto Culver common stock, will be entitled to receive $37.50 in cash, without interest and less any applicable withholding taxes, for each share of Alberto Culver common stock you owned immediately prior to the consummation of the merger, as more fully described in the accompanying proxy statement.

After careful consideration, our board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Alberto Culver and our stockholders and that the consideration to be paid in the merger is fair to our stockholders who are entitled to receive such consideration and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of Alberto Culver common stock outstanding as of [—], 2010, the record date for the special meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement. Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares will be voted at the special meeting.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the accompanying proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Alberto Culver from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Carol L. Bernick

Executive Chairman

This proxy statement is dated [—], 2010, and is first being mailed to stockholders on or about [—], 2010.

ALBERTO CULVER COMPANY

2525 Armitage Avenue

Melrose Park, Illinois 60160

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Alberto Culver Company:

Notice is hereby given of a special meeting of stockholders of Alberto Culver Company, a Delaware corporation (“Alberto Culver”), to be held on [—], 2010, starting at [—] a.m. central time at [—], for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2010, among Alberto Culver, Unilever PLC, a company incorporated under the laws of and registered in England, Unilever, N.V., a Netherlands corporation, Conopco, Inc., a New York corporation (“Unilever USA”) and ACE Merger Inc., a Delaware corporation and wholly-owned subsidiary of Unilever USA (“Merger Sub”), as it may be amended from time to time, which provides for, among other things, the merger of Merger Sub with and into Alberto Culver, with Alberto Culver continuing as the surviving corporation and a wholly-owned subsidiary of Unilever USA and the conversion of each share of common stock of Alberto Culver outstanding immediately prior to the effective time of the merger (other than shares owned by Unilever USA, Merger Sub or Alberto Culver or with respect to which appraisal rights have been properly exercised) into the right to receive $37.50 in cash, without interest and less applicable withholding taxes.

2. To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

3. To consider and vote on such other business as may properly come before the special meeting by or at the direction of the Alberto Culver Board of Directors or any adjournment or postponement of the special meeting.

Only stockholders of record at the close of business on [—], 2010, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Alberto Culver common stock held by it of record as of the close of business on the record date.

THE ALBERTO CULVER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

Under Delaware law, Alberto Culver stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares will be voted at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting for the purpose of soliciting additional proxies. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

Annex A:	Agreement and Plan of Merger, dated as of September 27, 2010, by and among Unilever PLC, Unilever N.V., Conopco, Inc., ACE Merger, Inc. and Alberto Culver Company.
Annex B:	Stockholder Agreement, dated as of September 27, 2010, by and among Conopco, Inc. and the Stockholders listed on the signature pages thereto.
Annex C:	Opinion of Credit Suisse Securities (USA) LLC.
Annex D:	Section 262 of the General Corporation Law of the State of Delaware.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement the terms “Alberto Culver,” the “Company,” “we,” “our” or “us” refer to Alberto Culver Company, and where appropriate, its subsidiaries. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page 12)

The Agreement and Plan of Merger, dated as of September 27, 2010, which we refer to as the merger agreement, among Alberto Culver, Unilever PLC, Unilever N.V., Conopco, Inc., which we refer to as Unilever USA, and ACE Merger, Inc., which we refer to as Merger Sub, provides that Merger Sub, a wholly-owned subsidiary of Unilever USA, will merge with and into Alberto Culver. As a result of the merger, Alberto Culver will become a wholly-owned subsidiary of Unilever USA. Upon completion of the proposed merger, shares of Alberto Culver common stock will no longer be listed on any stock exchange or quotation system. At the completion of the merger, each outstanding share of Alberto Culver common stock (other than shares of Alberto Culver common stock owned directly or indirectly by Unilever USA, Merger Sub or Alberto Culver or with respect to which appraisal rights have been properly demanded) will be converted into the right to receive $37.50 in cash, without interest and less applicable withholding taxes.

The Special Meeting (Page 8)

Date, Time and Place. The special meeting will be held on [—], 2010, starting at [—] a.m. central time at [—].

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting by or at the direction of our board of directors or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you were the record owner of shares of Alberto Culver common stock at the close of business on [—], 2010, the record date for the special meeting. Stockholders of record of Alberto Culver common stock as of the close of business on the record date will have one vote for each share of Alberto Culver common stock owned of record on the record date. As of [—], 2010, there were [—] shares of Alberto Culver common stock issued and outstanding and entitled to vote. A majority of the shares of Alberto Culver common stock outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present in person or represented by proxy at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Alberto Culver common stock entitled to vote thereon. If a quorum is present, approval of any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Alberto Culver common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The Companies (Page 7)

Alberto Culver Company. Alberto Culver Company develops, manufactures, distributes and markets beauty care products as well as food and household products in the United States and more than 100 other countries. The

i

Company is organized into two reportable business segments—United States and International. The Company’s principal executive offices are located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, and its phone number is (708) 450-3000.

Unilever. The Unilever Group is one of the world’s leading suppliers of consumer goods in more than 100 countries. Unilever PLC and Unilever N.V., together with their group companies, operate effectively as a single economic entity. Unilever USA is one of the group companies of Unilever PLC and Unilever N.V. in the United States. Unilever N.V.’s principal executive offices are located at Weena 455, 3013 AL, Rotterdam, The Netherlands, and its phone number is +31 (0)10 217 4000. Unilever PLC’s principal executive offices are located at 100 Victoria Embankment, London, England EC4Y 0DY and its phone number is +44 (0)20 7822 5252. Unilever USA’s principal executive offices are located at 800 Sylvan Avenue, Englewood Cliffs, NJ 07632 and its phone number is (201) 894-4996.

We refer to Unilever PLC and Unilever N.V. together as the Unilever Parents. We refer to the Unilever Parents collectively with all of the group companies of the Unilever Parents, including Unilever USA and Merger Sub, as the Unilever Group or Unilever.

ACE Merger, Inc. Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Unilever USA, was formed solely for the purpose of facilitating Unilever USA’s acquisition of Alberto Culver. Unilever USA has informed us that Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into Alberto Culver and will cease to exist. Merger Sub’s principal executive offices are located at 800 Sylvan Avenue, Englewood Cliffs, New Jersey, 07632, and its telephone number is (201) 894-4996.

Consideration to be Received in the Merger (Page 42)

If the merger is completed, each share of Alberto Culver common stock outstanding immediately prior to the effective time of the merger (other than shares owned directly or indirectly by Unilever USA, Merger Sub or Alberto Culver and shares with respect to which appraisal rights are properly demanded) will be converted into the right to receive $37.50 in cash, which we refer to as the merger consideration, without interest and less applicable withholding taxes.

Treatment of Outstanding Options, Restricted Stock, Performance Units and Stock Units in the Merger (Page 43)

If the merger is completed,

•

each outstanding option to purchase Alberto Culver common stock, whether vested or unvested, will be cancelled at the effective time of the merger in consideration for the fully vested right to receive a cash payment equal to the excess, if any, of $37.50 over the per share exercise price of the option multiplied by the number of shares of Alberto Culver common stock subject to such option;

•

each outstanding share of Alberto Culver common stock subject to vesting or forfeiture restrictions, which we refer to as restricted stock, will be converted into a fully vested right to receive $37.50;

•

each outstanding performance unit for a performance period not yet completed will be converted into an amount of cash equal to $1,000 multiplied by a fraction, the numerator of which is the number of months during the applicable performance period that have elapsed prior to the merger or, if at least six full calendar months of any fiscal year within the performance period have elapsed prior to the merger, then all calendar months during such fiscal year will be treated as having elapsed, and the denominator of which is the total number of months during the applicable performance period; and

•

all Alberto Culver common stock units credited to the account of each participant in the Alberto Culver Deferred Compensation Plans for Non-Employee Directors will be converted into the right to receive a cash payment in an amount equal to the product of (i) the number of such common stock units credited to the account and (ii) $37.50, and such payment will be made in accordance with the terms of such plans.

Guaranty by Unilever PLC and Unilever N.V. (Page 52)

Unilever PLC and Unilever N.V. jointly and severally, irrevocably, absolutely and unconditionally guarantee to us the prompt and complete performance of the obligations of Unilever USA described in the section of this proxy statement titled “The Merger Agreement—Efforts to Consummate the Merger; Regulatory Matters,” and all monetary obligations of Unilever USA and Merger Sub under the merger agreement.

Reasons for the Merger (Page 17)

In reaching its decision to approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Alberto Culver board of directors consulted with Alberto Culver’s senior management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.

Recommendation of Alberto Culver Board of Directors (Page 17)

The Alberto Culver board of directors has unanimously determined that the entry into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are in the best interests of Alberto Culver and its stockholders, unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated thereby and unanimously determined that the merger consideration is fair to the stockholders of Alberto Culver entitled to receive the merger consideration. The Alberto Culver board of directors unanimously recommends that Alberto Culver stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Stockholder Agreement (Page 59)

In connection with the transactions contemplated by the merger agreement, Leonard H. Lavin and Carol L. Bernick, our chairman emeritus and executive chairman, respectively, certain trusts for the benefit of Mr. Lavin and/or his descendants, including Ms. Bernick, and a partnership whose partners are trusts for the benefit of one or more of such individuals, which we refer to collectively as the Lavin family stockholders, entered into a stockholder agreement with Unilever USA pursuant to which they agreed, among other things, to vote certain shares of Alberto Culver common stock owned by them in favor of the merger, subject to certain exceptions. Those shares represent approximately 12% of the outstanding shares of Alberto Culver common stock.

Common Stock Ownership of Directors and Executive Officers (Page 63)

As of [—], 2010, the record date for the special meeting, the directors and executive officers of Alberto Culver, including the directors and executive officers party to the stockholder agreement, beneficially owned in the aggregate approximately [—] shares of Alberto Culver common stock entitled to vote at the special meeting, representing approximately [—]% of the outstanding shares of Alberto Culver common stock.

Opinion of Credit Suisse (Page 19)

On September 26, 2010, Credit Suisse Securities (USA) LLC, which we refer to as Credit Suisse, rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Credit

Suisse’s written opinion dated the same date) to the effect that, as of September 26, 2010, and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders.

Credit Suisse’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger and did not address any other aspect or implication of the merger, or the stockholder agreement or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 34)

The receipt of cash for shares of Alberto Culver common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Alberto Culver common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign and other tax laws) of the merger.

Interests of Alberto Culver’s Directors and Executive Officers in the Merger (Page 28)

In considering the recommendation of the Alberto Culver board of directors to adopt the merger agreement you should be aware that Alberto Culver’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Alberto Culver stockholders. The Alberto Culver board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the merger agreement, the merger and the other transactions contemplated the merger agreement. All of Alberto Culver’s executive officers are parties to change in control severance agreements with Alberto Culver, each of which provides severance and other benefits in the case of qualifying separations from service in connection with a change in control of Alberto Culver, including the consummation of the merger. Alberto Culver’s executive officers and directors participate in certain other plans and arrangements that provide for payments upon the acceleration of vesting and other payments upon a change in control of Alberto Culver, including the consummation of the merger. Executive officers and directors of Alberto Culver have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive consummation of the merger.

Appraisal Rights (Page 37)

Under Delaware law, Alberto Culver stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger (Page 52)

Conditions to Each Party’s Obligations. Our, Unilever USA’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•

the expiration or termination of (i) any waiting period applicable to the merger required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and (ii) any agreement with any governmental entity not to consummate the merger;

•

the receipt, expiration or termination, as applicable, of all waivers, consents, approvals and waiting periods under any competition, merger control, antitrust or similar law or regulation in each jurisdiction agreed to by the parties and as may be necessary in any other jurisdiction; and

•

no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition is in effect that would, and there is no pending or threatened suit, action or proceeding by any governmental entity that would reasonably be expected to, prevent, make illegal or prohibit the consummation of the merger.

Conditions to Alberto Culver’s Obligations. Our obligations to effect the merger are subject to the further satisfaction by Unilever USA and/or Merger Sub or waiver by us of the following conditions:

•

Unilever USA’s and Merger Sub’s representations and warranties (i) with respect to their corporate power and authority to execute and deliver the merger agreement and consummate the merger and state takeover laws are true and correct in all material respects and (ii) contained in the remainder of the merger agreement, in each case disregarding any exception as to materiality or Parent Material Adverse Effect (as such term is described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”), shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect, in each case as of the date of the merger agreement and as of the date of the closing of the merger as though made on the date of the closing of the merger (unless such representations and warranties speak as of a specified date, in which case as of such specified date), and we have received a certificate to that effect; and

•

Unilever USA’s and Merger Sub’s performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger, and we have received a certificate to that effect.

Conditions to Unilever USA’s and Merger Sub’s Obligations. Unilever USA’s and Merger Sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•

our representations and warranties (i) with respect to the absence of any material adverse effect on us and our subsidiaries from September 30, 2009 to the date of the merger agreement shall be true and correct; (ii) with respect to our subsidiaries, our outstanding options, our indebtedness, our corporate power and authority to execute the merger agreement and consummate the merger, the required vote of our stockholders, state takeover laws and brokers and financial advisers, in each case disregarding any exception as to materiality or material adverse effect, shall be true and correct in all material respects and (iii) contained in the remainder of the merger agreement, in each case disregarding any exception as to materiality or material adverse effect, shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably expected to have a material adverse effect, in each case as of the date of the merger agreement and as of the date of the

v

closing of the merger as though made on the date of the closing of the merger (unless such representations and warranties speak as of a specified date, in which case as of such specified date), and Unilever USA has received a certificate to that effect;

•

our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date, and Unilever USA has received a certificate to that effect; and

•

no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition is in effect, and there is no pending or threatened suit, action or proceeding by any governmental entity, that would reasonably be expected to result in a substantial detriment.

The concept of a material adverse effect with respect to us and our subsidiaries is described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties.” The concept of substantial detriment is described in the section of this proxy statement titled “The Merger Agreement—Efforts to Consummate the Merger; Regulatory Matters.”

No Solicitation (Page 48)

The merger agreement provides that we and our subsidiaries may not solicit or negotiate takeover proposals (as that term is described in the section of this proxy statement titled “The Merger Agreement—No Solicitation”). However, under certain circumstances the merger agreement permits us to respond to certain written takeover proposals we receive and, subject to payment of a termination fee, terminate the merger agreement to enter into a definitive agreement to effect a superior proposal (as that term is described in the section of this proxy statement titled “The Merger Agreement—No Solicitation”).

Termination of the Merger Agreement (Page 53); Termination Fee (Page 55)

Unilever USA and Alberto Culver may terminate the merger agreement at any time upon mutual written consent of the parties. Other circumstances under which Unilever USA or Alberto Culver may terminate the merger agreement are described in the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement”.

We are required to pay Unilever USA a termination fee of $125,000,000 if the merger agreement is terminated following our board of directors’ change of its recommendation in favor of the merger or our acceptance of a superior proposal (as such term is described in the section of this proxy statement titled “The Merger Agreement—No Solicitation”) from another party or under certain other circumstances, all as described in the section of this proxy statement titled “The Merger Agreement—Transaction Fees and Expenses; Termination Fee”.

Unilever USA is required to pay us a termination fee of $125,000,000 under certain circumstances relating to a failure to obtain antitrust approvals. See the section of this proxy statement titled “The Merger Agreement—Transaction Fees and Expenses; Termination Fee”.

Regulatory Approvals (Page 35)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice, which we refer to as the Antitrust Division, and the Federal Trade Commission, which we refer to as the FTC, by Alberto Culver and Unilever USA and the applicable waiting period has expired or been terminated. We are also required to obtain competition and antitrust approvals in Canada, Argentina, Mexico, the Republic of South Africa, Italy, the United Kingdom and the Republic of Ireland. Approvals may also be required in certain other jurisdictions. We and Unilever USA have been preparing required antitrust and competition law filings. While we expect to obtain all required competition and antitrust approvals, we cannot assure you that these competition and antitrust approvals will be obtained or that the granting of these competition and antitrust approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. For a discussion of the parties’ obligations to use certain efforts to obtain regulatory approvals for the merger, see the section of this proxy statement titled “The Merger Agreement—Efforts to Consummate the Merger; Regulatory Matters.”

Current Market Price of Common Stock (Page 62)

Alberto Culver common stock trades on the New York Stock Exchange, which we refer to as the NYSE, under the ticker symbol “ACV.” The closing sale price of Alberto Culver common stock on the NYSE on September 24, 2010, the last full trading day prior to date of the public announcement of merger agreement, was $31.48. On [—], 2010, the last full trading day prior to the date of this proxy statement, the closing price of Alberto Culver common stock on the NYSE was $[—]. You are encouraged to obtain current market quotations for Alberto Culver common stock in connection with voting your shares.

Delisting and Deregistration of Alberto Culver Common Stock (Page 36)

If the merger is completed, shares of Alberto Culver common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Q:	Why am I receiving this document?

A:	You are receiving this proxy statement because our board of directors is soliciting proxies for use at the special meeting being held to consider and vote upon the proposal to adopt the merger agreement, among other proposals.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible. However, the merger cannot be completed until the merger agreement is adopted by our stockholders, and Unilever and we obtain various antitrust and competition law approvals in various jurisdictions. We are working with Unilever to obtain those approvals in an expeditious manner and, as of the date hereof, are uncertain when they will all be received.

Q:	Who can vote and attend the special meeting?

A:	Holders of record of outstanding shares of Alberto Culver common stock as of the close of business on [—], 2010, the record date for the special meeting, are entitled to receive notice of, attend and vote or be represented by proxy at the special meeting and any adjournment or postponement of the special meeting. Each share of Alberto Culver common stock outstanding as of the close of business on the record date is entitled to one vote on each matter properly brought before the special meeting.

Q:	What vote of our stockholders is required to adopt the merger agreement or to approve an adjournment of the special meeting?

A:	The affirmative vote of a majority of the outstanding shares of Alberto Culver common stock entitled to vote thereon is required to adopt the merger agreement. If a quorum is present, approval of the proposal to adjourn the special meeting to solicit additional proxies requires the affirmative vote of a majority of the outstanding shares of Alberto Culver common stock present in person or by proxy at the special meeting and entitled to vote on the matter.

If a quorum is not present at the special meeting, the special meeting may be adjourned by the chairman of the meeting or the vote of a majority of the shares of Alberto Culver common stock entitled to vote at the special meeting and present in person or by proxy.

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to adopt the merger agreement, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or if your shares are held by your broker, bank or other nominee (i.e. in “street name”) and fail to give voting instructions to your broker, bank or other nominee on how to vote your shares, it will have the same effect as a vote against the proposal to adopt the merger agreement.

With respect to the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies, if you fail to cast your vote in person or by proxy or, if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee on how to vote your shares, it will not have any effect on the outcome of the vote on that proposal. If you vote to abstain from the proposal, it will have the same effect as a vote against the adjournment proposal.

Q:	How does the Alberto Culver board of directors recommend that I vote?

A:	The Alberto Culver board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting.

Q:	How do I cast my vote?

A:	If you are a holder of record of Alberto Culver common stock as of the close of business on the record date, you may authorize a proxy to vote your shares at the special meeting or you may vote your shares in person at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by telephone or via the Internet by following the instructions on the enclosed proxy card.

Q:	How do I cast my vote if my shares of common stock are held of record in “street name”?

A:	If you hold your shares of common stock in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not vote your shares unless you provide instructions on how to vote. You should receive a voting instruction form from the broker, bank or other nominee that is the record holder of your shares. You must follow the directions on the voting instruction form to provide your broker, bank or other nominee with instructions on how to vote your shares. The inability of your broker, bank or other nominee to vote your shares will have the same effect as a vote against the proposal to adopt the merger agreement and will have no effect on the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. If your shares are held in “street name,” please refer to the voting instruction form used by your broker, bank or other nominee, or contact them directly, to see if you may submit voting instructions using the Internet or telephone.

Q:	How will proxy holders vote my shares of common stock?

A:	If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of common stock will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting by or at the direction of our board of directors or any adjournment or postponement of the special meeting.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:	If you held your shares of Alberto Culver common stock as of the close of business on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for the shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own shares of common stock as a record holder as of the close of business on the record date, you may revoke a previously authorized proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by authorizing your proxy by telephone or Internet at a later date than your previously authorized proxy, by filing a written revocation of your proxy with our Secretary or by voting in person at the special meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

Q:	Should I send in my certificates representing shares of common stock now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange shares of common stock for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARES WITH YOUR PROXY.

Q:	What will happen to the common stock that I currently own after completion of the merger?

A:	Following the completion of the merger, your shares of common stock will be cancelled and will represent only the right to receive your portion of the merger consideration. Trading in Alberto Culver common stock on the NYSE will cease and price quotations for Alberto Culver common stock will no longer be available.

Q:	Where can I find more information about the company?

A:	We file certain information with the Securities and Exchange Commissions, which we refer to as the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.alberto.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See the section of this proxy statement titled “Where You Can Find More Information” on page 65.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. The Alberto Culver board of directors is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies. We expect to pay Innisfree M&A Incorporated a fee not to exceed $75,000 for its services. We will also pay additional fees to Innisfree M&A Incorporated depending upon the extent of additional services requested by us and reimburse Innisfree M&A Incorporated for expenses it incurs in connection with its engagement by us. We also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like record holders forward the solicitation materials to the beneficial owners of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the merger, you should contact our proxy solicitation agent, Innisfree M&A Incorporated, as follows:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call Toll-Free: (877) 750-9501

Banks and Brokers May Call Collect: (212) 750-5833

If you hold your shares through a broker, bank or other nominee, you also should call your broker, bank or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [—], 2010

The Notice of Special Meeting of Stockholders, this proxy statement, and all of Alberto Culver’s filings with the SEC that are incorporated in this proxy statement by reference are available at www.[—].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “believes,” “estimates,” “anticipates,” “continues,” “predicts,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. Such statements are based on our management’s current expectations and assessments of risks and uncertainties and reflect various assumptions concerning anticipated results, which may or may not prove to be correct. Some of the factors that could cause actual results to differ materially from estimates or projections contained in such forward-looking statements include:

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the ability to retain certain of our key employees;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the adoption of the merger agreement by our stockholders or other conditions to the completion of the transaction not being satisfied, or the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	Unilever’s ability to meet expectations regarding the timing and completion of the merger;

•	the pattern of brand sales;

•	competition within the relevant product markets;

•	loss of one or more key customers;

•	inability of efficiency initiatives to improve our margins;

•	loss of one or more key suppliers or contract packers;

•	inability to protect our intellectual property;

•	the disruption of normal business activities due to our implementation of a new worldwide ERP system;

•	manufacturing and supply chain disruptions;

•	adverse changes in currency exchange rates;

•	special demands by key customers;

•	risks inherent in acquisitions, divestitures and strategic alliances, including, without limitation, undisclosed liabilities and obligations for which we may have limited or no recourse;

•	risks inherent in expanding in existing geographic locations and entering new geographic locations;

•	the risk that the expected cost savings related to reorganizations and restructurings may not be realized;

•	the effects of a prolonged United States or global economic downturn or recession;

•	health epidemics;

•	unavailability of raw materials or finished products;

•	increases in costs of raw materials and inflation rates;

•

events that negatively affect the intended tax free nature of the distribution of our shares in connection with the separation of Alberto Culver and Sally Beauty Holdings, Inc. involving Clayton, Dubilier & Rice in 2006, which we refer to as the spinoff;

•	changes in costs;

•	the unanticipated costs and effects of legal or administrative proceedings;

•	adverse weather conditions; and

•	variations in political, economic or other factors such as interest rates, availability of credit, tax changes, legal and regulatory changes or other external factors over which we have no control.

These forward-looking statements speak only as of the date of this proxy statement, or in the case of forward-looking statements contained in documents incorporated in this proxy statement by reference, the date of such documents, and there is no undertaking to update or revise them as more information becomes available except as required by law. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2009, March 31, 2010 and June 30, 2010, filed with the SEC on February 4, 2010, May 7, 2010 and August 5, 2010, respectively.

THE COMPANIES

Alberto Culver Company

Alberto Culver Company develops, manufactures, distributes and markets beauty care products as well as food and household products in the United States and more than 100 other countries. Our beauty care products marketed in the United States include the TRESemmé, Alberto VO5, Nexxus and Consort lines of hair care products, the St. Ives and Noxzema lines of skin care products, FDS feminine deodorant sprays and the Motions, Soft & Beautiful, Just For Me, TCB and Comb-Thru lines of multicultural hair care products. Food and household products sold in the United States include Mrs. Dash salt-free seasoning blends, Static Guard anti-static spray, Molly McButter butter flavored sprinkles, SugarTwin sugar substitute and Kleen Guard furniture polish. In the United Kingdom and Europe, we sell products which include the TRESemmé, Alberto VO5, Alberto Balsam and Andrew Collinge lines of hair care products and the Simple and St. Ives lines of skin care products. In Canada, we sell most of the products marketed in the United States along with the Alberto European line of hair care products. Our products marketed in Latin America include the TRESemmé, Alberto VO5, Folicure and Antiall lines of hair care products, the St. Ives line of skin care products, Veritas soap and deodorant body powder products and Farmaco soap products. Our principal markets in Latin America are Mexico, Puerto Rico, the Caribbean, Argentina and Chile. Our beauty care products, including TRESemmé, Alberto VO5, St. Ives and the various multicultural hair care brands, are also sold in Australia and New Zealand and portions of Asia and Africa. We also perform custom label manufacturing of other companies’ beauty care products in the United States. Our principal executive offices are located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, and our phone number is (708) 450-3000.

Unilever

The Unilever Group is one of the world’s leading suppliers of consumer goods in more than 100 countries. Consumers use the Unilever Group’s products approximately two billion times every day. The Unilever Group’s portfolio includes eleven €1 billion brands, and global leadership in many categories in which it operates. The portfolio features iconic brands such as Dove, TIGI, Lux, Axe/Lynx, Omo/Persil/Ala/Skip, Domestos/Glorix, Knorr, Hellmann’s, and Lipton. The Unilever Group has around 163,000 employees and generated annual sales of €40 billion in 2009.

Unilever PLC and Unilever N.V., together with their group companies, operate effectively as a single economic entity. Unilever USA is one of the group companies of Unilever PLC and Unilever N.V. in the United States. Unilever N.V.’s principal executive offices are located at Weena 455, 3013 AL, Rotterdam, The Netherlands, and its phone number is +31 (0)10 217 4000. Unilever PLC’s principal executive offices are located at 100 Victoria Embankment, London, England EC4Y 0DY and its phone number is +44 (0)20 7822 5252. Unilever USA’s principal executive offices are located at 800 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and its phone number is (201) 894-4996.

ACE Merger, Inc.

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Unilever USA, and was formed solely for the purpose of facilitating Unilever USA’s acquisition of Alberto Culver. Unilever USA has informed us that Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into Alberto Culver and will cease to exist. Merger Sub’s principal executive offices are located at 800 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and its telephone number is (201) 894-4996.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Alberto Culver’s stockholders as part of the solicitation of proxies by the Alberto Culver board of directors for use at the special meeting to be held on [—], starting at [—] a.m. central time, at [—], or at any postponement or adjournment thereof. The purpose of the special meeting is for Alberto Culver’s stockholders to consider and vote on:

•

a proposal to adopt the merger agreement, which provides for, among other things, the merger of Merger Sub with and into Alberto Culver, with Alberto Culver continuing as the surviving corporation and a wholly-owned subsidiary of Unilever USA and the conversion of each share of Alberto Culver common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Unilever USA, Merger Sub or Alberto Culver or with respect to which appraisal rights have been properly demanded) into the right to receive $37.50 in cash, without interest and less applicable withholding taxes;

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	such other business as may properly come before the special meeting by or at the direction of our board of directors or any adjournments or postponements of the special meeting.

We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, the holders of proxies, if properly authorized, will have discretion to vote on those matters in accordance with their best judgment.

Record Date and Quorum

We have fixed the close of business on [—], 2010 as the record date for the special meeting, and only holders of record of Alberto Culver common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. As of the record date, there were [—] shares of Alberto Culver common stock outstanding and entitled to vote. Each holder of record of Alberto Culver common stock on the record date will be entitled to one vote for each share owned of record as of the close of business on the record date.

A majority of the shares of Alberto Culver common stock outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Alberto Culver common stock present in person or represented at the special meeting but not voted, including shares of Alberto Culver common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned by the chairman of the meeting or a majority of the shares present in person or by proxy at the meeting and entitled to vote at the special meeting.

Vote Required for Approval

Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Alberto Culver common stock entitled to vote thereon. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. In addition, if your shares are held in street name by a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares on the proposal to adopt the merger agreement in the absence of specific instructions from you. These non-voted shares will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Alberto Culver common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal. If you fail to provide your broker with instructions on the proposal, your shares will not be counted as shares present and entitled to vote on the proposal to adjourn the special meeting and will have no effect on the vote to adjourn the special meeting.

As of the record date, Alberto Culver’s directors and executive officers held and are entitled to vote, in the aggregate, approximately [—] shares of Alberto Culver common stock, representing approximately [—]% of Alberto Culver’s outstanding common stock. Our directors and executive officers have informed us that they intend to vote the shares of Alberto Culver common stock “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. Pursuant to a stockholder agreement entered into with Unilever USA, Leonard H. Lavin and Carol L. Bernick, our chairman emeritus and executive chairman, respectively, and certain Lavin family stockholders have agreed, among other things, to vote certain shares of Alberto Culver common stock owned by them in favor of the merger, subject to certain exceptions. Those 11,842,778 shares represent approximately [—]% of the [—] outstanding shares of Alberto Culver common stock as of the record date, and 11,815,028 of those shares are included in the shares referenced above as to which directors and executive officers are entitled to vote.

Votes will be tabulated by the inspector of elections of the special meeting, who will separately tabulate affirmative and negative votes and abstentions.

Proxies and Revocation

Stockholders of record as of the close of business on the record date may vote their shares of Alberto Culver common stock by:

•	submitting their proxy by telephone by following the instructions on the enclosed proxy card;

•	submitting their proxy via the Internet by following the instructions on the enclosed proxy card;

•	signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope; or

•	appearing and voting in person at the special meeting.

Whether or not you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares will be voted at the special meeting. If you properly authorize a proxy but no direction is given on how to vote your shares, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the discretion of the proxies on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof.

If your shares of Alberto Culver common stock are held in “street name” by a broker, bank or other nominee, you will receive a voting instruction form from your broker, bank or other nominee with instructions that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee. Brokers who hold shares of Alberto Culver common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, such brokers will not have such discretion with respect to the proposals contained in this proxy statement as such proposals are not considered “routine” proposals. Therefore, if you do not provide voting direction to your broker in accordance with the instructions provided by such broker, your shares held in “street name” will not be voted. Accordingly, such uninstructed shares will have the effect of votes “AGAINST” the adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting.

Proxies received by Alberto Culver at any time before the vote being taken at the special meeting, which have not been revoked or changed before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Alberto Culver common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

•

by delivering to Alberto Culver’s principal executives offices at 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attn: Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of Alberto Culver common stock and bearing a later date; or

•	by submitting a new proxy by telephone or via the Internet on a later date but prior to the date of the special meeting.

If you are a “street name” holder of Alberto Culver common stock, you may change or revoke your vote by submitting new voting instructions to your brokerage firm, bank or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Questions with respect to the authorization or revocation of any proxies should be directed to:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call Toll-Free: (877) 750-9501

Banks and Brokers May Call Collect: (212) 750-5833

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for any reason. Alberto Culver’s amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and that no new record date need be fixed for the adjourned meeting if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting. If no quorum exists, the chairman of the meeting or the holders of a majority of Alberto Culver shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. If a quorum is present, approval of the proposal to adjourn the meeting will require the affirmative vote of the holders of a majority of the shares of Alberto Culver common stock present in person or by proxy at the special meeting and entitled to vote on the matter. Abstentions will have the same effect on the proposal to adjourn the meeting as a vote “AGAINST” the proposal. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Alberto Culver’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Appraisal Rights

Under Delaware law, stockholders of record who do not vote in favor of adopting the merger agreement will have the right to have the “fair value” of their shares of Alberto Culver common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation in lieu of receiving the merger consideration, but only if they properly demand an appraisal of their shares and otherwise comply with all applicable requirements of Delaware law, which are summarized in the section of this proxy statement titled “Appraisal Rights” on page 37. The ultimate amount that dissenting stockholders receive in an appraisal proceeding may be more than, less than, or the same as, the amount that such stockholders would have received under the merger agreement. If a stockholder intends to exercise appraisal rights, among other things, the stockholder must:

•	send a written demand to us for appraisal in compliance with Delaware law before the vote on adopting the merger agreement at the special meeting;

•	not vote for the proposal to adopt the merger agreement; and

•	continuously hold its shares of Alberto Culver common stock from the date such stockholder makes the demand for appraisal through the effective date of the merger.

If a stockholder votes for the proposal to adopt the merger agreement, it will waive its rights to seek appraisal of its shares of Alberto Culver common stock under Delaware law. Also, merely voting against or abstaining with respect to the proposal to adopt the merger agreement will not protect a stockholder’s rights to an appraisal. Failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights as described in the section of this proxy statement titled “Appraisal Rights” on page 37. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement and the relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex D to this proxy statement.

Solicitation of Proxies

We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting. We expect to pay Innisfree M&A Incorporated a fee not to exceed $75,000 for its services. We will also pay additional fees to Innisfree M&A Incorporated depending upon the extent of additional services requested by us and reimburse Innisfree M&A Incorporated for expenses it incurs in connection with its engagement by us. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Alberto Culver common stock that the brokers and other fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 or collect at (212) 750-5833.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See the section of this proxy statement titled “Where You Can Find More Information” for more information regarding where you can request any of the documents incorporated by reference in this proxy statement or other information concerning Alberto Culver.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Alberto Culver and its board of directors regularly consider strategic alternatives in order to enhance stockholder value, including, from time to time, a possible sale of the Company.

On April 20 and 21, 2010, our board of directors met to review with management the Company’s long-range strategic business plan. While our board of directors and management shared the view that continued growth of the Company’s businesses at historic rates was achievable, our directors recognized that it would require greater levels of investment, which in turn would affect the Company’s risk profile.

On or about April 28, 2010, an investment banker purporting to represent another company involved in our industry, which we refer to as Company A, contacted Carol Bernick, the executive chairman of our board of directors, to discuss whether Ms. Bernick would be interested in meeting with a senior officer of Company A. In subsequent phone calls with Ms. Bernick and Gary Schmidt, a senior vice president and the general counsel and secretary of the Company, the investment banker confirmed that the purpose of the meeting would be to discuss a possible acquisition of the Company.

On May 5, 2010, our board of directors spoke via teleconference to discuss the inquiry by the investment banker. Representatives of our legal counsel, Sidley Austin LLP, which we refer to as Sidley, also participated. Representatives of Sidley discussed the fiduciary duties of our directors and other legal matters. After discussion of the contact by the investment banker purportedly on behalf of Company A, our directors agreed that Ms. Bernick should meet with the officer of Company A if the officer was interested in doing so. Mr. Schmidt subsequently conveyed Ms. Bernick’s willingness to have such a meeting to the investment banker and directed him to advise the officer of Company A to contact her if he was interested in such a meeting. Although there were several generalized communications over the next several weeks with the investment banker, Ms. Bernick was never contacted by the officer.

On June 9, 2010, our board of directors spoke via teleconference. Representatives of Sidley also participated. Our directors discussed the communications with the investment banker regarding Company A and concluded that the investment banker had been operating without Company A’s authorization. Representatives of BDT & Company, LLC, which we refer to as BDT, then joined the teleconference. As the chair of the Company’s audit committee and Mr. Schmidt had previously been advised, our directors were advised that BDT had recently provided an analysis for the Lavin family regarding the family’s holdings, including its ownership interest in the Company. (The senior principal of BDT, Byron Trott, had previously advised the Company in connection with its 2006 transaction involving Sally Beauty Holdings, Inc., when he was a senior investment banker at a global investment bank.) Representatives of BDT delivered a presentation based upon the analysis it had completed for the Lavin family, which had been prepared from publicly available information regarding the Company and the personal care industry. The representatives of BDT noted that the Unilever Group might be potentially interested in a possible transaction, due to its publicly articulated strategy, its relative position in the personal care category as a regulatory matter and its financial capacity. Representatives of Sidley discussed the fiduciary duties of our directors and other legal matters. Our directors engaged in an extensive discussion with representatives of BDT. Based on discussions among directors prior to the teleconference regarding the possible retention of BDT or other financial advisors and with the intention of utilizing the services of BDT on behalf of our board of directors, our directors requested that BDT review non-public information about the Company and prepare a detailed analysis of a possible transaction on behalf of our board of directors for consideration at its next meeting.

On June 11, 2010, at the direction of our board of directors, members of our management team met with representatives of BDT to discuss the Company’s long-range strategic business plan. Subsequently, BDT conducted further due diligence with respect to the Company in order to prepare its analysis for our board of directors.

On June 22, 2010, our board of directors met in person. Representatives of Sidley were also present. Our board of directors was informed that the Lavin family’s engagement of BDT had been previously terminated. Our board of directors authorized the retention of BDT as a financial advisor in order to assist the Company in an analysis and consideration of strategic alternatives, including the possible sale of the Company. Our board of directors recognized that if it determined to pursue a sale of the Company, it would retain an additional investment banking firm to render an opinion as to fairness, as it was BDT’s policy not to deliver such opinions. Representatives of BDT delivered a presentation regarding its analysis of the Company and its strategic alternatives, and indicated that, based on the factors outlined by BDT in the June 9 teleconference, the Unilever Group would be the party most likely to be interested in a possible acquisition of the Company. Representatives of BDT suggested that the Unilever Group would be likely to offer a higher price for the Company if it were offered an opportunity to reach a negotiated transaction. Following discussion, our board of directors unanimously authorized BDT to approach the Unilever Group to determine whether and at what value level it might be interested in acquiring the Company. Our board of directors made clear that, in seeking such information, it had not determined to sell the Company but desired to obtain such information that would permit it to evaluate better whether it was in the best interests of the Company’s stockholders for the Company to pursue, as an independent company, the long-range business plan discussed at the April 20-21 board meetings. Following the board meeting, we entered into an engagement letter with BDT.

On June 28, 2010, a representative of BDT contacted Paul Polman, the chief executive officer of the Unilever Group, to discuss whether it had any interest in discussing with the Company a potential combination. The representative conveyed to Mr. Polman that our board of directors had not reached a determination to sell the Company, but that it was seeking information as to whether and at what value level the Unilever Group would be interested in acquiring the Company to allow it to better evaluate its strategic alternatives. Mr. Polman indicated that he was familiar with the Company and that he would contact BDT in one to two weeks to discuss the matter further after reviewing publicly available information about the Company.

On July 12, 2010, Mr. Polman contacted a representative of BDT and conveyed that the Unilever Group might be interested in considering an acquisition of the Company. They agreed to schedule a meeting among the Unilever Group, the Company and certain of their respective representatives on July 20, 2010.

On July 20, 2010, Mr. Polman met with Ms. Bernick, V. James Marino, the president and chief executive officer of the Company, and representatives of BDT to discuss a possible transaction. In the meeting, Mr. Polman expressed a preliminary interest in the Unilever Group possibly acquiring the Company in an all-cash transaction and indicated that the Unilever Group would be in a position to propose a preliminary valuation range after conducting further review of the Company and its financial performance based on publicly available information.

On July 21, 2010, our board of directors met in person at a regularly scheduled meeting. Representatives of BDT and Sidley were also present. Ms. Bernick, Mr. Marino and representatives of BDT reported on the recent communications and meeting with the Unilever Group. Our board of directors discussed a possible transaction with the Unilever Group, and representatives of Sidley discussed the fiduciary duties of our directors and, together with representatives of BDT, reviewed certain timing, transaction structure and other considerations.

On July 27, 2010, representatives of BDT spoke with representatives of the Unilever Group’s financial advisor, Morgan Stanley & Co., which we refer to as Morgan Stanley, to discuss certain assumptions that Morgan Stanley planned to incorporate in its financial models for purposes of valuing the Company.

On August 12, 2010, Morgan Stanley called BDT and indicated that the Unilever Group would be interested in exploring the possibility of acquiring the Company at a price per share between $33.00 and $38.00 in cash, but that it was more likely to be at the lower end of that range based on the limited information regarding the Company available to the Unilever Group as of that date.

On August 12, 2010, our board of directors met telephonically. Representatives of BDT and Sidley also participated. Representatives of BDT reported to our board of directors regarding its recent communications with Morgan Stanley and the terms of the indication of interest received that morning. Our board of directors discussed the proposed $33.00 to $38.00 per share valuation range, and expressed disappointment that the Unilever Group was likely to focus on the lower end of the valuation range. Our board of directors directed BDT to continue its discussions with the Unilever Group regarding the proposed valuation range.

On August 15, 2010, a representative of BDT called Mr. Polman to discuss the Unilever Group’s proposed valuation range. The BDT representative informed Mr. Polman that the Company board of directors was disappointed with the breadth and level of the proposed valuation range and the particular focus on the lower half of it. Mr. Polman indicated that the proposed range was preliminary and that non-public information would be required before the Unilever Group would confirm a more specific valuation level.

On August 16, 2010, Mr. Polman called Ms. Bernick to discuss the proposed valuation range, and the need for non-public information in order to be willing to offer a price that approached or exceeded the higher end of the range.

On August 17, 2010, our board of directors met telephonically. Representatives of BDT and Sidley also participated. Ms. Bernick and the representatives of BDT reported on their conversations with Mr. Polman and Morgan Stanley. Representatives of BDT reviewed certain preliminary valuation information with our board of directors, and representatives of Sidley discussed the fiduciary duties of the directors and other legal matters. Our board of directors discussed potential responses to the indication of interest. Ms. Bernick, Mr. Marino and representatives of BDT suggested that our board of directors respond with a valuation range of between $37.00 and $41.00 per share. Our board of directors also considered whether to contact other potential buyers if a price above $37.00 per share could not be reached with the Unilever Group, but after discussing other potential buyers and considering advice from representatives of BDT, among other things, concluded that financial bidders would not be able to offer as much as strategic buyers, and that involving additional strategic buyers in a sale process would be undesirable because it would require sharing more confidential information with competitors and potentially be disruptive to the business and the negotiations with the Unilever Group, without a reasonable likelihood of another party being able to offer a higher price than the Unilever Group. Following the discussion, our board of directors directed BDT to communicate to the Unilever Group a proposed price range of $37.00 to $41.00 per share as the basis on which the Company would be prepared to allow the Unilever Group to conduct additional due diligence.

On August 18, 2010, a representative of BDT contacted Mr. Polman and informed him of the $37.00 to $41.00 per share valuation range. Mr. Polman indicated that the Unilever Group would need to conduct due diligence of non-public information in order to determine whether it was prepared to offer a price in that range.

On August 21, 2010, we entered into a confidentiality agreement with Unilever United States, Inc. to facilitate the exchange of confidential information.

On August 23, 2010, members of our senior management team made presentations to the Unilever Group’s management team and representatives of Morgan Stanley regarding the Company’s business. During this meeting, certain financial projections that had been previously prepared by the Company’s management team were shared with the Unilever Group’s management team. See the section of this proxy statement titled “—Financial Projections.” At the conclusion of the meetings, Mr. Polman informed Ms. Bernick that the Unilever Group would continue its due diligence review and that he would revert to the board of directors of Unilever N.V. and Unilever PLC for authorization to submit a revised per share valuation.

On August 30, 2010, our board of directors met telephonically. Representatives of BDT and Sidley also participated. Ms. Bernick, Mr. Marino and representatives of BDT reported on communications with the Unilever Group since the August 17 board meeting, including a review of the August 23 meeting and the status of the Unilever Group’s due diligence review. Representatives of Sidley discussed the fiduciary duties of our directors and other legal matters. Our board of directors discussed timing and transaction structure considerations, as well as possible next steps upon receipt of a revised indication of price from the Unilever Group.

On September 6, 2010, representatives of Morgan Stanley called representatives of BDT and informed them that the Unilever Group would be willing to acquire the Company at a price per share of $35.00.

On September 7, 2010, our board of directors met telephonically. Representatives of BDT and Sidley participated. Ms. Bernick reported on recent developments and the receipt of the revised price proposal from the Unilever Group. Our directors expressed disappointment with the $35.00 per share offer price and discussed a possible response.

Later on September 7, 2010, Mr. Polman called Ms. Bernick to follow up on the discussion between representatives of Morgan Stanley and BDT. Ms. Bernick conveyed disappointment with the $35.00 per share offer price and that our board of directors had been expecting a price at the higher end of the price range previously communicated to Mr. Polman. Mr. Polman indicated that he could not offer $40.00 or $39.00 per share but that he had some flexibility above $35.00 or $36.00 per share, if such a valuation were consistent with the ongoing due diligence review. In addition, Mr. Polman explained that he would need to understand what price level would likely be acceptable to our board of directors. Ms. Bernick indicated that she would be prepared to recommend to our board of directors that a price of $38.00 per share be accepted, but that she could not assure Mr. Polman that our board of directors would be willing to accept such a price.

Later on September 7, 2010, Ms. Bernick spoke to several directors to determine whether they would be supportive of a price of $38.00 per share.

Later on September 7, 2010, Ms. Bernick called Mr. Polman and indicated that she had spoken with certain other members of our board of directors and that our board of directors might be willing to support a transaction at a price of $38.00 per share.

Between September 7, 2010 and September 10, 2010, the Unilever Group received and analyzed further non-public information with respect to the Company.

On September 8, 2010, our board of directors met telephonically. Representatives of BDT and Sidley also participated. Ms. Bernick reported on her conversations with Mr. Polman. Our board of directors directed Ms. Bernick to communicate a willingness to accept a price of $38.00 per share. Our directors also discussed the retention of a second financial advisor for purposes of rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received by our stockholders in the possible transaction with the Unilever Group.

On September 10, 2010, Ms. Bernick and Mr. Polman spoke telephonically, and Mr. Polman indicated that the Unilever Group would be willing to acquire the Company at a price of $37.50 per share, subject to the Unilever Group’s completion to its satisfaction of its due diligence review. Ms. Bernick agreed to recommend that price to our board of directors if the Unilever Group would be prepared to complete its due diligence review and negotiate a definitive agreement within a reasonably expeditious timeframe.

On September 10, 2010, our board of directors met telephonically. Representatives of BDT and Sidley also participated. Ms. Bernick communicated the Unilever Group’s proposed price of $37.50 per share. Our directors discussed with representatives of BDT the proposed per share consideration, and discussed with representatives of Sidley certain anticipated provisions of a merger agreement, including those that would permit the Company to accept a higher bid, if one were made after the entry into a definitive agreement. After discussion, our directors unanimously supported the continuation of discussions with the Unilever Group regarding a transaction at $37.50 per share. Our board of directors also discussed the possible retention of Credit Suisse to advise our board of directors with respect to the fairness from a financial point of view of the proposed price per share. Our directors directed management to negotiate an engagement letter with Credit Suisse.

On September 10, 2010, representatives of Sidley and representatives of the Unilever Group’s legal counsel, Cravath, Swaine & Moore LLP, which we refer to as Cravath, discussed potential structures for the proposed transaction.

Between September 10, 2010 and September 27, 2010, the Unilever Group, Cravath, Morgan Stanley and PricewaterhouseCoopers LLP, an additional advisor to the Unilever Group, continued their due diligence review of the Company.

On September 17, 2010, Cravath distributed an initial draft of the merger agreement to Sidley and an initial draft of the stockholder agreement to the Lavin family’s legal counsel, Neal, Gerber & Eisenberg LLP, which we refer to as Neal Gerber.

Also on September 17, 2010, we contacted Credit Suisse to request that they begin to prepare a preliminary financial analysis of the proposed transaction in anticipation of being engaged by our board of directors at its next meeting.

On September 20, 2010, our board of directors met in person. Representatives of BDT and Sidley were also present. Representatives of Sidley reviewed the terms of the Credit Suisse engagement letter, which our board of directors unanimously approved, at which time representatives of Credit Suisse joined the meeting and the engagement letter was executed with an effective date of September 17, 2010. Representatives of BDT reported on events since the September 10 teleconference and the status of the Unilever Group’s due diligence review. Representatives of Sidley discussed the fiduciary duties of our directors, reviewed with our directors the terms of the draft merger agreement and possible negotiating responses, and outlined antitrust considerations associated with the proposed transaction. Representatives of Credit Suisse and representatives of BDT then presented their respective preliminary financial analyses of the proposed transaction.

Between September 20, 2010 and September 27, 2010, Cravath, Sidley and representatives of the Unilever Group and the Company negotiated the terms of the merger agreement. The key transaction terms discussed by the Unilever Group, the Company and their respective counsel included the circumstances under which termination fees would be payable by either party and the amounts of such termination fees, covenants by Unilever USA and the Unilever Group to take certain actions in seeking the receipt of antitrust approvals, the scope of the representations and warranties to be made by the Company and the treatment of the Company’s non-executive officer employees during the pendency of the transaction and following the consummation of the merger.

Between September 21, 2010 and September 27, 2010, representatives of the Unilever Group, the stockholders party to the stockholder agreement (principally trusts for the benefit of members of the Lavin family), Cravath and Neal Gerber negotiated the terms of the stockholder agreement.

On September 22, 2010, our board of directors met telephonically. Representatives of BDT, Credit Suisse and Sidley also participated. Representatives of BDT reported on discussions with Morgan Stanley since the September 20 board meeting, management reported on the status of the Unilever Group’s due diligence review and representatives of Sidley reported on the status of merger agreement negotiations.

On September 26, 2010, our board of directors met in person to consider approval of the merger agreement. Representatives of BDT, Credit Suisse and Sidley were also present. Representatives of Sidley discussed the fiduciary duties of our directors and reviewed with the directors the terms of the draft merger agreement and related documentation, and the terms of the draft stockholder agreement. BDT presented its comments on the proposed merger and reiterated its belief that the Unilever Group was the most logical buyer of all potential strategic buyers because of its publicly articulated strategy, its relative position as a regulatory matter and its financial capacity. Also at this meeting, Credit Suisse reviewed with our board of directors certain financial analyses, as described in the section of this proxy statement titled “—Opinion of Credit Suisse,” and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion), that, as of September 26, 2010, and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. After discussion and considering the factors described in the section of this proxy statement titled “—Reasons for the Merger,” our board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Subsequent to the September 26 board meeting, the stockholders party to the stockholder agreement completed the negotiation of the terms of that agreement through their counsel, Neal Gerber.

Early in the morning on September 27, 2010, the Company, Unilever USA, Merger Sub, Unilever PLC and Unilever N.V. executed the merger agreement and Unilever USA and the other parties to the stockholder agreement executed the stockholder agreement.

On September 27, 2010, prior to the opening of trading on the London Stock Exchange, the Unilever Group issued a press release announcing the execution of the merger agreement. Prior to the opening of trading on the NYSE, the Company issued a press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of Alberto Culver’s Board of Directors

Our board of directors has unanimously (i) determined that the entry into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are in the best interests of Alberto Culver and its stockholders, (ii) approved, and declared advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) determined that the merger consideration is fair to the stockholders of Alberto Culver entitled to receive the merger consideration; and (iv) recommended that our stockholders vote in favor of adoption of the merger agreement.

Over the course of several meetings of our board of directors beginning in May of 2010, its members, in consultation with our senior management team and outside legal and financial advisors, considered a variety of factors, including:

•	The current and historical financial condition and results of operations of the Company.

•	The Company’s financial projections and the risks associated with its ability to meet such projections if it were to continue to operate as a standalone company.

•	The fact that continued growth of the Company’s businesses at historic rates would require greater levels of investment, which in turn would affect the Company’s risk profile.

•	Increasing competition faced by the Company, with many of the Company’s competitors being substantially larger and more diversified and having significantly greater financial resources.

•	Continuing challenges posed by extensive regulation world-wide with respect to the Company’s products.

•	The possibility that the effects of a soft economy in many of the Company’s key geographic areas might persist for an extended period.

•	Other possible strategic alternatives to the merger and the feasibility, risks and uncertainties associated with each alternative.

•

The likelihood that the merger will be completed given Unilever’s financial condition, the parties’ respective covenants to take certain actions in connection with any opposition to the merger from antitrust regulators and the limited closing conditions.

•

The opinion of Credit Suisse, dated September 26, 2010, to the Company’s board of directors as to the fairness, from a financial point of view as of the date of the opinion, of the consideration to be received by the holders of the Company’s common stock in the merger, as more fully described below in the section of this proxy statement titled “—Opinion of Credit Suisse”, as well as the respective financial analyses presented to the Company’s board of directors by Credit Suisse and BDT on September 26, 2010.

•

The fact that the $37.50 per share price to be paid in the merger represents a premium of more than 33% to the Company’s 12-month volume weighted average share price (for the 12-month period ended September 24, 2010) and an 18% premium to the Company’s all-time high share price (after taking into account the spinoff in 2006).

•	The terms of the merger agreement that, subject to certain limitations, allow the Company to provide confidential information and engage in discussions with respect to unsolicited takeover proposals.

•

The belief that it is unlikely that a third party would be interested in acquiring the Company on terms more favorable than those offered by Unilever. This belief was based upon (i) the statements of the

Company’s financial advisors that the $37.50 per share price is beyond the reach of financial buyers and (ii) BDT’s statements at the time of the initiation of the discussions with Unilever (reconfirmed on the date of the approval meeting) that Unilever is the most logical buyer of all potential strategic buyers because of its publicly articulated strategy, its relative position in the personal care category as a regulatory matter and its financial capacity. The board of directors of the Company considered these statements (as well as concerns about sharing competitive information with multiple potential strategic bidders and potential disruption to the Company’s ongoing business) in determining to proceed only with Unilever in the pre-signing period.

•	The fact that the $37.50 per share price in the merger agreement was the result of several price increases made by Unilever during the negotiation process.

•	The fact that the consideration to be received by the Company’s stockholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value.

•	The fact that the Company’s stockholders will be entitled to appraisal rights under Delaware law.

•	The recommendation of the Company’s senior management team in favor of the transaction.

•

The proposed execution of a stockholder agreement by certain Lavin family stockholders, Ms. Bernick and Mr. Lavin in connection with the execution of the merger agreement, pursuant to which they would agree to vote certain shares of the Company’s common stock owned by them in favor of adoption of the merger agreement, subject to certain conditions.

•	The terms and conditions of the merger agreement, and the course of negotiation thereof, including:

•	the $125 million termination fee;

•	the $125 million reverse termination fee;

•	the conditions to Unilever USA’s obligation to complete the merger, including the absence of a financing condition and the absence of a need for a vote of the Unilever Parents’ stockholders;

•	the conditions to each party’s obligation to complete the merger, including the condition that the merger is subject to the adoption of the merger agreement by the Company’s stockholders;

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Unilever’s commitment to take certain actions in connection with any opposition to the merger from antitrust regulators, including the size of the divestitures that Unilever USA or its affiliates would be required to make to obtain antitrust clearance;

•

the structure of the transaction as a merger, which will result in detailed public disclosure and a substantial period of time prior to consummation of the merger during which any unsolicited superior proposal can be considered; and

•

the Company’s right, in the exercise of the board’s fiduciary duties, to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions (including Unilever USA’s rights to match competing bids) and the payment of a termination fee of $125 million.

Our board of directors also considered certain risks and other potentially negative factors concerning the merger, including:

•	The fact that, following the merger, the Company’s stockholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in its value.

•	The possibility that if the merger were not consummated, the Company would have incurred significant transaction and opportunity costs.

•	For United States federal income tax purposes, the receipt of the cash merger consideration will be a taxable transaction.

•	The restrictions that the merger agreement places on the Company’s ability to solicit competing proposals.

•

The requirement that the Company pay a termination fee of $125 million if it terminates the merger agreement under certain circumstances and Unilever USA’s rights to match competing bids, which could act as possible deterrents to other potential bidders.

•

The possible disruption to the Company’s business that might result from the announcement of the merger, including the resulting distraction of the attention of the Company’s senior management, and the impact on our employees and our relationships with existing and prospective customers, suppliers, business partners and other third parties.

•

The restrictions on the conduct of the Company’s business prior to completion of the merger which could delay or prevent the Company from undertaking business opportunities that might arise pending completion of the merger.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but, we believe, includes all material factors considered by our board of directors. Our board of directors also considered certain interests our directors and executive officers have in the merger that are different from, or in addition to, those of our stockholders, which are described in the section of this proxy statement titled “—Interests of Alberto Culver’s Directors and Executive Officers in the Merger” on page 28. Based on the factors outlined above, the board of directors determined that the entry into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are in the best interests of Alberto Culver and its stockholders, and that the merger consideration is fair to the stockholders of the Company entitled to receive the merger consideration.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Opinion of Credit Suisse

We retained Credit Suisse in connection with the merger to advise us with respect to the fairness of the merger consideration. We requested that Credit Suisse evaluate the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the merger. On September 26, 2010, our board of directors met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with the board of directors certain financial analyses, as described below, and rendered its oral opinion to the board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion) that, as of September 26, 2010, and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders.

The full text of Credit Suisse’s opinion, dated September 26, 2010, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Credit Suisse in connection with its opinion, is attached as Annex C of the proxy statement and is incorporated into this proxy statement by reference in its entirety. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse’s opinion was provided to our board of directors in connection with its evaluation of the consideration to be received by the holders of our common stock in the merger and Credit Suisse’s opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. Credit Suisse’s opinion addresses only the fairness to the holders of our common stock, from a financial point of view, of the consideration and does not address any other aspect or implication of the merger or the stockholder agreement or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of the Credit Suisse opinion and is qualified in its entirety by reference to the full text of the opinion attached as Annex C, which you are encouraged to read in its entirety.

In arriving at its opinion, Credit Suisse, among other things:

•	reviewed drafts of the merger agreement and certain related agreements, dated September 25, 2010;

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with Credit Suisse by the Company;

•	met with the Company’s management to discuss the business and prospects of the Company;

•

considered certain financial and stock market data of the Company, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of the Company;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. Credit Suisse also assumed, with the Company’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Credit Suisse also assumed, with the Company’s consent, that the executed merger agreement and related agreements would be in substantially the same form as the drafts reviewed by Credit Suisse. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such evaluations or appraisals.

Credit Suisse’s opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, to the holders of the Company’s common stock of the consideration to be received in the merger and did not address any other aspect or implication of the merger or the stockholder agreement or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the consideration or otherwise. The issuance of Credit Suisse’s opinion was approved by its authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse’s opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to the Company nor did it address the Company’s underlying decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

In preparing its opinion to the Company’s board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s analyses described below is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant methods of financial, comparative and other analyses and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that the totality of its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered financial information regarding the Company as of September 24, 2010 and business, economic, industry and market conditions, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction or business used in Credit Suisse’s analyses for comparative purposes is identical to the Company or the proposed merger. An evaluation of the results of Credit Suisse’s analyses is not entirely mathematical. Rather, Credit Suisse’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions analyzed. The results of each analysis were taken into account in reaching its overall conclusion with respect to fairness and Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Credit Suisse’s analyses and the implied reference ranges indicated by Credit Suisse’s analyses are illustrative and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and the control of Credit Suisse. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined by the Company and Unilever, and the decision to enter into the merger was solely that of the Company’s board of directors. Credit Suisse’s opinion and financial analyses were provided to the Company’s board of directors in connection with its consideration of the proposed merger and were among many factors considered by the board of directors of the Company in evaluating the proposed merger. Neither Credit Suisse’s opinion nor its financial analyses were determinative of the consideration or of the views of the Company’s board of directors or the Company’s management with respect to the Merger.

The following is a summary of the material financial analyses performed by Credit Suisse for the Company’s board of directors in connection with the preparation of Credit Suisse’s opinion and reviewed with the Company’s board of directors at a meeting held on September 26, 2010. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:

Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options, warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness and capital lease obligations less the amount of cash and cash equivalents on its balance sheet), preferred stock and minority interests as of that date.

EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

EPS—generally the relevant company’s earnings per share of common stock.

Unless the context indicates otherwise, enterprise and per share equity values used in the selected companies analysis described below were calculated using the closing price of the Company’s common stock and the common stock of the selected companies listed below as of September 24, 2010, and the enterprise value and per share equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions.

Selected Companies Analysis

Credit Suisse reviewed certain financial data, multiples and ratios for the following seventeen publicly traded companies in the home, health and personal care industry, referred to as HHPC.

HHPC—Large Cap Companies

Procter & Gamble Co.

Unilever PLC

L’Oreal SA

Colgate-Palmolive Company

Reckitt Benckiser Group PLC

Kimberly-Clark Corporation

Henkel AG & Co. KGaA

Avon Products Inc.

Kao Corporation

Clorox Corporation

Estee Lauder Companies Inc.

Beiersdorf AG

Shiseido Company Limited

HHPC—Mid Cap Companies	Energizer Holdings Inc. Church & Dwight Co. Inc. Revlon Inc. Elizabeth Arden Inc.

Although none of the selected companies are directly comparable to the Company, the selected companies were chosen because they are publicly traded companies that operate in a similar industry as the Company and have lines of business and financial and operating characteristics similar to the Company. Credit Suisse determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to the Company or have similar principal lines of business or financial or operating characteristics to the Company, Credit Suisse did not specifically identify any other companies for this purpose. Credit Suisse calculated the multiples and ratios for the selected companies using closing stock prices as of September 24, 2010 and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared, among other things, enterprise values as a multiple of calendar years 2010 and 2011 estimated EBITDA and stock price as a multiple of calendar year 2010 and 2011 estimated EPS. Credit Suisse then applied reference ranges of selected multiples for the selected companies to corresponding financial data of the Company, using calendar year 2010 and 2011 EBITDA and net income estimates derived from EBITDA and net income estimates provided by the Company’s management as described in the section of this proxy statement titled “—Financial Projections” on page 25. This analysis indicated the following implied per share equity reference range for the Company’s common stock, as compared to the consideration per share payable in the merger:

Implied Per Share Equity Reference Range for Alberto Culver Company	Consideration Per Share
$26.77 – $32.35	$37.50

Selected Transactions Analysis

Credit Suisse reviewed certain transaction multiples in the following 36 selected publicly announced transactions, which involved companies with businesses in the HHPC industry publicly announced between May 2001 and July 2010 for which relevant financial data was publicly available:

Acquiror	Target
Global Brands
Reckitt Benckiser Group PLC	SSL International PLC
Shiseido Company Limited	Bare Escentuals, Inc.
Sanofi-Aventis	Chattem, Inc.
Procter & Gamble Co.	Sara Lee Corp. (Air Care Brands)
Johnson & Johnson	Pfizer Consumer Healthcare Limited
L’Oreal SA	The Body Shop International PLC
Reckitt Benckiser Group PLC	Boots Healthcare International Ltd.
Procter & Gamble Co.	Gillette Co.
Procter & Gamble Co.	Wella AG
Procter & Gamble Co.	Clairol, Inc.

Regional Brands
Estee Lauder Companies Inc.	Smashbox Beauty Cosmetics Inc.
Alberto Culver Company	Simple Health & Beauty Limited
Unilever PLC	Sara Lee Corp. (global personal care & European detergents)
Unilever PLC	Tony & Guy USA, Inc. (TIGI product business & education academies)
Alberto Culver Company	Procter & Gamble Co. (Noxzema skin care brand)
Johnson & Johnson	Beijing Dabao Cosmetics Co. Ltd.
L’Oreal SA	YSL Beauty Limited—YSL Beauté
Coty, Inc.	DLI Holding Corporation AKA Del Laboratories Inc.
Clorox Corporation	Burt’s Bees, Inc.
Energizer Holdings Inc.	Playtex Products Inc.
Playtex Products Inc.	Tiki Hut Holding Company, Inc
Chattem, Inc.	Johnson & Johnson and Pfizer Inc.
The Dial Corporation, a subsidiary of Henkel AG & Co. KGaA	Procter & Gamble Co. (brands including Right Guard and Soft & Dri)
Kao Corporation	Kanebo Cosmetics Inc.
Kao Corporation	Molton Brown Group, Ltd.
Coty, Inc	Unilever Cosmetics International (Perfume business)
Henkel AG & Co. KGaA	Advanced Research Laboratories, Inc.
Henkel AG & Co. KGaA	The Dial Corporation
Kao Brands Company, a subsidiary of Kao Corporation	John Frieda Professional Hair Care, Inc.

Financial Sponsors
BC Partners Limited	Spotless Group SAS
CI Capital Partners LLC	KIK Custom Products
The Carlyle Group	Philosophy Inc.
Lion Capital LLP	American Safety Razor Company
Kelso & Company	Del Laboratories Inc. (a/k/a DLI Holding Corporation)
Duke Street Capital Limited	Accantia Health & Beauty Limited (n/k/a Simple Health & Beauty Limited)
Candover Investments PLC	Ontex NV

While none of the companies (other than the Company) that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purposes of this analysis, may be considered similar to certain operations of the Company.

For the selected transactions, based on publicly available financial information with respect to the target companies and the selected transactions, Credit Suisse calculated enterprise value as a multiple of the target company’s EBITDA over the last 12 months preceding the announcement of the transaction, which we refer to as LTM. Credit Suisse then applied a reference range of selected multiples for the selected transactions to corresponding financial data of the Company using LTM EBITDA estimates as of September 30, 2010, giving pro forma effect to the Company’s acquisition of Simple Health & Beauty Limited, which closed on December 18, 2009, which we refer to as the Simple acquisition, on a pro forma basis for the full fiscal year, as described in the section of this proxy statement titled “—Financial Projections” on page 25. This analysis indicated the following implied per share equity reference range for the Company’s common stock as compared to the consideration per share payable in the merger:

Implied Per Share Equity Reference Range for Alberto Culver Company	Consideration Per Share
$33.75 – $41.19	$37.50

Discounted Cash Flow Analysis

Credit Suisse performed a discounted cash flow analysis of the Company in order to calculate the estimated present value of the unlevered, after tax free cash flows for the Company for the fiscal years ending September 30, 2011 through September 30, 2015, based on estimates provided to Credit Suisse by the Company’s management as described in the section of this proxy statement titled “—Financial Projections” on page 25. Credit Suisse calculated estimated terminal values of the Company in 2015 by applying a range of multiples from 9.0x to 11.0x to the 2015 estimated EBITDA of the Company. The range of multiples was selected based on a review of the Company’s and other companies’ current and historical trading multiples reviewed in connection with the companies identified under the caption “—Selected Companies Analysis”. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 7.0% to 8.5% based on the Company’s weighted average cost of capital. This analysis indicated the following implied per share reference range for the Company’s common stock as compared to the equity consideration per share payable in the merger:

Implied Per Share Equity Reference Range for Alberto Culver Company	Consideration Per Share
$34.66 – $42.21	$37.50

Confirmation of Opinion

As described in greater detail in the section of this proxy statement titled “—Financial Projections” on page 25, on October 11, 2010, subsequent to the execution of the merger agreement, Credit Suisse was provided certain updated financial forecasts that the Company had provided to Unilever on September 19, 2010 and certain additional updated financial forecasts derived from the updated financial forecasts provided to Unilever. These updated financial forecasts were not reflected in the financial analysis performed by Credit Suisse and presented to the Company’s board of directors on September 26, 2010 or in the preparation of Credit Suisse’s opinion dated as of September 26, 2010. At a meeting of the Company’s board of directors held on October 13, 2010, at the Company’s request, Credit Suisse confirmed, after consultation with its internal committee, that if Credit Suisse had been provided the updated financial forecasts set forth in the section of this proxy statement titled “—Financial Projections” on page 25 prior to September 26, 2010, its opinion that as of September 26, 2010 the consideration to be received by the holders of the Company’s common stock in the merger was fair, from a financial point of view, to such stockholders would not have changed.

Miscellaneous

The Company engaged Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to the Company’s engagement letter with Credit Suisse for its financial advisory services in connection with the merger, the Company agreed to pay Credit Suisse a fee customary for transactions of this nature. Such fee was paid upon the rendering of Credit Suisse’s opinion; no portion of the fee paid or payable to Credit Suisse was contingent upon the conclusions in its opinion or is contingent upon the consummation of the merger. In addition, the Company has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement.

Credit Suisse and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to the Company and its affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. During the past two years, these services have included acting as a financial advisor to the Company in connection with the Simple acquisition and in connection with the Company’s sale of Cederroth International AB. Credit Suisse may in the future provide financial advice and services to the Company, Unilever PLC, Unilever N.V. or Unilever USA and their respective affiliates for which Credit Suisse would expect to receive compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and Unilever and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Financial Projections

The Company does not as a matter of course publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company is including in this proxy statement certain financial forecasts that were shared with Unilever and its advisors in the course of due diligence and with the Company’s advisors. These financial forecasts were not prepared with a view toward public disclosure or compliance with generally accepted accounting principles in the United States, which we refer to as GAAP, or with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Neither the Company’s independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability. The auditors’ reports incorporated by reference into this proxy statement relate to the Company’s historical financial information. The auditors’ reports do not extend to prospective financial information and should not be read to do so. In addition, the Company’s financial advisors did not prepare, and assume no responsibility for, the Company’s financial forecasts.

Furthermore, the financial forecasts included in this proxy statement:

•	necessarily make numerous assumptions, many of which are beyond the control of the Company or Unilever and may not prove to be accurate;

•

do not necessarily reflect revised prospects for the Company’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

The following is a summary of forecasts the Company provided to Unilever and its advisors and to Credit Suisse: (i) projected net sales of approximately $1.586 billion, $1.711 billion, $1.837 billion and $1.953 billion for the fiscal years ending September 30, 2010, 2011, 2012 and 2013, respectively, (ii) projected earnings before interest and taxes, which we refer to as EBIT, of approximately $228 million, $256 million, $289 million and $325 million for the fiscal years ending September 30, 2010, 2011, 2012 and 2013, respectively, (iii) projected net income for the fiscal year ending September 30, 2010 of approximately $155 million, (iv) projected earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, and projected net income for the fiscal year ending September 30, 2013 of approximately $360 million and $219 million, respectively, (v) projected diluted earnings per share for the fiscal year ending September 30, 2013 of $2.17, (vi) projected depreciation and amortization, which we refer to as D&A, for the fiscal years ending September 30, 2010 and 2013 of $30 million and $34 million, respectively, (vii) projected increases in working capital for the fiscal years ending September 30, 2010 and 2013 of $25 million and $0, respectively, (viii) projected capital expenditures for the fiscal years ending September 30, 2010 and 2013 of $40 million and $45 million, respectively, and (ix) projected deferred taxes/stock option expense of $13 million for each of fiscal years ending September 30, 2010 and 2013. The projections of fiscal year 2010 EBIT and net income excluded restructuring expenses, earnings from the settlement of a dispute with a supplier, expenses related to the voluntary withdrawal of select products in the Company’s relaxer kit business and transaction expenses related to the Simple acquisition. In addition, the projection of fiscal year 2010 net income also excluded a tax benefit resulting from an intercompany dividend payment and other non-recurring discrete tax items.

In addition to the forecasts described above, the Company provided the following forecasts to Credit Suisse: (i) projected net sales for the fiscal years ending September 30, 2014 and 2015 of approximately $2.075 billion and $2.206 billion, respectively, (ii) projected EBIT for the fiscal years ending September 30, 2014 and 2015 of approximately $351 million and $379 million, respectively, (iii) projected EBITDA of approximately $258 million, $288 million, $322 million, $388 million and $417 million for the fiscal years ending September 30, 2010, 2011, 2012, 2014 and 2015, respectively, (iv) projected net income of approximately $172 million, $194 million, $237 million and $255 million for the fiscal years ending September 30, 2011, 2012, 2014 and 2015, respectively, (v) projected D&A of $31 million, $33 million, $37 million and $39 million for the fiscal years ending September 30, 2011, 2012, 2014 and 2015, respectively, (vi) projected increases in working capital of $8 million for the fiscal year ending September 30, 2011 and $0 for each of the fiscal years ending September 30, 2012, 2014 and 2015, (vii) projected capital expenditures of $45 million in each of the fiscal years ending September 30, 2011 and 2012 and $40 million in each of the fiscal years ending September 30, 2014 and 2015 and (viii) projected deferred taxes/stock option expense of $13 million, $13 million, $7 million and $3 million for the fiscal years ending September 30, 2011, 2012, 2014 and 2015, respectively. The projection of fiscal year 2010 EBITDA excluded restructuring expenses, earnings from the settlement of a dispute with a supplier, expenses related to the voluntary withdrawal of select products in the Company’s relaxer kit business and transaction expenses related to the Simple acquisition. Credit Suisse used the Company’s projections of net sales, EBITDA, EBIT and net income for the fiscal year ending September 30, 2010 to calculate, with the Company’s consent and management’s guidance, pro forma net sales, EBITDA, EBIT and net income for the fiscal year ending September 30, 2010 of approximately $1.598 billion, $271 million, $241 million and $164 million, respectively, to give effect to the Simple acquisition on a pro forma basis for the full fiscal year. The Company’s projections of EBIT, D&A, increases in working capital, capital expenditures and deferred taxes/stock option expense for the fiscal years ending September 30, 2011 through 2015 were used to calculate projected unlevered free cash flows for the Company of $167 million, $199 million, $225 million, $244 million and $261 million for the fiscal years ending September 30, 2011, 2012, 2013, 2014 and 2015 using an assumed effective tax rate of approximately 31.5 percent. Credit Suisse, with the Company’s consent and management’s guidance, performed these calculations of projected unlevered free cash flows for use in Credit Suisse’s discounted cash flow analysis described in the section of this proxy statement titled “—Opinion of Credit Suisse.”

On September 19, 2010, as part of Unilever’s due diligence investigation, the Company provided to Unilever updated forecasts of net sales and EBIT for the fiscal year ending September 30, 2010 of approximately $1.589 billion and $234 million, respectively, and a forecast of diluted earnings per share for the fiscal quarter ending September 30, 2010 of $0.39 per share. The Company also provided Unilever with the Company’s forecast of net sales for the fiscal quarters ending December 31, 2010 and March 31, 2011 of $410.7 million and $412.3 million, respectively, and its forecast of EBIT for such quarters of $79.5 million and $55.9 million, respectively. These forecasts of net sales and EBIT for the first and second quarter of fiscal year 2011 were consistent with the Company’s forecast of fiscal years 2011 through 2015 described in the paragraph above. The updated forecasts provided to Unilever were not provided to Credit Suisse prior to September 26, 2010 for use in connection with its financial analysis or opinion delivered on September 26, 2010, as described in the section of this proxy statement titled “—Opinion of Credit Suisse” on page 19. On October 11, 2010, in connection with Credit Suisse’s preparation of the confirmation described in the section of this proxy statement titled “—Opinion of Credit Suisse—Confirmation of Opinion” on page 24, Credit Suisse was provided the same updated forecasts provided to Unilever on September 19, 2010, and the following additional forecasts derived from the updated forecasts provided to Unilever: EBITDA and net income for the fiscal year ending September 30, 2010 of approximately $264 million and $159 million, respectively. The projection of diluted earnings per share for the fiscal quarter ending September 30, 2010 excluded restructuring expenses and a tax benefit resulting from an intercompany dividend payment. The projections of fiscal year 2010 EBITDA, EBIT and net income excluded restructuring expenses, earnings from the settlement of a dispute with a supplier, expenses related to the voluntary withdrawal of select products in the Company’s relaxer kit business and transaction expenses related to the Simple acquisition. In addition, the projection of fiscal year 2010 net income also excluded a tax benefit resulting from an intercompany dividend payment and other non-recurring discrete tax items. Credit Suisse used the Company’s projections of net sales, EBITDA, EBIT and net income for the fiscal year ending September 30, 2010 to calculate, with the Company’s consent and management’s guidance, pro forma net sales, EBITDA, EBIT and net income for the fiscal year ending September 30, 2010 of approximately $1.614 billion, $277 million, $247 million and $168 million, respectively, to give effect to the Simple acquisition on a pro forma basis for the full fiscal year.

The financial forecasts included in this proxy statement are not a guarantee of future performance. The Company does not assume any responsibility for the accuracy of the financial forecasts included in this proxy statement. Financial forecasts involve risks, uncertainties and assumptions. The future financial results of the Company and, if the merger is completed, the combined company, may materially differ from those expressed in the financial forecasts due to factors that are beyond the Company’s ability to control or predict. The Company cannot assure you that the financial forecasts will be realized or that its future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. THE COMPANY DOES NOT HAVE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES EXISTING AFTER THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINANCIAL FORECASTS ARE NO LONGER APPROPRIATE.

The financial forecasts included in this proxy statement are forward-looking statements. For more information on factors which may cause the Company’s future financial results to materially vary from those projected in the financial forecasts, see the section of this proxy statement titled “Cautionary Statement

Concerning Forward-Looking Information” beginning on page 5. The Company’s management has prepared its financial forecasts using accounting policies consistent with its annual and interim financial statements. The financial forecasts do not reflect the effect of any proposed or other changes in GAAP that may become effective or may be made in the future. Any such changes could have a material impact to the information shown below.

Interests of Alberto Culver’s Directors and Executive Officers in the Merger

In considering the recommendation of the Alberto Culver board of directors that you vote to adopt the merger agreement, you should be aware that Alberto Culver’s executive officers and directors have interests in the merger that are different from, or in addition to, those of Alberto Culver’s stockholders generally. The Alberto Culver board of directors was aware of and considered these interests, among other matters, in reaching its decision to unanimously approve and declare advisable the merger agreement, the merger and the other transactions contemplated the merger agreement and unanimously determine that the merger consideration is fair to the stockholders of the Company entitled to receive the merger consideration.

Treatment of Stock Options

Each outstanding option to purchase Alberto Culver common stock, whether vested or unvested, will be cancelled at the effective time of the merger in consideration for the fully vested right to receive a cash payment equal to (i) the excess, if any, of $37.50 over the per share exercise price of the option multiplied by (ii) the number of shares of Alberto Culver common stock subject to such option.

The table below shows information on the aggregate number of vested and unvested Alberto Culver stock options held by our directors and executive officers as of October 1, 2010 that will be cancelled in the merger and become fully vested rights to receive the cash payment described in the preceding paragraph (assuming the merger was consummated on such date).

Name	Aggregate Number of Shares Subject to Unvested Options	Cash Payment to be Received for Unvested Options	Aggregate Number of Shares Subject to Vested Options	Cash Payment to be Received for Vested Options	Total Cash Payment to be Received for All Options
Non-Employee Directors
James G. Brocksmith, Jr.	1,625	$23,400	60,201	$1,264,886	$1,288,286
Thomas A. Dattilo	3,700	$63,622	11,100	$190,865	$254,487
Jim Edgar	1,625	$23,400	60,201	$1,264,886	$1,288,286
George L. Fotiades	3,700	$63,622	11,100	$190,865	$254,487
King Harris	1,625	$23,400	69,422	$1,520,535	$1,543,935
Leonard H. Lavin	—	$—	—	$—	$—
Robert H. Rock	1,625	$23,400	50,980	$1,049,420	$1,072,820
Sam J. Susser	1,625	$23,400	50,980	$1,049,420	$1,072,820
Executive Officers
Carol L. Bernick	103,650	$1,142,124	1,385,903	$28,374,134	$29,516,258
V. James Marino	373,450	$3,628,456	715,133	$11,079,505	$14,707,961
Gina R. Boswell	123,150	$1,189,214	69,650	$721,089	$1,910,303
Richard J. Hynes	64,800	$634,902	100,600	$1,448,693	$2,083,595
Kenneth C. Keller, Jr.	89,100	$831,950	35,000	$358,575	$1,190,525
Ralph J. Nicoletti	107,675	$1,161,820	126,225	$1,674,656	$2,836,476
Mary A. Oleksiuk	41,550	$422,979	24,150	$270,729	$693,708
Gary P. Schmidt	63,700	$625,277	62,950	$801,301	$1,426,578
All Directors and Executive Officers as a Group (16 persons)	982,600	$9,880,966	2,833,595	$51,259,559	$61,140,525

Ms. Bernick and Mr. Hynes have met the definition of retirement under the Employee Stock Option Plan of 2006 and, accordingly, no longer have any risk of forfeiture on their unvested options if their employment was terminated prior to the vesting dates of the unvested stock options. Messrs. Marino and Schmidt will meet the definition of retirement in June 2011 and November 2011, respectively, and, accordingly, would no longer have any risk of forfeiture on their unvested stock options if their employment was terminated after those dates.

Treatment of Restricted Stock

Each outstanding share of Alberto Culver common stock subject to vesting or other forfeiture restrictions will be converted in the merger into a fully vested right to receive a cash payment of $37.50.

The table below shows information on the aggregate number of shares of restricted stock held by our directors and executive officers as of October 1, 2010 that will become vested and be converted into the right to receive a cash payment of $37.50 (assuming the merger was consummated on such date).

Name	Aggregate Number of Shares of Restricted Stock Subject to Vesting	Cash Payment to be Received for Shares of Restricted Stock
Non-Employee Directors
James G. Brocksmith, Jr.	7,400	$277,500
Thomas A. Dattilo	7,400	$277,500
Jim Edgar	7,400	$277,500
George L. Fotiades	7,400	$277,500
King Harris	7,400	$277,500
Leonard H. Lavin	—	$—
Robert H. Rock	7,400	$277,500
Sam J. Susser	7,400	$277,500
Executive Officers
Carol L. Bernick	2,600	$97,500
V. James Marino	58,650	$2,199,375
Gina R. Boswell	26,450	$991,875
Richard J. Hynes	7,400	$277,500
Kenneth C. Keller, Jr.	20,000	$750,000
Ralph J. Nicoletti	30,100	$1,128,750
Mary A. Oleksiuk	13,550	$508,125
Gary P. Schmidt	7,800	$292,500
All Directors and Executive Officers as a Group (16 persons)	218,350	$8,188,125

All non-employee directors, Ms. Bernick and Mr. Hynes have met the definitions of retirement under the 2006 Restricted Stock Plan and, accordingly, no longer have any risk of forfeiture on their restricted shares if their service on our board of directors or employment was terminated prior to the vesting dates of the restricted shares. Messrs. Marino and Schmidt will meet the definition of retirement in June 2011 and November 2011, respectively, and, accordingly, would no longer have any risk of forfeiture on their restricted shares if their employment was terminated after those dates.

Treatment of Shareholder Value Incentive Plan Performance Units

Under the merger agreement, each outstanding Shareholder Value Incentive Plan performance unit for a performance period not yet completed will be converted into an amount of cash equal to $1,000 multiplied by a fraction, the numerator of which is the number of months during the applicable performance period that have elapsed prior to the merger or, if at least six full calendar months of any fiscal year within the performance period have elapsed prior to the merger, then all calendar months during such fiscal year shall be treated as having elapsed, and the denominator of which is the total number of months during the applicable performance period.

The table below shows information for the number of performance units held by our executive officers as of October 1, 2010 that will be converted into an amount of cash in the merger (assuming the merger was consummated on such date).

Name	Performance Period Ending September 30, 2011		Performance Period Ending September 30, 2012		Total Cash Payment to be Received for All Performance Units
	Aggregate Number of Performance Units	Cash Payment to be Received for Performance Units	Aggregate Number of Performance Units	Cash Payment to be Received for Performance Units
Carol L. Bernick	340	$226,667	340	$113,333	$340,000
V. James Marino	555	$370,000	555	$185,000	$555,000
Gina R. Boswell	150	$100,000	150	$50,000	$150,000
Richard J. Hynes	115	$76,667	115	$38,333	$115,000
Kenneth C. Keller, Jr.	150	$100,000	150	$50,000	$150,000
Ralph J. Nicoletti	150	$100,000	150	$50,000	$150,000
Mary A. Oleksiuk	60	$40,000	60	$20,000	$60,000
Gary P. Schmidt	100	$66,667	100	$33,333	$100,000
All Directors and Executive Officers as a Group (16 persons, including the above)	1,620	$1,080,001	1,620	$539,999	$1,620,000

Management Incentive Plan

The Alberto Culver Management Incentive Plan provides that upon a change in control, each of the executive officers will receive an award calculated by multiplying:

•

the bonus award percentage obtained by (i) taking the financial performance of Alberto Culver from the start of the fiscal year that includes the change in control through the date of the change in control (or, if the date of the change in control is not the last day of a month, to the end of the month immediately preceding the date of the change in control) and comparing it to the performance of Alberto Culver during the same period in the preceding fiscal year and assuming that the rate of financial performance continues for the full fiscal year, and (ii) assuming the executive officer’s individual business objectives, if any, for the year that includes the date of the change in control were achieved at 100% of the target objectives; by

•	the base salary of the officer earned up to and including the date of the change in control.

The consummation of the merger would constitute a change in control under the Management Incentive Plan. The amount to be paid to each executive officer for the performance period beginning October 1, 2010 depends on the date of the closing of the merger and the performance of Alberto Culver through such closing date. Such amounts to be paid cannot be determined at this time. Financial targets and management objectives for our 2011 fiscal year are expected to be approved by the compensation committee of our board of directors later this fall.

Severance Agreements

Each of our executive officers is party to a severance agreement with us pursuant to which the officer is entitled to certain payments and benefits if the officer’s employment is terminated other than for “cause” (as such term is defined in the officer’s agreement) or if the officer resigns for “good reason” (as such term is defined in the officer’s agreement) within two years following a change in control of us. The merger will constitute a change in control under the severance agreements. Specifically, the severance agreements provide for each executive officer to receive:

•

a lump sum payment equal to (i) 2.99 times the executive officer’s “base amount” (as such term is defined in Section 280G(b)(3) of the Code and meaning generally the average of the executive’s taxable compensation over the previous five years) for Messrs. Marino and Schmidt and Ms. Bernick and (ii) 1.99 times the executive officer’s base amount for Messrs. Hynes, Keller and Nicoletti and Ms. Boswell and Ms. Oleksiuk, in each case, as long as such amount, when added to the other payments the executive is entitled to receive and that are subject to the limitations set forth in Section 280G of the Code, does not exceed 2.99 times the base amount (using applicable valuation assumptions under Section 280G of the Code); and

•

continuation of the executive’s medical, accident, disability and life insurance benefits at the rate offered to similarly situated active employees for (i) up to three years in the case of Messrs. Marino and Schmidt and Ms. Bernick and (ii) up to two years in the case of Messrs. Hynes, Keller and Nicoletti and Ms. Boswell and Ms. Oleksiuk.

“Cause” is defined under the severance agreements as:

•

a material breach by the executive of those duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which do not differ in any material respect from the executive’s duties and responsibilities during the six-month period immediately prior to the change in control, which breach is demonstrably willful and deliberate, committed in bad faith or without a reasonable belief such breach is in the best interest of the Company and not remedied in a reasonable period of time after written notice; or

•	the commission by the executive of a felony involving moral turpitude.

The severance agreements define “good reason” as:

•

the assignment to the executive of any duties inconsistent in any material respect with the executive’s positions, duties, responsibilities or status with Alberto Culver immediately prior to the change in control;

•	changes in the executive’s reporting responsibilities, titles or offices as in effect immediately prior to the change in control;

•

any removal or involuntary termination of the executive from Alberto Culver otherwise than as expressly permitted by the severance agreement or any failure to reelect the executive to any position within Alberto Culver held by the executive immediately prior to the change in control;

•

a reduction in the executive’s annual base salary, or the failure by Alberto Culver after the change in control to increase the executive’s base salary each year by an amount that at least equals, on a percentage basis, the average annual percentage increase in the base salary for the executive during the two full fiscal years of Alberto Culver immediately preceding the change in control;

•

any requirement that the executive be based anywhere other than at the facility where the executive is located at the time of the change in control or a substantial increase in the travel obligations of the executive compared to those obligations immediately prior to the change in control;

•

the failure of Alberto Culver to continue in effect any employee benefit plan or compensation plan in which the executive is participating immediately prior to the change in control, unless the executive is permitted to participate in other plans providing substantially comparable benefits, or the taking of any action by Alberto Culver that would adversely affect the executive’s participation in or materially reduce the executive’s benefits under any such plan;

•

the failure of Alberto Culver to (i) provide welfare benefits including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs; (ii) provide fringe benefits; (iii) provide paid vacation; (iv) provide office, office furnishings and secretarial assistance; or (v) reimburse the executive promptly for all reasonable employment expenses, in accordance with, in each case, the most favorable plans, practices, programs and policies of Alberto Culver and its affiliates in effect for the executive immediately prior to the change in control or, if more favorable to the executive, as in effect generally at any time after the change in control with respect to other peer executives of Alberto Culver and its affiliates; or

•	the failure of the Company to obtain an assumption agreement from any successor company.

In addition to the above, the severance agreements also provide for certain payments in accordance with our plans and policies and as required by law, such as the payment of accrued, but unpaid salary and vacation pay and payments under the Management Incentive Plan, the Shareholder Value Incentive Plan and our equity-based compensation plans, as described above.

The table below sets forth as of October 1, 2010 the estimated maximum cash payments to which each of the executive officers would be entitled under the agreements (not taking into account provisions in the agreements that reduce the payment, if necessary, so that the payment, when added to other payments or benefits the executive is entitled to receive under other plans and policies and that are subject to the limitations set forth in Section 280G of the Code, does not exceed 2.99 times the base amount (using applicable valuation assumptions under Section 280G of the Code)) and the value of the continuation of welfare benefits, in each case, to which each executive officer would be entitled if the executive’s employment were terminated without cause or if the executive were to resign for good reason following the consummation of the merger (assuming the merger occurred on such date and the termination occurred immediately thereafter).

Name	Lump Sum Cash Payment	Continuation of Benefits	Total
Carol L. Bernick	$5,046,591	$21,294	$5,067,885
V. James Marino	$7,634,200	$49,134	$7,683,334
Gina R. Boswell	$1,933,043	$3,122	$1,936,165
Richard J. Hynes	$2,745,916	$31,604	$2,777,520
Kenneth C. Keller, Jr.	$1,571,869	$32,158	$1,604,027
Ralph J. Nicoletti	$2,000,034	$32,098	$2,032,132
Mary A. Oleksiuk	$1,022,974	$1,891	$1,024,865
Gary P. Schmidt	$4,276,780	$32,342	$4,309,122
All Directors and Executive Officers as a Group (16 persons, including the above)	$26,231,407	$203,643	$26,435,050

Deferred Compensation

Upon the consummation of the merger, (i) each of our executive officers will become entitled to receive a distribution of his or her account balance under our Executive Deferred Compensation Plans, and (ii) each of our non-employee directors will become entitled to a receive a distribution of his account balance under our Deferred Compensation Plans for Non-Employee Directors, including an amount equal to $37.50 for each Company common stock unit credited under his account in such plans.

The table below sets forth as of October 1, 2010 the aggregate cash payment each executive officer and non-employee director would be entitled to receive under our deferred compensation plans as a result of the merger (assuming the merger was consummated on such date):

Name	Lump Sum Cash Payment
Non-Employee Directors
James G. Brocksmith, Jr.	$—
Thomas A. Dattilo	$357,865
Jim Edgar	$675,321
George L. Fotiades	$464,989
King Harris	$—
Leonard H. Lavin	$—
Robert H. Rock	$—
Sam J. Susser	$296,359
Executive Officers
Carol L. Bernick	$1,906,667
V. James Marino	$1,048,629
Gina R. Boswell	$42,341
Richard J. Hynes	$504,919
Kenneth C. Keller, Jr.	$16,287
Ralph J. Nicoletti	$305,646
Mary A. Oleksiuk	$23,189
Gary P. Schmidt	$426,612
All Directors and Executive Officers as a Group (16 persons)	$6,068,824

Under the Deferred Compensation Plans for Non-Employee Directors, directors are fully vested in their deferred balances at all times (which only represent their own contributions). Under the Executive Deferred Compensation Plans, executive officers are fully vested in the portion of their deferred balance related to their own contributions while the remaining deferred balances representing company contributions are subject to five-year, cliff vesting. As of October 1, 2010, the deferred balances for Mr. Keller, Ms. Boswell and Ms. Oleksiuk were unvested and will become fully vested upon consummation of the merger. As of October 1, 2010, Mr. Nicoletti was vested in $169,287 of his deferred balance (representing his own contribution) and the remainder will become fully vested upon consummation of the merger. Deferred balances for all other executive officers were fully vested as of October 1, 2010.

Other

The merger agreement provides that the surviving corporation will assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of Alberto Culver’s current or former directors or officers as provided in Alberto Culver’s certificate of incorporation and bylaws.

The merger agreement also provides that, prior to the effective time of the merger, Alberto Culver shall, at a cost up to $2,500,000, obtain a six-year extension of its current directors’ and officers’ liability insurance policies, which we refer to as the existing D&O policies. If Alberto Culver fails to do so, Unilever USA or one of its affiliates will be required to maintain the existing D&O policies, or substitute them with Unilever USA’s or one of its affiliates’ policies or coverage through a “tail” insurance policy, for six years from the effective date of the merger. Notwithstanding the foregoing, Unilever USA or its affiliate will not be required to expend on such insurance more than an amount per year equal to 150% of the annual premiums currently paid by Alberto Culver on the existing D&O policies.

In addition to the foregoing arrangements, Alberto Culver’s obligations under existing agreements with certain members or affiliates of the Lavin family, which include an employment agreement with Mr. Lavin, an executive deferred compensation agreement with Ms. Bernick pursuant to which Ms. Bernick will receive $200,000 per year for 15 years upon termination of her employment, a split dollar life insurance agreement and a lease for approximately 1,200 square feet of office space in Alberto Culver’s headquarters, will continue in effect following the merger. Under an agreement that we have with The Ayco Company, L.P., Messrs. Hynes, Keller and Nicoletti will continue to receive financial counseling services for the remainder of the calendar year in which the merger occurs and the following calendar year, at an annual cost to us of approximately $13,000 for each such executive officer.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Alberto Culver common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Alberto Culver common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Alberto Culver common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Alberto Culver common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds the shares of Alberto Culver common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Alberto Culver common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Alberto Culver common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign and other tax laws) of the receipt of cash in exchange for Alberto Culver common stock pursuant to the merger.

The receipt of cash in exchange for shares of Alberto Culver common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Alberto Culver common stock pursuant to the merger will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be a long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. For tax years beginning on or before December 31, 2010, the maximum U.S. federal income tax rate on long-term capital gains for individuals is 15%. Barring congressional action, the maximum U.S. federal income tax rate on long-term capital gains for individuals for tax years beginning after December 31, 2010 will be 20%. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Alberto Culver common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Alberto Culver common stock.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate, unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. For tax years beginning on or before December 31, 2010, the applicable rate is 28%. Barring congressional action, the applicable rate for tax years beginning after December 31, 2010 will be 31%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division and the FTC by Alberto Culver and Unilever USA and the applicable waiting period has expired or been terminated. We are also required to obtain competition and antitrust approvals in Canada, Argentina, Mexico, the Republic of South Africa, Italy, the United Kingdom and the Republic of Ireland. Approvals may also be required in certain other jurisdictions. We and Unilever USA have been preparing the necessary antitrust and competition law filings. While we expect to obtain all required competition and antitrust approvals, we cannot assure you that these competition and antitrust approvals will be obtained or that the granting of these competition and antitrust approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement.

Litigation Related to the Merger

On or about October 5, 2010, Laborers Local 235 Benefit Funds, on behalf of itself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the Court of Chancery of the State of Delaware, captioned Laborers Local 235 Benefit Funds v. Leonard H. Lavin, et al., Case No. 5873. On or about October 6, 2010, the City of Riviera Beach General Employees Retirement System, on behalf of itself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the same court, captioned City of Riviera Beach General Employees Retirement System v. Leonard H. Lavin, et al., Case No. 5876. On or about October 7, 2010, the Oklahoma Firefighters Pension and Retirement System, on behalf of itself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the same court, captioned Oklahoma Firefighters Pension and Retirement System v. Leonard H. Lavin, et al., Case No. 5879. On or about October 13, 2010, KBC Asset Management NV, on behalf of itself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the same court, captioned KBC Asset Management NV v. Leonard H. Lavin, et al., Case No. 5898. On or about October 15, 2010, the Southeastern Pennsylvania Transportation Authority, on behalf of itself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the same court, captioned Southeastern Pennsylvania Transportation Authority v. Carol Lavin Bernick, et al., Case No. 5905. On or about October 13, 2010, Dolores Joyce, on behalf of herself and all other similarly situated stockholders of Alberto Culver, filed a purported class action complaint in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, captioned Dolores Joyce v. Leonard H. Lavin, et al., Case No. 10CH44626. The six complaints name as defendants Alberto Culver, Alberto Culver’s directors (which, together with Alberto Culver, we refer to as the Alberto Culver defendants), Unilever N.V. and certain other Unilever entities (which, together with Unilever N.V., we refer to as the Unilever defendants).

The lawsuits allege, among other things, that Alberto Culver’s directors breached their fiduciary duties in connection with the negotiation, consideration and approval of the merger agreement by, among other things, agreeing to sell Alberto Culver for inadequate consideration and on otherwise inappropriate terms. The complaints allege that the Unilever defendants aided and abetted, and the complaint filed in Illinois also alleges that Alberto Culver aided and abetted, the alleged breaches of fiduciary duty by the Alberto Culver directors.

Based on these allegations, the lawsuits, among other relief, seek certain injunctive relief, including enjoining of the merger, and damages. They also purport to seek recovery of the costs of the action, including reasonable attorneys fees. Based on the facts known to date, the Alberto Culver defendants believe that the claims asserted in the lawsuits are without merit, and they intend to defend themselves vigorously.

Delisting and Deregistration of Alberto Culver Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the NYSE and will be deregistered under the Exchange Act. Following the closing of the merger, we will no longer be an independent public company.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Alberto Culver common stock as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law, which we refer to as Section 262, in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Alberto Culver common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Alberto Culver’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of Alberto Culver common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Alberto Culver common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Alberto Culver common stock.

All demands for appraisal should be addressed to Alberto Culver’s principal office located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) or, if no certificates were issued, on the Company’s records. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand must state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly delivered a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand by delivering to the surviving corporation a written withdrawal of the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Alberto Culver common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Alberto Culver, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Alberto Culver to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Alberto Culver will file such a petition or that Alberto Culver will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their shares of common stock, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares or, in the case of holders of uncertificated shares, forthwith.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Alberto Culver or Unilever or their respective businesses. Such information can be found elsewhere in this document and in the public filings that Alberto Culver and the Unilever Parents make with the SEC, which are available without charge through the SEC’s website at www.sec.gov.

The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by Alberto Culver and Unilever to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Alberto Culver and Unilever in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between Alberto Culver and Unilever rather than establishing the matters addressed by such representations and warranties as facts.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with Delaware law, at the effective time of the merger, Merger Sub will be merged with and into Alberto Culver and, as a result of the merger, the separate corporate existence of Merger Sub will cease and Alberto Culver will continue as the surviving corporation and become a wholly-owned subsidiary of Unilever USA.

Effective Time; Closing

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Alberto Culver and Unilever USA and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on the date of closing, which will take place on a date to be specified by Unilever USA, Merger Sub and Alberto Culver and which will be no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Unilever USA and us. The parties to the merger agreement will make all other filings and recordings required under the Delaware General Corporation Law as soon as practicable on or after the closing date. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and Unilever USA will satisfy or waive all of the conditions to the closing of the merger. See the section of this proxy statement titled “—Conditions to the Merger” beginning on page 52.

At the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended and restated as set forth in the form attached to the merger agreement, and the bylaws of the surviving corporation will be those of Merger Sub as in effect immediately prior to the effective time of the merger, except that references to the name of Merger Sub will be replaced by the name of the surviving corporation.

Directors and Officers

The merger agreement provides that Merger Sub’s directors and Alberto Culver’s officers immediately prior to the effective time of the merger will be the directors and officers, respectively, of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

The Merger Consideration

By virtue of the merger, each share of Alberto Culver common stock issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive $37.50 in cash, without interest and less any applicable withholding taxes, and cancelled, other than the following shares:

•

shares of Alberto Culver common stock owned by Unilever USA, Merger Sub or Alberto Culver immediately prior to the effective time of the merger, which will be cancelled and no payment made with respect thereto; and

•

shares of Alberto Culver common stock with respect to which appraisal rights are properly demanded, the holders of which will be entitled to the right to receive the fair value of such shares in accordance with appraisal procedures described in the section of this proxy statement titled “Appraisal Rights” (provided, however, that if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal, then such holder’s shares will be deemed to have been converted at the effective time into the right to receive $37.50 per share, in cash, without interest and less any applicable withholding taxes).

Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Unilever USA will designate a paying agent and, on or prior to the effective time of the merger and from time to time after the effective time of the merger, Unilever USA or the surviving corporation will deposit with the paying agent funds in amounts as necessary for the payment of the merger consideration.

As soon as reasonably practicable, but within three business days, after the effective time of the merger, the paying agent will mail to each person who was a holder of record of Alberto Culver common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging such shares of Alberto Culver common stock. After the effective time of the merger, each holder of record of such shares of Alberto Culver common stock will, upon delivery of the required documents, be entitled to receive the merger consideration of $37.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by such holder.

Until surrendered as described above, at any time after the effective time of the merger, each certificate or uncertificated share representing Alberto Culver common stock will be deemed to represent only the right to receive upon its proper surrender the merger consideration. No interest will be paid or will accrue on the cash payable upon surrender of any such certificate or uncertificated share. The cash paid upon surrender of any such certificate or uncertificated share will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Alberto Culver common stock formerly represented by such certificate or uncertificated share.

Treatment of Options, Restricted Stock and Other Equity Awards

Stock Options

At the effective time of the merger, each outstanding option to purchase Alberto Culver common stock, whether vested or unvested, will be cancelled and will be converted into a fully vested right of the holder thereof to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of:

•	the number of shares of Alberto Culver common stock that are subject to such option immediately prior to the effective time, and

•	the excess, if any, of the merger consideration of $37.50 per share over the exercise price per share of Alberto Culver common stock subject to such option.

Restricted Stock

At the effective time of the merger, each share of Alberto Culver common stock that is subject to vesting or other forfeiture restrictions outstanding immediately prior to the effective time will vest and be converted into a fully vested right to receive $37.50, without interest and less any applicable withholding taxes.

Shareholder Value Incentive Plan Performance Units

At the effective time of the merger, each outstanding Shareholder Value Incentive Plan performance unit for a performance period not yet completed will be converted into the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of:

•	$1,000; and

•	a fraction,

•

the numerator of which is the number of months during the applicable performance period that have elapsed prior to the effective time of the merger (provided that if at least six full calendar months in any fiscal year have elapsed, then all calendar months during such fiscal year will be deemed to have elapsed); and

•	the denominator of which is the total number of months during the applicable performance period.

Notwithstanding the foregoing, the above payments will be reduced to the extent that they, when combined with any other payments, benefits or other economic entitlements to the recipient, would exceed 2.99 times the recipient’s base amount (using applicable valuation assumptions under Section 280G of the Code).

Deferred Compensation Plans for Non-Employee Directors

At the effective time of the merger, all Company common stock units credited to the account of each participant in either of the Company’s Deferred Compensation Plans for Non-Employee Directors will be converted into the right to receive a cash payment in an amount equal to the product of (i) the number of such common stock units credited to such account and (ii) $37.50, and such payment will be made in accordance with the terms of such plans.

Representations and Warranties

We have made a number of representations and warranties to Unilever USA and Merger Sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	organization, good standing and qualification and similar corporate matters;

•	ownership of our subsidiaries and other investments;

•	capital structure;

•

our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement, subject to the adoption of the merger agreement by our stockholders;

•	the enforceability of the merger agreement against us;

•

the absence of any violation of our and our subsidiaries’ organizational documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement, our compliance with the terms of the merger agreement and our consummation of the merger and the other transactions contemplated by the merger agreement;

•

the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement, our compliance with the terms of the merger agreement and our consummation of the merger;

•

the furnishing or filing of required reports and other documents by us with the SEC, the material compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the material compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC and the absence of certain types of undisclosed liabilities;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	the information supplied by us in connection with this proxy statement;

•	the absence since September 30, 2009 of any material adverse effect on us and our subsidiaries;

•

the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent, in all material respects, with past practice and with all applicable laws, rules, regulations and treaties and certain other specified provisions of the merger agreement, in each case, from September 30, 2009 to the date of the merger agreement;

•	litigation;

•	certain specified contracts;

•	compliance with all applicable laws and judgments;

•	possession of all permits necessary to operate our business;

•	environmental matters;

•	labor and employee benefit matters;

•	tax matters;

•	real and personal property;

•	intellectual property;

•	the required vote of our stockholders;

•	takeover laws;

•	brokers and financial advisors;

•	our receipt of a fairness opinion from Credit Suisse;

•	insurance policies;

•	our relationships with our largest customers and suppliers;

•	product recalls or withdrawals; and

•	exhibits to agreements provided to Unilever USA.

Some of our representations and warranties are qualified by the concept of a “material adverse effect”. The merger agreement provides, as a general matter, that a “material adverse effect” is any change, event, occurrence, fact, circumstance or development that:

•	has a material adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of us and our subsidiaries, taken as a whole; or

•	would prevent or materially delay the consummation by us of the merger or any of the other transactions contemplated by the merger agreement.

The merger agreement provides that any effect, to the extent it results from any of the following, will be excluded from the determination of whether a material adverse effect has occurred under the first bullet point above:

•

any change relating to the United States economy or securities markets in general (provided that such exclusion only applies to the extent such effect does not disproportionately affect us and our subsidiaries, taken as a whole, in relation to other companies in the industries in which we operate);

•

any change or condition generally affecting the industries in which we and our subsidiaries operate (provided that such exclusion applies only to the extent such effect does not disproportionally affect us and our subsidiaries, taken as a whole, relative to others in such industries);

•

any failure, in and of itself, by us to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement (provided that the underlying facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect);

•

changes in GAAP or in the accounting rules and regulations of the SEC (provided that such exclusion only applies to the extent such changes do not disproportionally affect us and our subsidiaries, taken as a whole, relative to others in the industries in which we and our subsidiaries operate); and

•	acts of war, terrorism or armed hostilities.

Unilever USA and Merger Sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

•	their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

•	the enforceability of the merger agreement against them;

•

the absence of any violation of Unilever USA’s and Merger Sub’s organizational documents, certain contracts or laws and judgments applicable to Unilever USA or Merger Sub as a result of Unilever USA’s or Merger Sub’s execution and delivery of the merger agreement and the consummation of the merger;

•	the accuracy of information supplied by Unilever USA and Merger Sub for inclusion in this proxy statement;

•	Merger Sub’s lack of other operating activity;

•	having sufficient funds for payments under the merger agreement;

•	that neither Unilever USA nor Merger Sub is an “interested stockholder” under Delaware’s takeover statute; and

•	litigation.

Some of the representations and warranties of Unilever USA and Merger Sub are qualified by a “Parent Material Adverse Effect” standard. Parent Material Adverse Effect means any event or condition that prevents or materially delays the consummation by Unilever USA or Merger Sub of the merger or any of the other transactions contemplated by the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the consummation of the merger.

Covenants Regarding Conduct of Business by Alberto Culver Prior to the Merger

In the merger agreement, we have agreed that before the effective time of the merger, subject to certain exceptions, we will carry on our, and we will cause each of our subsidiaries to carry on its, business in all material respects in the ordinary course of business, consistent with past practice and in compliance in all material respects with all applicable laws and, to the extent consistent therewith, use reasonable best efforts to preserve intact our current business organizations, to keep available the services of current officers, employees and consultants and to maintain relationships with customers, suppliers and others having business dealings with us.

In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, our capital stock, voting securities or other equity interests, except for, among other things, regular quarterly cash dividends on shares of our common stock not exceeding $0.085 per share;

•

split, combine or reclassify our capital stock, voting securities or other equity interests, or issue any other securities in respect of, in lieu of or in substitution for, our capital stock, voting securities or other equity interests;

•

purchase, redeem or otherwise acquire any of our capital stock, voting securities or other equity interests or any other of our securities, or any rights, warrants, calls or options to acquire any such capital stock or other securities, except in connection with the forfeiture, exercise or vesting of any options, performance units or restricted stock;

•

issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (i) any capital stock, voting securities or equity interests of us or our subsidiaries, (ii) securities convertible into, or exchangeable or exercisable for, any capital stock, voting securities or other equity interests of us or our subsidiaries, (iii) any options, warrants, calls or other rights to acquire from us or our subsidiaries, any stock, voting securities or equity interests, or (iv) any rights issued by, or other obligations of, us or any of our subsidiaries that are linked to (A) the price of any shares of our capital stock, voting securities or other equity interests of us or our subsidiaries, (B) our value or the value of our subsidiaries or (C) any dividends or other distributions declared or paid by us or our subsidiaries, other than the issuance of shares of our common stock (1) upon the exercise of stock options or the settlement of performance units or common stock units or (2) under our Management Bonus Plan with respect to our 2010 fiscal year;

•	amend our or our subsidiaries’ organizational documents;

•

acquire (i) by merger, consolidation or purchase of all or a substantial portion of the assets of any entity, division or business or all or a substantial portion of the capital stock, voting securities or other equity interests of any entity or (ii) any assets, in the case of (i) and (ii), having a purchase price greater than $500,000, individually, or greater than $5,000,000, in the aggregate, other than (A) capital expenditures and (B) purchases of components, raw materials and supplies in the ordinary course of business consistent with past practice;

•

sell, lease, license or encumber or subject to any lien any of our properties or other assets, subject to certain exceptions for actions in the ordinary course of business consistent with past practice;

•	enter into, modify or amend any lease of real property;

•	incur any indebtedness for borrowed money, guarantee any indebtedness of another person, or issue or sell rights to acquire any debt securities;

•	make any loans, advances or capital contributions to, or investments in, any person, other than us or any of our wholly owned subsidiaries;

•

repay, redeem, repurchase or otherwise retire or make any payment in respect of any indebtedness for borrowed money or any debt securities or any rights, warrants, calls or options to acquire any debt securities;

•	make any capital expenditures that are in excess of $1,500,000 or not in accordance with our fiscal 2011 budget for capital expenditures;

•

pay, discharge, settle or satisfy any material claims (including any claims of stockholders), liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reserved against in our most recent consolidated balance sheet contained in a document filed with the SEC prior to the date of the merger agreement or incurred after the date of such consolidated balance sheet in the ordinary course of business consistent with past practice;

•

(i) cancel any indebtedness, (ii) waive, transfer, grant or release any claims or right of material value, (iii) waive, modify, fail to enforce or consent to any material matter with respect to confidentiality, standstill or similar contracts to which we or our subsidiaries are a party or of which we or our subsidiaries are beneficiaries or (iv) commence any litigation other than in the ordinary course of business consistent with past practice;

•

enter into, modify or amend in any material respect or outside the ordinary course of business, or terminate certain specified contracts or waive, release or assign any material rights or claims under such contracts;

•

enter into, modify, amend or terminate any contract the result of which will adversely affect in any material respect us or our subsidiaries, as a whole, impair in any material respect our ability to perform our obligations under the merger agreement or prevent or materially delay the consummation of the transactions contemplated thereunder;

•

enter into any contract to the extent that consummation of the transactions contemplated by the merger agreement would reasonably be expected to conflict with or result in a violation or breach of, default under, or give rise to a right to terminate, cancel or accelerate any obligation or any obligation to purchase or redeem indebtedness or capital stock, or require Unilever USA to license or transfer its intellectual property or other material assets;

•

subject to certain specified exceptions, (i) adopt, establish, enter into, terminate, amend or modify any collective bargaining, works council, other labor union agreement, benefit plan or benefit agreement; (ii) increase the compensation, bonus opportunities or benefits of, or grant or pay any type of compensation or benefits to, any director or employee who was not previously receiving or entitled to receive such compensation or benefits, except for normal increases in cash compensation for employees (other than directors and officers) in the ordinary course of business consistent with past practice; (iii) pay or provide any amount or benefit not required under any current benefit plan or arrangement, other than base compensation and other amounts or benefits that are not material, in each case that are paid or provided in the ordinary course of business consistent with past practice; (iv) grant or pay to any director or employee any severance, termination, change in control, retention or similar compensation or benefits, or increase the amount of or grant the right to receive such compensation or benefits; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement; (vi) amend or modify any stock option, restricted stock or performance unit, (vii) take any action to fund or secure the payment of compensation or benefits under any employee plan, agreement or arrangement; (viii) accelerate the vesting or payment of any compensation or benefit under an employee benefit plan or agreement or (ix) change any actuarial or other assumption used to calculate pension funding obligations or change the manner in which pension contributions are made or the basis on which such contributions are determined; provided that the restrictions in clauses (i), (ii), (iii) and (v) do not generally apply to newly hired or promoted employees who are not directors or officers;

•	change our fiscal year, or, except as required by GAAP or applicable tax laws, accounting methods, principles or practices;

•	adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

•	authorize, commit, resolve, propose or agree to take any of the foregoing actions.

No Solicitation

We have agreed in the merger agreement that we and our subsidiaries will not, and will not authorize or permit any of our directors, officers or employees or any of our investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives, which are collectively referred to as representatives, to, directly or indirectly:

•	solicit, initiate or knowingly encourage, induce or facilitate any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal; or

•

enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal.

Notwithstanding the foregoing prohibitions, at any time prior to the adoption of the merger agreement by our stockholders, in response to a bona fide written takeover proposal, we may:

•

furnish information to the person (and its representatives) making such takeover proposal pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and Unilever USA, provided that all such information has been provided, or is concurrently provided, to Unilever USA; and

•	participate in discussions or negotiations regarding the terms of such takeover proposal with, and only with, the person (and its representatives) making such takeover proposal.

We may only take these actions if:

•

our board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such takeover proposal is, or is reasonably likely to lead to, a superior proposal (as defined in the merger agreement and described below);

•

the takeover proposal was not solicited after the date of the merger agreement and was made after the date of the merger agreement and did not otherwise result from a breach of the non-solicitation provisions of the merger agreement; and

•

our board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions described above would be inconsistent with its fiduciary duties under applicable law.

A “takeover proposal” is defined in the merger agreement to mean any inquiry, proposal or offer (whether or not in writing) from any person with respect to any:

•	merger, consolidation, share exchange, other business combination or similar transaction involving Alberto Culver Company,

•

sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of shares of capital stock, voting securities or other equity interests of any of our subsidiaries or otherwise) of any business or assets of ours or our subsidiaries representing 15% or more of the consolidated revenues, net income or assets of us and our subsidiaries, taken as a whole,

•

issuance, sale or other disposition, directly or indirectly, to any person or the stockholders of any person or group of shares of capital stock, voting securities or other equity interests (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such shares of capital stock, voting securities or other equity interests) representing 15% or more of the voting power of Alberto Culver Company,

•

transaction in which any person or the stockholders of any person acquires beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of 15% or more of our common stock, or

•	any combination of the foregoing.

A “superior proposal” is defined in the merger agreement to mean any legally binding bona fide written offer of a third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group pursuant to which such third party or group would acquire, directly or indirectly, all or substantially all of the shares of our common stock or substantially all of our and our subsidiaries’ assets, taken as a whole:

•

on terms which our board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the holders of our common stock than the merger (taking into account all of the terms and conditions of such proposal and the merger agreement, including any changes to the merger agreement proposed by Unilever USA); and

•

that is fully financed or reasonably capable of being fully financed, reasonably likely to receive all governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms and conditions proposed.

Recommendation of Alberto Culver’s Board

The merger agreement provides that neither our board of directors nor any committee of our board of directors will:

•

withdraw (or modify in a manner adverse to Unilever USA), or publicly propose to withdraw (or modify in a manner adverse to Unilever USA), the approval, recommendation or declaration of advisability by our board of directors or any committee of our board of the merger agreement, the merger or other transactions contemplated by the merger agreement, or approve, recommend, declare advisable or propose publicly to approve, recommend or declare advisable, any takeover proposal (any such action being referred to as an “adverse recommendation change”); or

•

approve, recommend or declare as advisable, propose to do the foregoing, or allow us or any of our affiliates to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement or arrangement (i) constituting or related to, or that is intended to or is reasonably likely to lead to, any takeover proposal, (ii) that requires or is reasonably expected to cause us to abandon, terminate, delay or fail to consummate, or otherwise impede, interfere with or be inconsistent with the merger or any other transactions contemplated by the merger agreement, or (iii) that requires or is reasonably expected to cause us to fail to comply with the merger agreement.

Notwithstanding the foregoing, subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, effect an adverse recommendation change if:

•

our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with the fiduciary duties of our board of directors under applicable law;

•

we provide prior written notice to Unilever USA that our board of directors intends to effect an adverse recommendation change (a “notice of adverse recommendation”), specifying the reasons for it and, in the case of a superior proposal, the material terms and conditions of such proposal (including the identity of the third party or group making the superior proposal) and attach a copy of the most current draft of any written agreement related to the superior proposal;

•

we have negotiated in good faith with Unilever USA with respect to any changes to the merger agreement proposed by Unilever USA for at least five business days following Unilever USA’s receipt of the notice of adverse recommendation (provided that any amendment to any material term of a superior proposal will require a new notice and an additional three-business day period from the date of such notice); and

•

taking into account any changes made to the merger agreement proposed by Unilever USA, our board of directors has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure by it to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law and, in the case of a superior proposal, such proposal continues to meet the definition of the term “superior proposal”.

Stockholders Meeting

We have agreed to convene and hold a stockholders meeting, as soon as practicable following the execution of the merger agreement, for the purpose of the adoption of the merger agreement by our stockholders. Notwithstanding the foregoing, we may delay the mailing of proxy materials if we determine in good faith (after consultation with outside counsel) that such delay would be advisable in light of any unresolved comments of the SEC with respect to the proxy statement.

Unless the merger agreement has been terminated in accordance with its terms:

•

we are required to hold the stockholders meeting regardless of whether, prior to the date of such meeting, our board of directors or any committee thereof withdraws or modifies its approval or recommendation of the merger agreement, the merger or the other transactions contemplated by the merger agreement; and

•	our obligation to hold the stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to us of any takeover proposal.

Efforts to Consummate the Merger; Regulatory Matters

We, Unilever USA and Merger Sub have each agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things that are necessary, proper or advisable to consummate and make effective the merger in the most expeditious manner practicable and in any event no later than June 27, 2011 (or, upon a regulatory extension (as such term is described in the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement”), September 27, 2011), including using reasonable best efforts to accomplish the following:

•	obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental entities as may be necessary or advisable (including antitrust or competition law filings);

•	making and progressing of all registrations, declarations, notices and filings as may be necessary or advisable (including antitrust or competition law filings);

•	taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents, approvals or waivers from any third party;

•	defending any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

•	executing and delivering additional instruments necessary to consummate the transactions contemplated by the merger agreement and to fully carry out the purposes thereof.

In addition, we and Unilever USA have agreed to, and Unilever USA has agreed to cause Unilever PLC and Unilever N.V. to:

•	duly and promptly file a notification and report form pursuant to the HSR Act and in other jurisdictions where necessary or advisable the appropriate registration, declaration, notice or filing;

•	promptly provide any supplemental information requested by a governmental entity;

•	cooperate and assist the other party in the preparation of its HSR Act filings;

•

cooperate with the other party to determine whether any filings are required to be made with or any consents, waivers or approvals are required to be obtained from, any governmental entity or other third parties;

•	use reasonable best efforts to furnish to the other party all assistance, cooperation and information required for any registration, declaration, notice or filing described in this paragraph;

•

give the other party reasonable prior notice of any registration, declaration, notice or filing or communication with any governmental entity regarding the merger and permit the other party to review and discuss in advance, and consider in good faith the views of, and use reasonably best efforts to secure the participation of, the other party in connection with such registration, declaration, notice, filing or communication, and

•

subject to certain limitations, give the other party prior notice of meetings or conversations with any governmental entity with respect to the merger, allow the other party to participate in such meetings or conversations, keep the other party reasonably apprised with respect thereto, cooperate in the filing of substantive memoranda, white papers or other written communications with any governmental entity and furnish the other party with correspondence, filings and communications with any governmental entity with respect to the merger agreement and the merger.

Notwithstanding the foregoing, Unilever USA and its affiliates are not required to, and, without Unilever USA’s consent, we and our affiliates are not permitted to take any action that would reasonably be expected to result in a substantial detriment. However, pursuant to the merger agreement, the obligations of Unilever USA to use reasonable best efforts to consummate the merger does include the obligation to agree to requirements to dispose of or hold separate brands of Alberto Culver, Unilever USA or any of their respective affiliates and assets primarily related to such brands that do not constitute a substantial detriment.

The merger agreement defines “substantial detriment” as (i) any prohibition or limitation on the ownership or operation by Alberto Culver, Unilever USA or any of their respective affiliates of any portion of the business, properties or assets of Alberto Culver, Unilever USA or their respective affiliates, (ii) Alberto Culver, Unilever USA or any of their respective affiliates being compelled to dispose of or hold separate any portion of the business, properties or assets of Alberto Culver, Unilever USA or their respective affiliates, in each case as a result of the merger, (iii) any prohibition or limitation on the ability of Unilever USA or any of its affiliates to acquire or hold, or exercise full right of ownership of, any shares of the capital stock, voting securities or other equity interests of Alberto Culver and its subsidiaries, including the right to vote or (iv) any prohibition or limitation on Unilever USA or any of its affiliates effectively controlling the business or operations of Alberto Culver and its subsidiaries, except, in each case, for any requirements to dispose of or hold separate brands of Alberto Culver, Unilever USA or any of their respective affiliates and assets primarily related to such brands that collectively had revenues in the applicable party’s 2009 fiscal year in the aggregate of $125,000,000 or less.

Guaranty of Unilever PLC and Unilever N.V.

Unilever N.V. and Unilever PLC, the ultimate parent of Unilever USA, entered into an unconditional, absolute and irrevocable joint and several guarantee in our favor of the prompt and complete performance when and as due of the obligations of Unilever USA described in the section of this proxy statement titled “—Efforts to Consummate the Merger; Regulatory Matters,” and all monetary obligations of Unilever USA and Merger Sub under the merger agreement.

Conditions to the Merger

Our, Unilever USA’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by our stockholders;

•	the expiration or termination of (i) any waiting period applicable to the merger required under the HSR Act, and (ii) any agreement with any governmental entity not to consummate the merger;

•

the receipt, expiration or termination, as applicable, of all waivers, consents, approvals and waiting periods under any competition, merger control, antitrust or similar law or regulation in each jurisdiction agreed to by the parties and as may be necessary in any other jurisdiction; and

•

no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition is in effect that would, and there is no pending or threatened suit, action or proceeding by any governmental entity that would reasonably be expected to, prevent, make illegal or prohibit the consummation of the merger.

Our obligations to effect the merger are subject to the further satisfaction by Unilever USA and/or Merger Sub or waiver by us of the following conditions:

•

Unilever USA’s and Merger Sub’s representations and warranties (i) with respect to their corporate power and authority to execute and deliver the merger agreement and consummate the merger and state takeover laws are true and correct in all material respects and (ii) contained in the remainder of the merger agreement, in each case disregarding any exception as to materiality or Parent Material Adverse Effect, shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect, in each case as of the date of the merger agreement and as of the date of the closing of the merger as though made on the date of the closing of the merger (unless such representations and warranties speak as of a specified date, in which case as of such specified date), and we have received a certificate to that effect; and

•

Unilever USA’s and Merger Sub’s performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger, and we have received a certificate to that effect.

Unilever USA’s and Merger Sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•

our representations and warranties (i) with respect to the absence of any material adverse effect on us and our subsidiaries from September 30, 2009 to the date of the merger agreement shall be true and correct; (ii) with respect to our subsidiaries, our outstanding options, our indebtedness, our corporate power and authority to execute the merger agreement and consummate the merger, the required vote of our stockholders, state takeover laws and brokers and financial advisers, in each case disregarding any exception as to materiality or material adverse effect, shall be true and correct in all material respects and (iii) contained in the remainder of the merger agreement, in each case disregarding any exception as to materiality or material adverse effect, shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably expected to have a material adverse effect, in each case as of the date of the merger agreement and as of the date of the closing of the merger as though made on the date of the closing of the merger (unless such representations and warranties speak as of a specified date, in which case as of such specified date), and Unilever USA has received a certificate to that effect;

•

our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date, and Unilever USA has received a certificate to that effect; and

•

no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition is in effect, and there is no pending or threatened suit, action or proceeding by any governmental entity, that would reasonably be expected to result in a substantial detriment.

The concept of a material adverse effect with respect to us and our subsidiaries and the term Parent Material Adverse Effect are described in the section of this proxy statement titled “—Representations and Warranties.” The concept of substantial detriment is described in the section of this proxy statement titled “—Efforts to Consummate the Merger; Regulatory Matters.”

Termination of the Merger Agreement

Mutual Termination Rights

The merger agreement may be terminated by our and Unilever USA’s mutual written consent.

Joint Termination Rights

In addition, the merger agreement may be terminated by either Unilever USA or us if:

•

the merger is not consummated on or before June 27, 2011, but this right to terminate the merger agreement will not be available to any party if the failure of the merger to occur on or before such date is the result of such party having breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement;

•

any order, injunction or other judgment issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition having the permanent effect of preventing, making illegal or prohibiting the consummation of the merger shall have become final and nonappealable; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose.

The deadline of June 27, 2011 referenced in this section and in the section of this proxy statement titled “—Transaction Fees and Expenses; Termination Fee” may be extended, which we refer to as a regulatory extension, by either Unilever USA or us to September 27, 2011 under certain circumstances.

Alberto Culver Termination Rights

In addition, we may terminate the merger agreement:

•

if Unilever USA breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure (i) would give rise to a failure of our closing conditions with respect to the accuracy of Unilever USA’s representations and warranties or the performance by Unilever USA of its covenants and (ii) cannot be cured or is not cured by Unilever USA or Merger Sub within 30 calendar days after the receipt of the notice of such breach or failure to perform (provided that we have not breached or failed to perform any of our representations, warranties, covenants or agreements in the merger agreement such that Unilever USA’s and Merger Sub’s closing conditions with respect to the accuracy of our representations and warranties or the performance by us of our covenants could not then be satisfied); or

•

to enter into a definitive agreement with respect to a superior proposal received prior to our stockholders adopting the merger agreement, if our board of directors has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with the fiduciary duties of our board of directors under applicable law, provided that we cannot terminate the merger agreement under this provision unless (i) we have not breached or failed to perform any of our representations, warranties, covenants or agreements in the merger agreement such that Unilever USA’s and Merger Sub’s conditions to closing with respect to the accuracy of our representations and warranties and performance of our covenants could not then be satisfied, (ii) concurrently with the termination we pay the applicable termination fee, (iii) we have provided Unilever USA with the notice and negotiation rights described in the section of this proxy statement titled “—Recommendation of Alberto Culver’s Board” and (iv) taking into account any changes to the terms of the merger agreement proposed by Unilever USA to us, our board of directors has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such superior proposal continues to meet the definition of superior proposal and the failure to terminate the merger agreement to enter into the definitive agreement with respect to such superior proposal would be inconsistent with the fiduciary duties of our board of directors under applicable law.

Unilever USA Termination Rights

In addition, Unilever USA may terminate the merger agreement if:

•

we breach or fail to perform any of our representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure (i) would give rise to a failure of Unilever USA’s and Merger Sub’s closing condition with respect to the accuracy of our representations and warranties or the performance by us of our covenants and (ii) cannot be cured by us within 30 calendar days after receipt of the notice of such breach or failure to perform (provided that Unilever USA or Merger Sub has not breached or failed to perform any of their representations, warranties, covenants or agreements in the merger agreement such that our closing conditions with respect to the accuracy of Unilever USA’s and Merger Sub’s representations and warranties or the performance by Unilever USA and Merger Sub of its covenants could not then be satisfied);

•

any order, injunction or other judgment issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition having the permanent effect of resulting in a substantial detriment shall have become final and nonappealable;

•

our board of directors effects an adverse recommendation change or fails to publicly reaffirm its recommendation of the merger agreement, the merger or the other transactions contemplated thereunder within 10 business days of receipt of a written request by Unilever USA to do so following a publicly known takeover proposal; or

•	we have entered into a definitive agreement with respect to a superior proposal.

Transaction Fees and Expenses; Termination Fee

Each party will generally pay its own fees and expenses in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement, whether or not the merger is consummated.

We will be required to pay a termination fee of $125,000,000 to Unilever USA if:

•

Unilever USA terminates the merger agreement because our board effected an adverse recommendation change or failed to publicly reaffirm its recommendation of the merger agreement and the merger upon Unilever USA’s request and pursuant to the merger agreement, or because we have entered into a definitive agreement to effect a superior proposal;

•	we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal; or

•

on or after the date of the merger agreement and prior to our stockholders adopting the merger agreement, a takeover proposal from a third person has been made to us or directly to our stockholders generally or a third person has publicly announced its intention to make a takeover proposal and thereafter:

•

the merger agreement is terminated (i) by either us or Unilever USA because the merger has not been consummated by June 27, 2011 (but only if a vote to obtain our stockholders’ adoption of the merger agreement or our stockholders meeting has not been held) or because our stockholders did not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose or (ii) by Unilever USA because we have breached or failed to perform any of our representations, warranties or covenants in the merger agreement and such breach or failure gives rise to a failure of Unilever USA’s and Merger Sub’s closing condition with respect to the accuracy of our representations and warranties or the performance by us of our covenants that is not curable within 30 calendar days; and

•

within 15 months after such termination of the merger agreement, we enter into a contract to consummate, or consummate, any takeover proposal (solely for purposes of this provision, all references to 15% in the definition of “takeover proposal”, which is described in the section of this proxy statement titled “—No Solicitation”, are deemed to be references to 50%).

Unilever USA will be required to pay us a termination fee of $125,000,000 if:

•

we or Unilever USA terminate the merger agreement because (i) the merger has not been consummated by June 27, 2011 (or, upon a regulatory extension, September 27, 2011) and the failure of the merger to occur on or before such date is not due to the terminating party having breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement or (ii) any order, injunction or other judgment issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition arising under any competition, merger control, antitrust or similar law or regulation being in effect and having the permanent effect of preventing, making illegal or prohibiting the consummation of the merger has become final and nonappealable;

•

we terminate the merger agreement because Unilever USA or Merger Sub has breached or failed to perform any of its representations, warranties or covenants in the merger agreement and such breach or failure (i) would give rise to a failure of our closing condition with respect to the accuracy of Unilever USA’s and Merger Sub’s representations and warranties or the performance by Unilever USA or Merger Sub of their respective covenants and (ii) cannot be cured or is not cured within 30 calendar days after receipt of notice of such breach or failure to perform; or

•

Unilever USA terminates the merger agreement because any order, injunction or other judgment issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition having the permanent effect of resulting in a substantial detriment has become final and nonappealable;

and, as of the date of termination, any of the closing conditions described in the second, third or fourth bullet point in the section of this proxy statement titled “—Conditions to the Merger” has not been satisfied (in the case of the fourth bullet, as a result of any court order, injunction or judgment or other statute, law, rule, legal restraint or prohibition or any pending or threatened suit, action or proceeding by any governmental entity arising under any competition, merger control, antitrust or similar law or regulation) and all other conditions to closing have been satisfied or waived (or, in the case of conditions that by their nature are not to be satisfied at the closing, are capable of being satisfied on such date).

Indemnification and Insurance

The surviving corporation will assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our current or former directors or officers as provided in our certificates of incorporation and bylaws.

In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, Unilever USA will cause proper provision to be made so that the successors and assigns of the surviving corporation will expressly assume the obligations described in the preceding paragraph.

Prior to the effective time of the merger, we will obtain and fully pay the premium for the six-year extension of our current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to such time (we refer to these as existing D&O policies) on terms and amounts no less favorable than the existing D&O policies, provided that we do not pay more than $2,500,000 to obtain such coverage. If we fail to obtain such extension of the existing D&O policies, Unilever USA or one of its affiliates will maintain the existing D&O policies for six years from the effective time of the merger, provided that Unilever USA or one of its affiliates may substitute the existing D&O policies for policies of Unilever USA or one of its affiliates or obtain such coverage through “tail” insurance policies, in each case, containing terms with respect to coverage and amounts no less favorable to such directors and officers from an insurance carrier with the same or better credit rating as that of the existing D&O policies as of the date of the merger agreement.

Notwithstanding the foregoing, Unilever USA and its affiliates will not be obligated to pay annual premiums for insurance which in the aggregate exceed 150% of the aggregate premiums paid by us for the existing D&O policies during the calendar year 2009. However, in that event, Unilever USA and its affiliates will be obligated to provide the maximum available coverage as may be obtained for such 150% amount from an insurance carrier with the same or better credit rating than the carrier of the existing D&O policies as of the date of the merger agreement.

Employee Matters

The merger agreement provides that, for a period of 12 months following the effective time of the merger, each of our or our subsidiaries’ employees who remains in the employment of the surviving corporation, Unilever USA or any of their affiliates (excluding any employee covered by any applicable collective bargaining agreement), whom we refer to as a continuing employee, will receive (i) base compensation that is not less than the base compensation paid to him or her immediately prior to the effective time of the merger, (ii) bonus and equity compensation opportunities under annual, long-term and other bonus and incentive plans that are, in the aggregate, no less favorable than those provided to similarly situated employees of Unilever USA and (iii) employee benefits (other than bonus and equity compensation opportunities) that are no less favorable in the aggregate than those provided to him or her immediately prior to the effective time. Notwithstanding the foregoing (except with respect clause (ii)), Unilever USA, its affiliates and the surviving corporation and its subsidiaries will not be obligated to issue or adopt any plans providing for the issuance of shares of capital stock, voting securities or other equity interests of any entity, or any warrants, options, rights or other securities in respect of, convertible or exchangeable into such capital stock, voting securities or other equity interests.

Unilever USA will and will cause the surviving corporation and affiliates of Unilever USA and the surviving corporation to recognize the service of each continuing employee for all purposes, including eligibility, participation, vesting and benefit accrual (other than under a defined benefit pension plan), under each employee benefit plan or program of Unilever USA, the surviving corporation or their affiliates, solely to the extent that Unilever USA, the surviving corporation or their affiliates make such plan or program available to such continuing employee of the surviving corporation and not in any case where credit would result in duplication of benefits for the same period of service.

Unilever USA and its affiliates will, or Unilever USA will cause the surviving corporation to, use reasonable best efforts to waive all preexisting condition limitations and exclusions with respect to participation and coverage requirements and to provide each continuing employee with credit for any co-payments and deductibles paid prior to the effective time, subject to certain limitations.

Unilever USA and its affiliates will provide to our and our subsidiaries’ employees who are primarily employed outside the United States employee benefits in accordance with applicable law.

Our and our subsidiaries’ employees who are covered by collective bargaining agreements will be provided with employee benefits in accordance therewith.

Unilever USA and the surviving corporation and their affiliates will honor all employee benefit plans and employee benefit arrangements existing on the date of the merger agreement. Certain bonus payments will be made within 10 days following the effective time of the merger by Unilever USA or the surviving corporation pursuant to our existing annual bonus plans.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Unilever USA and us in the preparation of public announcements regarding the merger, efforts to render state takeover laws inapplicable, sharing of notifications from governmental entities in connection with the merger, steps reasonably necessary to cause dispositions of our equity securities to be exempt under Section 16 of the Exchange Act, certain tax matters and providing access to our information and personnel.

Extension, Waiver and Amendment of the Merger Agreement

We, Unilever USA and Merger Sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

We, Unilever USA or Merger Sub may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement; provided that, after the adoption of the merger agreement by our stockholders, no party can waive compliance if such waiver requires approval by our stockholders without obtaining such approval.

THE STOCKHOLDER AGREEMENT

As a condition to Unilever USA entering into the merger agreement, Leonard H. Lavin and Carol L. Bernick, our chairman emeritus and executive chairman, respectively, and certain Lavin family stockholders have entered into a Stockholder Agreement, which we refer to as the stockholder agreement, with Unilever USA, dated as of September 27, 2010, pursuant to which each of such stockholders has agreed, among other things, to vote certain shares of our common stock of which such stockholder is the record or beneficial owner in favor of the adoption of the merger agreement. The shares covered by the stockholder agreement are referred to as such “stockholder’s subject shares”. As of the record date for the special meeting, the stockholders’ subject shares in the aggregate represented approximately [—]% of the issued and outstanding shares of our common stock. In connection with the execution and delivery of the stockholder agreement, Unilever USA did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. A copy of the stockholder agreement is attached as Annex B to this proxy statement.

In addition, each such stockholder has agreed, from the date of the stockholder agreement, to vote all of such stockholder’s subject shares against (i) any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Alberto Culver or any other similar transaction; (ii) any other takeover proposal or any action which is a component of a takeover proposal; or (iii) any amendment of Alberto Culver’s certificate of incorporation or bylaws or any other proposal or transaction involving us or any of our subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the merger agreement or any of the transactions contemplated by the merger agreement or change in any manner the voting rights of any class of our common stock. Pursuant to the stockholder agreement, such stockholder cannot commit or agree to take any action inconsistent with the foregoing.

Each such stockholder has granted Unilever USA and Merger Sub and any of their designees a proxy to vote such stockholder’s subject shares in favor of adoption of the merger agreement and otherwise in accordance with the stockholder agreement. Such proxy is coupled with an interest and may not be revoked under any circumstances, except that such proxy is automatically revoked and terminated upon termination of the stockholder agreement.

Each such stockholder has also agreed not to, prior to the adoption of the merger agreement by our stockholders:

•

sell, transfer, pledge, assign or otherwise dispose of, hedge or utilize a derivative to transfer the economic interest in any of such stockholder’s subject shares to any person or enter into any contract, option or other arrangement or understanding with respect to the foregoing, other than pursuant to the merger agreement or unless such person is or becomes (by way of joinder) a party to the stockholder agreement;

•	enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the stockholder’s subject shares;

•

take any other action that would make any representation or warranty of such stockholder contained in the stockholder agreement untrue or incorrect or would in any way restrict, limit or interfere with the performance of such stockholder’s obligations thereunder; or

•	commit or agree to take any of the foregoing actions.

Each such stockholder has agreed not to (and not permit its directors, officers or other representatives, acting on such stockholder’s behalf, to) directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, induce or facilitate any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information with respect to, or otherwise cooperate in any way with, any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal. Each such shareholder also agreed to (and to cause its representatives to) cease and cause to be terminated all existing discussions or negotiations on such stockholder’s behalf with respect to any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal.

Each such stockholder has agreed to waive any appraisal rights in connection with the merger. In addition, each stockholder has agreed that, subject to certain exceptions, any additional shares of capital stock or other equity interests or voting securities of Alberto Culver that such stockholder acquires in the event of any stock dividend, stock split, recapitalization, purchase of capital stock or other equity interests or voting securities, or any additional right to vote or share in the voting of any shares of capital stock or other equity interests or voting securities of Alberto Culver shall constitute subject shares under the stockholder agreement as if owned on the date of the stockholder agreement. Each stockholder has also agreed to consult with Unilever USA and give Unilever USA the opportunity to comment before issuing any press release or other public statements related to the merger agreement, the merger or the stockholder agreement, provided that such obligation of the stockholder is subject to applicable laws, court process and the rules and regulations of national securities exchanges and quotation systems.

Other than with respect to the liability of any party for breach of the stockholder agreement prior to such termination, the stockholder agreement:

•	automatically terminates upon the earlier of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms; and

•

may be terminated by the stockholders’ representative within ten days of the date of any modification, waiver or amendment of the merger agreement in accordance with its terms that decreases the merger consideration set forth therein.

OTHER MATTERS

We do not expect a vote to be taken at the special meeting on any matters other than as described in this proxy statement. If any other matters are properly presented at the special meeting for consideration, the holders of proxies, if properly authorized, will have discretion to vote on those matters in accordance within their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated, stockholders will continue to be entitled to attend and participate in our stockholders meetings.

If our fiscal year 2010 annual meeting of stockholders is held, stockholders may present proper proposals for inclusion in our proxy statement by submitting their proposal in writing to our Secretary at Alberto Culver’s principal office located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attn: Secretary, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act. The deadline for submission of stockholder proposals intended to be included in the Company’s fiscal year 2010 proxy materials was August 16, 2010. The deadline for stockholder proposals intended to be presented at our fiscal year 2010 annual meeting of stockholders (which are not otherwise submitted for inclusion in the proxy statement in accordance with Rule 14a-8 of the Exchange Act) is October 30, 2010.

HOUSEHOLDING OF PROXY STATEMENT

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to Alberto Culver’s principal office located at 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attn: Secretary, telephone number: (708) 450-3000.

DIVIDEND INFORMATION AND MARKET PRICE OF COMMON STOCK

The cash dividends per share of common stock in each quarter of fiscal years 2010, 2009 and 2008 are as follows:

	Cash Dividends Per Share
	2010	2009	2008
First Quarter	$0.075	$0.065	$0.055
Second Quarter	$0.085	$0.075	$0.065
Third Quarter	$0.085	$0.075	$0.065
Fourth Quarter	$0.085	$0.075	$0.065

Alberto Culver common stock is traded on the NYSE under the symbol “ACV”. The following table sets forth the high and low sale prices for our common stock as reported by the NYSE for each quarter of fiscal years 2010, 2009 and 2008:

	Common Stock Price
	High	Low
Fiscal 2010
First Quarter	$30.04	$24.76
Second Quarter	$29.94	$25.78
Third Quarter	$29.07	$25.62
Fourth Quarter	$37.93	$26.68

Fiscal 2009
First Quarter	$28.35	$19.32
Second Quarter	$27.00	$20.90
Third Quarter	$25.76	$20.47
Fourth Quarter	$27.90	$23.81

Fiscal 2008
First Quarter	$26.09	$23.49
Second Quarter	$28.42	$22.55
Third Quarter	$28.25	$21.75
Fourth Quarter	$29.40	$23.66

The following table sets forth the closing price of our common stock, as reported on the NYSE on September 24, 2010, the last full trading day before we publicly announced the signed merger agreement with Unilever, and on [—], 2010, the last completed trading day prior to the date of this proxy statement:

	Common Stock Price
[—], 2010	$	[	—]
September 24, 2010		$31.48

You are encouraged to obtain current market quotations for Alberto Culver common stock in connection with voting your shares. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of October 4, 2010, except as otherwise indicated, concerning the number of shares of common stock of Alberto Culver beneficially owned by each director, each person named as an executive officer in the Summary Compensation Table of our most recent annual proxy statement, each person who is known to own 5% or more of our outstanding shares of common stock of the Company and by all directors and executive officers as a group. Except as specified below, the business address of the persons listed is the Company’s headquarters, 2525 Armitage Avenue, Melrose Park, Illinois 60160.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class
Carol L. Bernick	9,059,534	(2)	9.04%
James G. Brocksmith, Jr.	68,301	(3)	(4)
Thomas A. Dattilo	33,273	(5)	(4)
Jim Edgar	78,979	(6)	(4)
George L. Fotiades	40,157	(7)	(4)
King Harris	85,022	(8)	(4)
Leonard H. Lavin	5,309,573	(9)	5.37%
V. James Marino	957,407	(10)	(4)
Robert H. Rock	62,102	(11)	(4)
Sam J. Susser	63,005	(12)	(4)
Gina Boswell	114,945	(13)	(4)
Richard J. Hynes	157,415	(14)	(4)
Ralph J. Nicoletti	181,204	(15)	(4)
Unilever USA	11,842,778	(16)	11.99%
Neuberger Berman Group, LLC	7,076,798	(17)	7.16%
All Directors and Executive Officers as a Group (16 persons, including the directors and officers listed above)	16,457,562	(18)	16.17%

(1)	Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Unless otherwise specifically provided, each person disclaims beneficial ownership of any shares indicated as owned indirectly (i.e., as trustee or co-trustee of a trust or as an officer of a foundation). Shares are not pledged unless otherwise indicated. Shares held in the Alberto Culver 401(k) and Profit Sharing Plan, which we refer to as the 401(k) Plan, represent equivalent shares. The number of equivalent shares is calculated by taking the dollar value of the Alberto Culver Common Stock Fund and dividing that amount by the closing Alberto Culver common stock price on October 4, 2010. The Alberto Culver Common Stock Fund consists of between 97% and 99% of Common Stock with the remainder in an interest bearing cash investment. Company policy prohibits directors, officers and employees from trading in options or other derivatives (including hedging) based upon securities of the Company.
(2)

Includes 1,385,903 shares subject to stock options exercisable currently or within 60 days and 2,600 shares of restricted stock that have not vested. Also includes 1,357,331 shares held as trustee of a trust for the benefit of Ms. Bernick’s sister; 609,859 shares held as co-trustee of a trust for the benefit of herself and her children; 2,293,872 shares held as trustee or co-trustee of trusts for the benefit of Ms. Bernick; 320,040 shares held as trustee of trusts for the benefit of certain of Ms. Bernick’s relatives; 4,386 shares held as general partner of a partnership, which we refer to as the Partnership, in her capacity as trustee of a trust for her benefit, for which she shares voting power with Mr. Lavin and has sole investment power; 2,461,638 shares held as limited partner in the Partnership in her capacity as co-trustee of a trust for the benefit of herself and her children, for which she shares voting power with Mr. Lavin and has sole investment power; 13,409 shares held as a participant in the 401(k) Plan; and 139,100 shares held by the Carol Lavin Bernick Family Foundation of which Ms. Bernick is a director and the President and shares voting and investment power with her children and 388,406 shares pursuant to a delegation to Ms. Bernick by the trustee of a trust for the benefit of her children. Does not include 3,296,506 shares held as limited partner of the Partnership, in her capacity as co-trustee of trusts with Mr. Lavin for his benefit, for which she shares voting power with Mr. Lavin and has sole investment power; 1,000,000 shares held as co-trustee of several trusts for the benefit of Mr. Lavin; and 1,013,067 shares owned by the Lavin Family Foundation of which Ms. Bernick is a director and an officer. Pursuant to the stockholder agreement, Ms. Bernick may be deemed to share voting power with respect to 7,518,522 of the shares shown as beneficially owned by her, as described in note 16 below.

(3)	Includes 60,201 shares subject to stock options exercisable currently or within 60 days and 7,400 shares of restricted stock that have not vested.
(4)	Less than 1.0% of the outstanding shares.
(5)	Includes 14,800 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 9,373 Common Stock units held in the Deferred Compensation Plans for Non-Employee Directors, which we refer to as Units. Each Unit is economically equivalent to one share of Alberto Culver common stock.
(6)	Includes 60,201 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 10,678 Units.
(7)	Includes 14,800 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 12,211 Units.
(8)	Includes 69,422 shares subject to stock options exercisable currently or within 60 days and 7,400 shares of restricted stock that have not vested.
(9)	Includes 1,013,067 shares held by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power with Ms. Bernick; 3,296,506 shares held as limited partner in the Partnership in his capacity as co-trustee of trusts with Ms. Bernick for the benefit of Mr. Lavin, for which Mr. Lavin shares voting power with Ms. Bernick and has no investment power; and 1,000,000 shares held as co-trustee of several trusts with Ms. Bernick for his benefit, for which Mr. Lavin shares voting and investment power with Ms. Bernick. Does not include 4,386 shares held as general partner and 2,461,638 shares held as limited partner of the Partnership. In addition, does not include shares reported as owned by Ms. Bernick. Pursuant to the stockholder agreement, Mr. Lavin may be deemed to share voting power with respect to 4,296,506 of the shares shown as beneficially owned by him, as described in note 16 below.
(10)	Includes 763,158 shares subject to stock options exercisable currently or within 60 days, 58,650 shares of restricted stock that have not vested, and 900 shares held jointly with Mr. Marino’s wife.
(11)	Includes 50,980 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 1,050 shares held jointly with Mr. Rock’s wife.
(12)	Includes 50,980 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, and 3,925 Units.
(13)	Includes 83,025 shares subject to stock options exercisable currently or within 60 days and 26,450 shares of restricted stock that have not vested.
(14)	Includes 109,300 shares subject to stock options exercisable currently or within 60 days, 7,400 shares of restricted stock that have not vested, 418 shares held as a participant in the 401(k) Plan, and 11,937 shares held jointly with Mr. Hynes’ wife.
(15)	Includes 137,675 shares subject to stock options exercisable currently or within 60 days, 30,100 shares of restricted stock that have not vested and 10,248 shares held jointly with Mr. Nicoletti’s wife.
(16)	Includes 11,842,778 shares subject to the stockholder agreement, for which Unilever USA may be deemed to share voting power with Ms. Bernick, Mr. Lavin or other Lavin family stockholders as the result of the stockholder agreement, but for which Unilever USA has no investment power. As the corporate parents of Unilever USA, each of Unilever N.V. and Unilever PLC may also be deemed to be indirect beneficial owners of the 11,842,778 shares. 11,815,028 shares of the 11,842,778 shares are also shown as beneficially owned by either Ms. Bernick or Mr. Lavin. 27,750 shares of the 11,842,778 shares are held by a trust for the benefit of Ms. Bernick’s children and are not deemed to be beneficially owned by either Ms. Bernick or Mr. Lavin.
(17)	Based on a Schedule 13G/A filed by Neuberger Berman Group LLC, which we refer to as NB, with the SEC on February 16, 2010. In that Schedule 13G/A, NB disclosed that it held sole power to vote or direct the vote of zero of our shares, shared power to vote or direct the vote of 6,221,418 of our shares, sole power to dispose or direct the disposition of zero of our shares, and shared power to dispose or direct the disposition of 7,076,798 of our shares. The mailing address of NB is 605 Third Avenue, New York, NY 10158.
(18)	Includes 2,955,095 shares subject to stock options exercisable currently or within 60 days, 27,200 shares held as participants in the 401(k) Plan, and 36,187 Units. Such persons have shared voting and investment power as to 7,951,847 shares (without regard to the stockholder agreement) and shared investment power as to 2,193,703 shares. In addition, includes 218,350 shares of restricted stock that have not vested. Holders of restricted stock have sole voting rights but no dispositive rights with respect to those shares that have not vested.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. Our common stock is listed on the NYSE and information about us is also available there.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2009, for the fiscal quarter ended March 31, 2010 and for the fiscal quarter ended June 30, 2010.

•	Current Reports on Form 8-K filed November 9, 2009, December 16, 2009, December 23, 2009 as amended on March 3, 2010, May 21, 2010 and September 27, 2010.

We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed. The information we file later with the SEC may automatically update and supersede the information contained in this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may obtain a copy of these filings at no cost (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) by writing to or telephoning us at the following address and telephone number:

Alberto Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

Attention: Investor Relations

Phone: (708) 450-3000

on the Investor Relations page of our corporate website at www.alberto.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of September 27, 2010,

Among

UNILEVER N.V.,*

UNILEVER PLC,*

CONOPCO, INC.,

ACE MERGER, INC.

And

ALBERTO-CULVER COMPANY

*	Solely with respect to Section 5.10 hereof.

-ii-

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 27, 2010, among UNILEVER N.V., a Netherlands corporation (“NV”), solely with respect to Section 5.10 hereof, UNILEVER PLC, a company incorporated under the laws of and registered in England (“PLC”), solely with respect to Section 5.10 hereof, CONOPCO, INC., a New York corporation (“Parent”), ACE MERGER, INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and ALBERTO-CULVER COMPANY, a Delaware corporation (the “Company”).

WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than (i) shares of Company Common Stock directly owned by Parent, Sub or the Company and (ii) the Appraisal Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and certain stockholders of the Company (the “Principal Company Stockholders”) are entering into an agreement pursuant to which the Principal Company Stockholders will agree to take specified actions in furtherance of the Merger (the “Stockholder Agreement”); and

WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VI, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. At and following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such specified day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time. As soon as practicable on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed by the Company in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

SECTION 1.05. Certificate of Incorporation and Bylaws. (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit A and, as so amended and restated, such certificate of incorporation shall be the certification of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or permitted by applicable law.

(b) The bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that references to the name of Sub shall be replaced by the name of the Surviving Corporation.

SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the

Constituent Corporations; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

(a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock (including Company Restricted Shares) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be automatically converted into the right to receive $37.50 in cash, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. As provided in Section 2.02(h), the right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. On or prior to the Effective Time and from time to time thereafter, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as reasonably practicable, and in any event within three business days, after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration.

(e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration payable in respect of the shares represented by such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interests of any person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided that any such investment shall be in U.S. government or other investment grade securities, in each case with maturities of not more than one year. Any interest and other income resulting from such investments shall be paid to Parent.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against Parent with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

(h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III

Representations and Warranties

SECTION 3.01. Representations and Warranties of the Company. Except as set forth (i) in the Company SEC Documents filed with the SEC subsequent to September 30, 2009 and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding any disclosures in the Filed Company SEC Documents in any risk factors section or elsewhere to the extent that such disclosures are predictive or forward-looking in nature) or (ii) in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered Sections contained in this Agreement and the disclosure in any section shall be deemed to qualify and apply to other Sections in this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure also qualifies or applies to such other Sections) (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Sub as follows:

(a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted and as currently proposed to be conducted, except where the failure to have such governmental licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of its Amended and Restated Certificate of Incorporation (the “Company Certificate”) and its Amended and Restated Bylaws (the “Company Bylaws”) and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date of this Agreement.

(b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of organization. All the issued and outstanding shares of capital stock or voting securities of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, liens, claims, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests, except for (i) transfer restrictions imposed by applicable securities laws or regulations and (ii) Liens on such shares of capital stock, voting securities or other equity interests in favor of the Company and its Subsidiaries. Except for the capital stock and voting securities of, and other equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or other entity.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on September 22, 2010, (A) 98,805,059 shares of Company Common Stock were issued and outstanding (including 542,637 Company Restricted Shares), (B) 4,868,329 shares of Company Common Stock were held by the Company in its treasury, (C) 8,690,858 shares of Company Common Stock were subject to outstanding Company Stock Options, (D) 7,349 Company Performance Units were issued and outstanding pursuant to the Company 2006 Shareholder Value Incentive Plan (as amended through January 24, 2008) (the “Company SVI Plan”), (E) no more than 8,100 shares of Company Common Stock were issuable pursuant to currently outstanding elections under the Company Management Incentive Plan, (F) no more than 20,000 shares of Company Common Stock were issuable pursuant to currently outstanding elections under the Company Management Bonus Plan, (G) 36,187 shares of Company Common Stock were subject to Company Common Stock units under the Company’s Deferred Compensation Plans for Non-Employee Directors and (H) no shares of Company Preferred Stock were issued or outstanding or were held by the Company as treasury shares. Except as set forth above in this Section 3.01(c)(i), at the close of business on September 22, 2010, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. There are no outstanding shares of Company Common Stock or Company Preferred Stock subject to vesting or restrictions on transfer, stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Stock Options, Company Performance Units and the Company Restricted Shares and rights to receive shares of Company Common Stock under the Company’s Deferred Compensation Plans for Non-Employee Directors or the Company Management Bonus Plan) that are linked to the value of Company Common Stock (collectively, “Company Stock-Based Awards”).

(ii) Section 3.01(c)(ii) of the Company Disclosure Schedule sets forth a summary, as of September 22, 2010, of all outstanding options to purchase shares of Company Common Stock (collectively, “Company Stock Options”) under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto and the weighted average exercise prices thereof.

(iii) As soon as practicable following the date of this Agreement, the Company shall provide Parent with a complete and accurate list, as of the date of this Agreement, of (A) all outstanding Company Stock Options under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof, (B) all shares of Company Common Stock that were outstanding as of the relevant time but were subject to vesting or other forfeiture restrictions or were subject to a right of repurchase by the Company at a fixed purchase price as of such time (shares so subject, the “Company Restricted Shares”) under the Company Stock Plans or otherwise, the grant and issuance dates, expiration dates, vesting schedules and repurchase price (if any) thereof and the names of the holders thereof and (C) all outstanding performance units with respect to performance of the Company or any of its Subsidiaries (collectively, “Company Performance Units”) under the Company SVI Plan or otherwise, the target and maximum dollar amounts subject thereto, the grant dates, expiration dates, vesting schedules and descriptions of the performance criteria subject thereto and the names of the holders thereof. All (1) Company Restricted Shares, (2) Company Stock Options and (3) Company Performance Units are evidenced by stock option agreements, restricted stock agreements, performance unit agreements or other award agreements, in each case in the forms set forth in Section 3.01(c)(iii) of the Company Disclosure Schedule, and no stock option agreement, restricted stock agreement, performance unit agreement or other award agreement contains terms that are inconsistent with or in addition to such forms. Each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes, and the award agreement governing such grant (if any) was delivered to the recipient of such award, each such grant was made in all material respects in accordance with the terms of the applicable compensation plan or arrangement of the Company, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange, the per share exercise price of each Company Stock Option was equal to the fair market value of a share of Company Common Stock on the applicable Grant Date and each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is not, and has not been, any Company policy or practice to grant, Company

Stock Options prior to, or otherwise coordinate the grant of Company Stock Options with, the release or other public announcement of material information regarding the Company or any of its Subsidiaries or any of their financial results or prospects. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. Each Company Stock Option, each Company Restricted Share and each Company Performance Unit may, by its terms, be treated at the Effective Time as set forth in Section 5.04(a)(i), 5.04(a)(ii) or 5.04(a)(iii), as applicable. All outstanding shares of capital stock and voting securities of, and other equity interests in, the Company are, and all shares of capital stock, voting securities and other equity interests which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Certificate, the Company Bylaws or any Contract to which the Company is a party or otherwise bound.

(iv) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, shares of capital stock, voting securities or other equity interests having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in Section 3.01(c)(i), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, (A) any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (D) any rights issued by, or other obligations of, the Company or any of its Subsidiaries that are linked in any way to the price of any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, the value of the Company or any of its Subsidiaries or any part of the Company or any of its Subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries. There are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares, securities, interests, warrants, calls, options or other rights referred to in clause (A), (B), (C) or (D) of the immediately preceding sentence, except pursuant to the Company Stock Plans, and neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such shares, securities, interests, warrants, calls, options or other rights. Neither the Company nor any of its Subsidiaries is a party to any agreement pursuant to which any person is entitled to elect, designate or nominate any director of the Company or any of its Subsidiaries.

(d) Authority; Noncontravention. (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the receipt of the Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (A) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (B) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (C) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (D) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

(ii) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (A) the Company Certificate or the Company Bylaws or the comparable organizational documents of any Subsidiary of the Company, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, distribution agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a “Contract”), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (C) subject to (1) the Stockholder Approval and (2) the governmental filings and the other matters referred to in the immediately following sentence, any (x) statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (y) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the “HSR Act”), and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation in the United States or foreign jurisdictions, (II) the filing with the Securities and Exchange Commission (the “SEC”) of (x) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and (y) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of the New York Stock Exchange and (V) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(e) Company SEC Documents. (i) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be furnished or filed by the Company since September 30, 2008 (such documents, together with any documents furnished or filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”). As of their respective furnishing or filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including the related notes) of the Company included in the Company SEC Documents (A) complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, (B) was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (C) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Subsidiaries of the Company is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(ii) Except as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company, as of September 30, 2009, included in the Filed Company SEC Documents (together with the notes thereto, the “Company Balance Sheet”), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (A) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet, (B) liabilities or obligations incurred in connection with the preparation and negotiation of this Agreement, in accordance with this Agreement or in connection with the transactions expressly contemplated by this Agreement and (C) liabilities or obligations that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(iii) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iv) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and directors of the Company and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets.

(v) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(vi) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(vii) Since September 30, 2008, none of the Company, any officer of the Company, the independent accountants of the Company, the Board of Directors of the Company or the audit committee of the Board of Directors of the Company has received any oral or written notification of any (A) “significant deficiency” in the Company’s internal controls over financial reporting, (B) “material weakness” in the Company’s internal controls over financial reporting or (C) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(g) Absence of Certain Changes or Events. (i) Since the date of the Company Balance Sheet, there has not occurred any change, event, occurrence, fact, circumstance or development that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

(ii) Since the date of the Company Balance Sheet to the date of this Agreement, (A) the Company and its Subsidiaries have conducted their business in the ordinary course consistent in all material respects with past practice and in compliance in all material respects with all applicable laws, rules, regulations and treaties and (B) neither the Company nor any of its Subsidiaries has taken, or omitted to take, any action that, if taken, or omitted to be taken, after the date of this Agreement, would constitute a breach of Section 4.01(a)(i), 4.01(a)(ii), 4.01(a)(viii), 4.01(a)(xii), 4.01(a)(xiii), 4.01(d)(i)(E) or 4.01(d)(i)(F).

(h) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

(i) Contracts. (i) Except for Contracts (including all amendments and modifications thereto) filed as exhibits to the Filed Company SEC Documents, Section 3.01(i)(i) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement:

(A) all Contracts that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder;

(B) all Contracts (other than Contracts between the Company or any of its Subsidiaries, on the one hand, and any other Subsidiary of the Company, on the other hand) which involve future payments due from the Company or any of its Subsidiaries of more than $10,000,000 during any twelve-month period and are not terminable by the Company or its Subsidiary (1) at no cost and (2) on 90 (or fewer) days notice;

(C) all Contracts to which the Company or any of its Subsidiaries is a party, or that purport to be binding upon the Company, any of its Subsidiaries or any of its Affiliates, that contain a covenant (which has not expired as of the date of this Agreement) restricting the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict in any material respect the ability of Parent or any of its Affiliates, including the Company and its Subsidiaries) to conduct or have an interest in any business (other than any business that is not material) or compete with any person in any geographic area (other than any geographic area that is not material);

(D) all Contracts granting to any person (other than the Company or any of its Subsidiaries) “most favored nation” status that applies to existing or future Affiliates of the Company or any of its Subsidiaries, except where such status is not material to the Company and its Subsidiaries, taken as a whole;

(E) all Contracts that provide for “exclusivity” or any similar requirement in favor of any person (other than the Company or any of its Subsidiaries), except where such “exclusivity” or similar requirement is not material to the Company and its Subsidiaries, taken as a whole;

(F) all Contracts that restrict the development, manufacture, marketing or distribution of any product of the Company or any of its Subsidiaries (or, following the consummation of the Merger, could restrict the development, manufacture, marketing or distribution of any product of Parent or any of its Affiliates, including the Company and its Subsidiaries), other than products that are or would be not material to the Company and its Subsidiaries, taken as a whole;

(G) all Contracts of the Company or any of its Subsidiaries with any Affiliate of the Company (other than any of its Subsidiaries), except for any Company Benefit Plans or Company Benefit Agreements;

(H) all joint venture, partnership or other similar agreements to which the Company or any of its Subsidiaries is a party;

(I) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, “debt obligations”) pursuant to which any indebtedness of the Company or any of its Subsidiaries (other than indebtedness owed to the Company or any of its Subsidiaries) in excess of $2,500,000 is outstanding or may be incurred and all guarantees of or by the Company or any of its Subsidiaries of debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date of this Agreement;

(J) all Contracts relating in whole or in part to the development, ownership, licensing or use of Intellectual Property (other than Intellectual Property that is not material to the Company and its Subsidiaries, taken as a whole) by the Company or any of its Subsidiaries, except for (1) intercompany licenses among the Company and its Subsidiaries and (2) software licenses for generally available off-the-shelf desktop software or system development tools;

(K) all Contracts pursuant to which the Company or any of its Subsidiaries acquired, or disposed of, any assets or shares of capital stock, voting securities or other equity interests for aggregate consideration of more than $10,000,000 (other than purchases of raw materials or supplies, or sales of inventory or obsolete equipment, in the ordinary course of business consistent with past practice) and (1) entered into since September 30, 2008 or (2) under which the Company has any continuing obligations (other than any obligations that are not material to the Company and its Subsidiaries, taken as a whole);

(L) all Contracts providing for indemnification of any person with respect to material liabilities relating to any current or former business of the Company or any of its Subsidiaries; and

(M) all Contracts with or to a labor union, guild or other employee representative (including any collective bargaining agreement or works council agreement).

Each such Contract described in any of clauses (A) through (M) of this Section 3.01(i)(i) (and each Contract entered into after the date of this Agreement that would have been described in any of clauses (A) through (M) of this Section 3.01(i)(i) if such Contract existed on the date of this Agreement) is referred to herein as a “Specified Contract”.

(ii) Except for Contracts (including all amendments and modifications thereto) filed in unredacted form as exhibits to the Filed Company SEC Documents, the Company has made available to Parent prior to the date of this Agreement complete and accurate copies (including all amendments and modifications thereto) of all Specified Contracts.

(iii) Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Specified Contract is a valid, binding and legally enforceable obligation of the Company or one of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, subject, in each case, to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies, (ii) each Specified Contract is in full force and effect and (iii) neither the Company nor any of its Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any Specified Contract and, to the Knowledge of the Company, no other party to any Specified Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

(j) Compliance with Laws; Environmental Matters. (i) Except with respect to Environmental Laws, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(k), 3.01(l) and 3.01(n), respectively, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, “Legal Provisions”), except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, “Permits”) necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice that any such Permit will be terminated or modified or cannot be renewed in the ordinary course of business consistent with past practice and, to the Knowledge of the Company, no reasonable basis exists for such termination, modification or nonrenewal, except for any such termination, modification or nonrenewal that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. No material action, demand, requirement or investigation by any Governmental Entity and no material suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or other assets, alleging that the Company or any its Subsidiaries is not in compliance with any Legal Provision or challenging the validity of the rights of the Company or any of its Subsidiaries in any Permit, is pending or, to the Knowledge of the Company, threatened.

(ii) Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect: (A) the Company and each of its Subsidiaries are, and have been, in compliance with all Environmental Laws; neither the Company nor any of its Subsidiaries has received any written notice alleging that the Company or any of its Subsidiaries is in violation of, or has any liability under, any Environmental Law; and, to the Knowledge of the Company, continued compliance with Environmental Laws applicable to the operations of the Company or any of its Subsidiaries, including any adopted requirement yet to be implemented under any Environmental Law, would not reasonably be expected to result in any expenditures;

(B) (1) the Company and each of its Subsidiaries have obtained and are in compliance with all permits, licenses and governmental authorizations pursuant to Environmental Law necessary for their respective operations as presently conducted (“Environmental Permits”), (2) all such Environmental Permits are valid and in good standing and (3) neither the Company nor any of its Subsidiaries has received any notice of any actual or potential change in the status or terms and conditions of any Environmental Permit;

(C) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries;

(D) there have been no Releases of any Hazardous Material that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

(E) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or, to the Knowledge of the Company, by operation of law, any liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.

(iii) (A) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, claims, liens, proceedings or written notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Materials or (2) the failure to comply with any Environmental Law.

(B) “Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, rules, regulations, ordinances, directives, orders, decrees, judgments and legally-binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution, natural resources or protection of endangered or threatened species, health, safety or the indoor or outdoor environment (including ambient air, surface water, groundwater, land surface, subsurface strata and any workplace).

(C) “Hazardous Materials” means (1) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, mercury and polychlorinated biphenyls and (2) any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law.

(D) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface strata or workplace) or within any building, structure, facility or fixture.

(k) Labor Relations. There are no collective bargaining, works council or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No employees of the Company or any of its Subsidiaries are, or since September 30, 2008 have been, represented by any union, guild or other employee representative with respect to their employment by the Company or such Subsidiary. There is not pending, and since September 30, 2008 there has not been, any labor dispute, union organization attempt or work stoppage, slowdown or lockout due to labor disagreements that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect. There is no, and since September 30, 2008 there has not been, any unfair labor practice charge, complaint or other proceeding pending that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, no such charge, complaint or other proceeding is threatened, against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Entity related to the Company’s or any of its Subsidiaries’ labor relations practices that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect. Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and since September 30, 2008 has been, in compliance with all applicable laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not engaging, and since September 30, 2008 has not engaged, in any unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes). There are no complaints, controversies, lawsuits or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former director, officer, employee or consultant (who is a natural person) of the Company or any of its Subsidiaries (each a “Participant”) or any class of the foregoing, relating to any such law, or alleging breach of any express or implied contract of employment or of any other wrongful or tortious conduct in connection with the employment relationship that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened, investigations, audits, complaints or proceedings against the Company or any of its Subsidiaries by or before any Governmental Entity, whether domestic or foreign, respecting or involving any applicant for employment, any Participant or any class of the foregoing, except as would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(l) Employee Benefit Matters. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Pension Plan, each Company Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (other than employee welfare benefits plans that are not material to the Company and its Subsidiaries, taken as a whole) and all other Company Benefit Plans and Company Benefit Agreements (other than Company Benefit Plans and Company Benefit Agreements that are not material to the Company and its Subsidiaries, taken as a whole) in effect on the date of this Agreement. With respect to each Company Pension Plan, each such other Company Benefit Plan (other than a Multiemployer Plan) and each such Company Benefit Agreement in effect on the date of this Agreement (other than any such Company Benefit Plan or Company Benefit Agreement required to be maintained or contributed to pursuant to the laws of a jurisdiction outside of the United States), the Company has made available to Parent complete and accurate copies of (A) each Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plans or Company Benefit Agreements, written descriptions thereof), (B) the two most recent annual reports on Form 5500 (including any accompanying schedules and attachments) required to be filed with the Internal Revenue Service (the “IRS”) and the two most recent annual information returns filed with any Governmental Entity with respect to each Company Benefit Plan (if any such report was required under applicable law), (C) the most recent summary plan description and summary of material modifications (including any applicable notices under Section 204(h) of ERISA) for each Company Benefit Plan for which a summary plan description or summary of material modifications, as applicable, is required under applicable law, (D) the two most recent actuarial valuations for each Company Benefit Plan (if any) and (E) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan or Company Benefit Agreement. Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan (other than a Multiemployer Plan), Company Benefit Agreement and, to the Knowledge of the Company, each Multiemployer Plan has been administered in accordance with its terms and with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all applicable collective bargaining agreements. Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, all contributions, premiums and benefit payments under or in connection with each Company Benefit Plan that are required to have been made by the Company or any of its Subsidiaries in accordance with the terms of such Company Benefit Plan and all applicable laws have been timely made.

(ii) Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to all tax law changes with respect to which the IRS is currently willing to provide a determination letter (or are entitled to rely on an opinion letter with respect to a prototype plan), no such determination letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans required to have been approved by or registered with any foreign Governmental Entity have been so approved or registered, no such approval or registration has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that would reasonably be expected to materially affect any such approval or registration relating thereto. The Company has made available to Parent a complete and accurate copy of the most recent determination letter received prior to the date of this Agreement with respect to each Company Benefit Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any.

(iii) Section 3.01(l)(iii) of the Company Disclosure Schedule contains a list of (A) each Company Benefit Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code (each, a “Title IV Plan”) and (B) to the Knowledge of the Company, each other Company Benefit Plan that is a defined benefit pension plan or that provides for the payment of termination indemnities, other than any such plan that is sponsored by a Governmental Entity (each plan described in clause (A) or (B), a “Company Pension Plan”). Except as individually or in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or any Commonly Controlled Entity is reasonably expected to incur any liability with respect to any plan that would be described in the immediately preceding sentence but for the fact that it is not a Company Benefit Plan. With respect to each Title IV Plan (other than Multiemployer Plans), except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, during the past six years: (A) there has not been an “accumulated funding deficiency” or a failure to meet any “minimum funding standards”, as applicable (as such terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (B) there has not been a determination that such plan is, or is expected to be, in at risk status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (D) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full; (E) no liability or contingent liability (including liability pursuant to Section 4069 of ERISA but excluding premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company, any of its Subsidiaries or any Commonly Controlled Entity; (F) no such plan or related trust has been terminated and, to the Knowledge of the Company, the PBGC has not instituted proceedings to terminate any such plan; and (G) each such plan is frozen with respect to future benefit accruals.

(iv) Section 3.01(l)(iv) of the Company Disclosure Schedule contains a list of each Title IV Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). With respect to each Multiemployer Plan, except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, during the past six years (A) none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (B) no event has occurred that would reasonably be expected to result in a complete or partial withdrawal by the Company, any of its Subsidiaries or any Commonly Controlled Entity; (C) none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has any contingent liability under Section 4204 or 4212(c) of ERISA and (D) none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has received any notification that any such plan is in reorganization (within the meaning of Section 4241 of ERISA), has been terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 437 of the Code or Section 305 of ERISA), and no such plan is reasonably expected to be in reorganization, terminated, insolvent or in endangered or critical status.

(v) Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, all reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, there are not any facts that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

(vi) Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, there are no understandings, agreements or undertakings, written or oral, with any person (other than pursuant to the express terms of an applicable Company Benefit Plan or Company Benefit Agreement) that would be (pursuant to any such understandings, agreements or undertakings) reasonably expected to result in any liabilities if a Company Benefit Plan or Company Benefit Agreement were amended or terminated on or at any time after the Effective Time or that would prevent any unilateral action by the Company (or, after the Effective Time, Parent) to effect such amendment or termination.

(vii) With respect to each Company Benefit Plan, except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, (A) there has not occurred any nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company, any of its Subsidiaries or any of their respective officers, directors or employees, or, to the Knowledge of the Company, any trustee, administrator or other fiduciary of such Company Benefit Plan, or any agent of the foregoing, has engaged that would reasonably be expected to subject the Company, any of its Subsidiaries or any of their respective officers, directors or employees to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any applicable similar law and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Company Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or any of its Subsidiaries to any liability for breach of fiduciary duty under ERISA.

(viii) Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries complies with the applicable requirements of Section 4980B(f) of the Code, Sections 601-609 of ERISA or any similar state or local law with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state or local law. No Company Benefit Plan or Company Benefit Agreement that is an employee welfare benefit plan provides material benefits after termination of employment, except (x) where the cost of coverage therefor is borne entirely by the former employee (or his or her eligible dependents or beneficiaries), (y) as required by Section 4980B(f) of the Code or any other applicable law or (z) for any such benefits that are provided solely during a severance period pursuant to a Company Benefit Plan or Company Benefit Agreement that is an employment or severance plan or agreement.

(ix) Except with respect to the treatment of Company Stock Options, Company Restricted Shares and Company Performance Units described in Section 5.04 of this Agreement, none of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement (alone or in combination with any other event, including as a result of any termination of employment on or following the Effective Time) will (A) entitle any Participant to severance, termination, retention, change in control or similar compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any Company Benefit Plan or Company Benefit Agreement or otherwise or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. The Company has provided to Parent a complete and accurate schedule providing the estimated aggregate maximum value of the total amount of all payments and the fair market value of all non-cash benefits (including severance benefits and accelerated vesting of Company Stock Options, Company Restricted Shares and Company Performance Units) that may become payable or provided to each Participant in connection with the transactions contemplated by this Agreement under the Company Benefit Plans and Company Benefit Agreements (assuming for such purpose that the employment of all Participants were terminated immediately following the Effective Time as if the Effective Time were September 30, 2010). Except as in accordance with this Agreement, none of the Company or any of its Subsidiaries has taken any action or announced any intention to amend, modify or terminate any Company Benefit Plan or Company Benefit Agreement in any manner that could result in any material increase in compensation or benefits to any Participant or accelerate the payment of any obligations thereunder.

(x) Except as individually or in the aggregate has not and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any material liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and incorrectly classifying such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

(xi) Except as individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan and each Company Benefit Agreement that is a “nonqualified deferred compensation plan” within the meaning of Treasury Regulation 1.409A-1(a)(1)(a) and subject to Section 409A of the Code (a “Nonqualified Deferred Compensation Plan”) was operated in compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of Section 409A of the Code and applicable guidance thereunder, and each Nonqualified Deferred Compensation Plan has been operated in compliance with Section 409A of the Code and the Final Treasury Regulations and other guidance issued by the IRS thereunder (the “409A Authorities”) since January 1, 2009 and has been in documentary compliance with the 409A Authorities since January 1, 2009. No Participant is entitled to any material gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax imposed under Section 409A of the Code or interest or penalty related thereto.

(m) No Excess Parachute Payments. No amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event, including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company is reasonably expected to be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), other than excess parachute payments to employees other than directors or officers that do not exceed $1,000,000 in the aggregate, and no disqualified individual is entitled to receive any additional payment from the Company, any of its Subsidiaries, Parent or the Surviving Corporation in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

(n) Taxes. (i) Each of the Company and its Subsidiaries has (A) duly filed with the appropriate governmental authorities all material tax returns required to be filed and, except as reserved for in accordance with GAAP, all such tax returns are complete and accurate in all material respects and (B) duly paid in full or made adequate provision in accordance with GAAP for the payment of all material taxes due, whether or not shown as due in such tax returns.

(ii) (A) The relevant statute of limitations is closed with respect to the U.S. federal income tax returns of the Company and its Subsidiaries for all years through September 30, 2006 and (B) there is no currently effective Contract extending, or having the effect of extending, the period of assessment or collection of any federal, state and foreign taxes with respect to the Company or any of its Subsidiaries, nor has any written request for any such extension been received by the Company or any of its Subsidiaries.

(iii) (A) No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings (collectively “Audits”) or court proceedings are presently pending and no written notice of any Audit has been received with regard to any material taxes owed or claimed to be owed by or on behalf of the Company or any of its Subsidiaries and (B) material amounts finally determined to be owed from any Audit or court proceedings relating to taxes of the Company or any of its Subsidiaries have been paid or accrued on the financial statements of the Company included in the Filed Company SEC Documents to the extent such taxes are being properly protested.

(iv) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) the installment method of accounting, (B) the completed contract method of accounting, (C) the long-term contract method of accounting, (D) the cash method of accounting or Section 481 of the Code or (E) any comparable provisions of state, local or foreign tax law, other than any amounts that are specifically reflected in a reserve for taxes on the financial statements of the Company included in the Filed Company SEC Documents.

(v) Within the two-year period ending on the Closing Date, none of the Company or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

(vi) The distribution of all of the common stock of New Aristotle Holdings, Inc., a Delaware corporation, in November 2006 and related transactions qualified for tax-free treatment under Section 355 and 361 of the Code and Section 355(e) of the Code did not apply.

(vii) Neither the Company nor any of its Subsidiaries has ever entered into any “listed transaction” or “transaction of interest”, as defined in Treasury Regulation Section 1.6011-4(b) or comparable provision of state, local or foreign tax law for which disclosure on a tax return was required.

(viii) No taxing authority has asserted any material liens for taxes with respect to any assets or properties of the Company or its Subsidiaries, except for statutory liens for taxes not yet due and payable.

(ix) The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of taxes.

(x) Neither the Company nor any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

(xi) Neither the Company nor any of its Subsidiaries is a party to or bound by any material tax sharing agreement or tax indemnity agreement, arrangement or practice (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority), except agreements solely with each other or agreements with third parties made in the ordinary course of business the primary subject matter of which is not tax.

(xii) As used in this Agreement (A) “tax” or “taxes” shall include (whether disputed or not) all (x) federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group or as a transferee or successor and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) “taxing authority” means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) “tax return” or “tax returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed (or, in the case of Section 4.01(d), to be filed) with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

(o) Properties. (i) Section 3.01(o)(i) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all real property (other than real property that is not material to the Company and its Subsidiaries, taken as a whole) owned in fee by the Company or any of its Subsidiaries (the “Owned Real Property”), together with a description of their present use. The Company or one of its Subsidiaries has fee simple title to all of the Owned Real Property, in each case free and clear of all Liens, other than Permitted Liens. Neither the Company nor any of its Subsidiaries has leased or granted any right to use or occupy all or any portion of the Owned Real Property to a third party. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. There is no condemnation or other proceeding in eminent domain, pending or, to the Knowledge of the Company, threatened, affecting the Owned Real Property or any portion thereof or interest therein.

(ii) Section 3.01(o)(ii) of the Company Disclosure Schedule sets forth the location of all real property (other than real property that is not material to the Company and its Subsidiaries, taken as a whole) leased to the Company or any of its Subsidiaries (the “Leased Real Property”) pursuant to a lease, sublease, license or other similar agreement (together with all amendments, modifications and supplements thereto) under which the Company or any of its Subsidiaries is the lessee, sublessee, or licensee (collectively, the “Leases”). Complete and accurate copies of each of the Leases have been made available to Parent prior to the date of this Agreement. Each Lease is valid, binding and in full force and effect, and the underlying Leased Real Property is free and clear of all Liens, other than Permitted Liens and Liens that have been placed or permitted to be placed by any landlord or fee owner of such Leased Real Property. The transactions contemplated by this Agreement, including the Merger, do not require the consent of any other party to a Lease, nor will it cause a breach or default under such Lease or cause such Lease to cease being in full force and effect on identical terms following the Closing Date. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Lease, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Neither the Company nor any of its Subsidiaries has subleased or granted to a third party any right to use or occupy all or any portion of the Leased Real Property and neither the Company nor any of its Subsidiaries has collaterally assigned or granted a Lien in any Lease.

(iii) The Owned Real Property and the Leased Real Property are in reasonably good repair and operating condition, ordinary wear and tear excepted. The Owned Real Property and the Leased Real Property include all real property used in the Company’s business, and are sufficient for the conduct and operation of the Company’s business, as presently conducted and as currently proposed to be conducted. Each of the Company and its Subsidiaries are in possession of their respective Owned Real Property and Leased Real Property.

(iv) With respect to tangible assets necessary for the conduct of the Company’s business as presently conducted and as currently proposed to be conducted (other than real property), the Company or one of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all of such tangible assets, in each case free and clear of all Liens, other than Permitted Liens.

(p) Intellectual Property. (i) The Company or one of its Subsidiaries owns or is licensed to use, in each case free and clear of any Liens other than Permitted Liens, all material Intellectual Property used to carry on the business of the Company and its Subsidiaries as presently conducted.

(ii) Section 3.01(p)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all registered Intellectual Property, or application therefor, owned by the Company or any of its Subsidiaries (other than Intellectual Property that is not material to the Company and its Subsidiaries, taken as a whole).

(iii) None of the Company or any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person (collectively, “Infringing Activities”), except for any Infringing Activities that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any Infringing Activities (including any claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property or other proprietary information of any other person), or is party to or the subject of any pending or, to the Knowledge of the Company, threatened, suit, claim, action, investigation or proceeding before or by any Governmental Entity or third party with respect to any Infringing Activities, that has not been settled or otherwise fully resolved, except for any Infringing Activities that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no person or persons are infringing or have misappropriated or otherwise come into conflict with the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property in a manner that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

(iv) None of the Company or any of its Subsidiaries has received any written charge, complaint, claim, demand or notice, and no suits, claims, actions, investigations or proceedings are pending or, to the Knowledge of the Company, threatened, with regard to the ownership or use by the Company or any of its Subsidiaries of any of their respective Intellectual Property which individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect, except for any of the foregoing that has been settled or fully resolved.

(v) As used in this Agreement, “Intellectual Property” shall mean (A) trademarks, service marks, certification marks, names, brand names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights and other similar designations of sources of origin, the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application, (B) inventions, discoveries and ideas, whether patentable or not, provided that such inventions, discoveries and ideas are protectable under applicable law, (C) patents, applications for patents (including any division, continuation, continuation in part or renewal application) and any renewals, extensions, substitutions, or reissues thereof, (D) trade secrets and confidential information, (E) writings and other works, protectable under applicable copyright statutes, (F) registrations and applications for registration of copyrights and any renewals or extensions thereof, (G) moral rights and rights of attribution and integrity and (H) all rights in the foregoing, in any similar intangible assets and in any similar intellectual property or proprietary rights, in each case in any domestic or foreign jurisdiction.

(vi) The Company and its Subsidiaries have taken reasonable steps to protect the confidentiality of all trade secrets and any other confidential information that are owned by or licensed to the Company and its Subsidiaries in confidence, except for any failure to do so that individually or in the aggregate has not had or would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, such trade secrets and confidential information have not been used, disclosed to or discovered by any person, except (i) pursuant to a valid non-disclosure, license or other appropriate Contract which has not been breached and (ii) for any use, disclosure or discovery that individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(q) Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders’ Meeting or any adjournment or postponement thereof to adopt this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of capital stock or voting securities of, or other equity interests in, the Company necessary to adopt this Agreement.

(r) State Takeover Statutes. The Board of Directors of the Company has taken all actions such that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. No other state takeover statute or similar statute or regulation applies to this Agreement, the Stockholder Agreement, the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreement.

(s) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than BDT & Company, LLC and Credit Suisse Securities (USA) LLC), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and accurate copies of all Contracts under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

(t) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Credit Suisse Securities (USA) LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. A signed copy of the written opinion of Credit Suisse Securities (USA) LLC has been or promptly will be made available to Parent.

(u) Insurance. Section 3.01(u) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to the Company or any of its Subsidiaries (or their respective assets or business) as of the date of this Agreement, except for policies that are not material to the Company and its Subsidiaries, taken as a whole. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced with a policy with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings prior to the date of cancellation or termination, except in each case for such policies, premiums, cancellations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since September 30, 2008. There are no pending or, to the Knowledge of the Company, threatened material claims under any insurance policy.

(v) Relationships with Customers and Suppliers. (i) Section 3.01(v)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of the twenty largest customers of the Company and its Subsidiaries (determined on the basis of amounts paid to the Company and its Subsidiaries in the eleven-month period ended August 31, 2010), together with such amounts paid during such period.

(ii) Section 3.01(v)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of the twenty largest suppliers of the Company and its Subsidiaries (determined on the basis of amounts paid by the Company and its Subsidiaries in the eleven-month period ended August 31, 2010), together with such amounts paid during such period.

(iii) Between September 30, 2008 and the date of this Agreement, no customer or supplier of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, has (A) canceled or otherwise terminated its relationship with the Company or any of its Subsidiaries, (B) to the Knowledge of the Company, provided notice to the Company or any of its Subsidiaries of its intent, or threatened, to terminate its relationship with the Company or any of its Subsidiaries, (C) decreased or limited in any material respect its purchases from or sales to the Company or any of its Subsidiaries or (D) to the Knowledge of the Company, provided notice to the Company or any of its Subsidiaries of its intent, or threatened, to decrease or limit in any material respect its purchases from or sales to the Company or any of its Subsidiaries.

(w) Product Recalls and Withdrawals. With respect to each of the products sold by or on behalf of the Company or any of its Subsidiaries, there has not been since September 30, 2008 any recall or withdrawal (either voluntary or involuntary), or claims relating to any recall or withdrawal of products, involving, individually or in the aggregate, in excess of $5,000,000 in book value.

(x) Exhibits to Agreements. No item set forth on the Company Disclosure Schedule is affected in any material respect by any ancillary document, annex, exhibit, schedule or other document related to such item that was not provided to Parent prior to the date of this Agreement; and no such ancillary document, annex, exhibit, schedule or other document not provided to Parent prior to the date of this Agreement is material to the Company and its Subsidiaries, taken as a whole. The Company will deliver to Parent as soon as practicable following the date of this Agreement all such ancillary documents, annexes, exhibits, schedules and other documents not provided to Parent prior to the date of this Agreement.

(y) No Other Representations or Warranties. Except for the representations and warranties set forth in this Agreement, neither the Company nor any person acting on its behalf makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

(a) Organization, Standing and Corporate Power. Each of Parent and Sub has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to carry on its business as presently conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to prevent or materially delay the consummation by Parent or Sub of the Merger or any of the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

(b) Authority; Noncontravention. (i) Each of Parent and Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock or voting securities of, or other equity interests in, Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against Parent or Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors of Sub duly and unanimously adopted resolutions (A) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (B) declaring that it is in the best interests of Parent, as sole stockholder of Sub, that Sub enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (C) directing that the adoption of this Agreement be submitted to Parent, as sole stockholder of Sub, and (D) recommending that Parent, as sole stockholder of Sub, adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. Parent, as sole stockholder of Sub, will, immediately following the execution and delivery of this Agreement by each of the parties hereto, adopt this Agreement.

(ii) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under, (A) the organizational documents of Parent or Sub, (B) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject or (C) subject to (1) the adoption of this Agreement by Parent, as the sole stockholder of Sub, and (2) the governmental filings and other matters referred to in the immediately following sentence, any (x) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (y) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation in the United States or foreign jurisdictions, (II) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (III) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(e) Capital Resources. As of the date of this Agreement, NV and PLC together have sufficient cash or availability under their credit facilities, and as of the Closing, Parent or Sub will have sufficient cash, to perform all of Parent and Sub’s monetary obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including payment in full of the aggregate Merger Consideration and all fees, costs, expenses and taxes incurred in connection with the transactions contemplated hereby.

(f) State Takeover Statutes. None of Parent, Sub or any of their respective “affiliates” or “associates” has been an “interested stockholder” with respect to the Company at any time within the three years immediately prior to the date of this Agreement, as those terms are defined in Section 203 of the DGCL.

(g) Litigation. As of the date of this Agreement, there is no action, suit or proceeding pending or, to the Knowledge of Parent, threatened against or affecting any of Parent, Sub, NV or PLC or any of their respective properties or assets that individually or in the aggregate has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Entity involving, Parent, Sub, NV or PLC or any of their respective properties or assets that individually or in the aggregate has had or would reasonably be expected to have a Parent Material Adverse Effect.

(h) No Other Representations or Warranties. Except for the representations and warranties set forth in this Agreement and the representations and warranties of Parent set forth in the Stockholder Agreement, none of NV, PLC, Parent, Sub and any person acting on behalf of NV, PLC, Parent or Sub makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement or the Stockholder Agreement.

ARTICLE IV

Covenants Relating to Conduct of Business; No Solicitation

SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 4.01(a) of the Company Disclosure Schedule, (ii) as otherwise expressly permitted or required by this Agreement, (iii) as may be required by applicable laws or (iv) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and maintain its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and subject to the exceptions set forth in clauses (i) through (iv) of the preceding sentence, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, voting securities or other equity interests, except for (1) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent and (2) regular quarterly cash dividends payable by the Company in respect of shares of Company Common Stock not exceeding $0.085 per share of Company Common Stock with usual declaration, record and payment dates and in accordance with the Company’s dividend policy as of the date of this Agreement, (B) split, combine or reclassify any of its capital stock, voting securities or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, voting securities or other equity interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock, voting securities or other equity interests, or any other securities of the Company or any rights, warrants, calls or options to acquire any such shares of capital stock, voting securities or other equity interests, except for purchases, redemptions or other acquisitions of Company Common Stock in connection with the forfeiture, exercise or vesting of any Company Stock Options, Company Performance Units or Company Restricted Shares outstanding on the date of this Agreement;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (A) any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (D) any rights issued by, or other obligations of, the Company or any of its Subsidiaries that are linked in any way to the price of any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, the value of the Company or any of its Subsidiaries or any part of the Company or any of its Subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, in each case including pursuant to Contracts as in effect on the date of this Agreement (other than (1) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or the settlement of Company Performance Units, in each case outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement, (2) the issuance of shares of Company Common Stock under the Company Management Bonus Plan with respect to the Company’s 2010 fiscal year pursuant to elections made by Participants prior to the date of this Agreement and (3) the issuance of shares of Company Common Stock upon the settlement of Company Common Stock units credited to the accounts of Participants under the Company’s Deferred Compensation Plans for

Non-Employee Directors, in accordance with the terms of such plans as in effect on the date of this Agreement);

(iii) amend the Company Certificate or the Company Bylaws or other comparable charter or organizational documents of any of the Company’s Subsidiaries;

(iv) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any person or any division, business or all or a substantial portion of the shares of capital stock or voting securities of, or other equity interests in, any person or (B) any assets that, in the case of clause (A) or (B), individually, have a purchase price in excess of $500,000 or, in the aggregate, have a purchase price in excess of $5,000,000, other than (1) capital expenditures, which shall be subject to the limitations of clause (vii) below, and (2) purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

(v) directly or indirectly (A) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), other than sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice or (B) enter into, modify or amend any lease of real property, except for modifications or amendments that are not adverse to the Company or any of its Subsidiaries;

(vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other Contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than the Company or any of its wholly owned Subsidiaries) or (C) repay, redeem, repurchase or otherwise retire, or otherwise make any payment in respect of, any indebtedness for borrowed money or any debt securities, or any rights, warrants, calls or options to acquire any debt securities, other than as required by their terms as in effect on the date of this Agreement;

(vii) make any capital expenditure which (A) is in excess of $1,500,000 or (B) is not in accordance with the Company’s fiscal 2011 budget for capital expenditures set forth in Section 4.01(a)(vii) of the Company Disclosure Schedule;

(viii) (A) pay, discharge, satisfy or settle any material claims (including claims of stockholders), liabilities, obligations (whether absolute, accrued, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, satisfaction or settlement, in the ordinary course of business consistent with past practice or in accordance with its terms as in effect on the date of this Agreement, of any liability reflected or reserved against in the most recent consolidated balance sheet (or the related notes) of the Company included in the Filed Company SEC Documents (for amounts not in excess of the amount reflected on, or reserved against in, such consolidated balance sheet) or incurred since the date of such consolidated balance sheet in the ordinary course of business consistent with past practice, (B) cancel any indebtedness, (C) waive, transfer, grant or release any claims or right of material value, (D) waive any benefits of, or agree to modify in any respect, or terminate or fail to enforce, or consent to any material matter with respect to which consent is required under any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary or (E) commence any litigation other than in the ordinary course of business consistent with past practice;

(ix) (A) (1) enter into, (2) modify or amend in any material respect or modify or amend outside the ordinary course of business or (3) terminate any Specified Contract or (B) waive, release or assign any material rights or claims thereunder;

(x) enter into, modify, amend or terminate any Contract, which if so entered into, modified, amended or terminated would reasonably be expected to (A) adversely affect in any material respect the Company or any of its Subsidiaries, taken as a whole, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by the Agreement;

(xi) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or require Parent to license or transfer any of its Intellectual Property or other material assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

(xii) except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or to comply with any Contract or Company Benefit Plan or Company Benefit Agreement entered into prior to the date of this Agreement and as in effect on the date of this Agreement, (A) adopt, establish, enter into, terminate, amend or modify (1) any collective bargaining, works council or other labor union agreement or Company Benefit Plan or (2) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more Participants, (B) increase in any manner the compensation, bonus opportunity or fringe or other benefits of, or grant or pay any type of compensation or benefits to, any Participant not previously receiving or entitled to receive such type of compensation or benefits other than, in the case of employees who are neither directors nor officers, normal increases in cash compensation in the ordinary course of business consistent with past practice, (C) pay or provide any amount or benefit not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, other than the payment of base compensation and other amounts or benefits that are not material, in each case that are paid or provided in the ordinary course of business consistent with past practice, (D) grant or pay to any Participant (1) any severance, termination, change in control, retention or similar compensation or benefits or increase in any manner such compensation or benefits or (2) any right to receive any such compensation or benefits, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options, “phantom” stock, stock appreciation rights, “phantom” stock rights, stock-based or stock-related awards, performance units or restricted stock or the removal of existing restrictions in any Company Benefit Agreements, Company Benefit Plans or agreements or awards made thereunder), (F) amend or modify any Company Stock Option, Company Restricted Share or Company Performance Unit, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined; provided, however, the foregoing clauses (A), (B), (C) and (E) shall not restrict the Company from entering into or making available to newly hired employees or to employees in the context of promotions plans, agreements, benefits or compensation agreements, in each case (x) in the ordinary course of business consistent with past practice and (y) other than for employees who are directors or officers;

(xiii) change its fiscal year or, except as required by GAAP or applicable tax laws, make any change in accounting methods, principles or practices;

(xiv) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; or

(xv) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

(b) Other Actions. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

(c) Advice of Changes; Filings. (i) Parent shall promptly advise the Company orally and in writing of any breach or failure to perform any of its, Sub’s, PLC’s or NV’s representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 6.03(a) or 6.03(b) could not then be satisfied and (ii) the Company shall promptly advise Parent orally and in writing of any breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 6.02(a) or 6.02(b) could not then be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Each of the Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party or its Affiliates with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

(d) Certain Tax Matters. (i) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (A) timely file all material tax returns (taking into account any applicable extensions) required to be filed by or on behalf of each such entity; (B) timely pay all material taxes due and payable; (C) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all material taxes payable but not yet due; (D) promptly notify Parent of any suit, claim, action, investigation, audit or similar proceeding (collectively, “Actions”) pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax, (E) not settle or compromise any material tax liability without Parent’s prior written consent, which shall not be unreasonably withheld or delayed; and (F) not make any material tax election, other than with Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed, or other than in the ordinary course of business consistent with past practice. Any tax returns described in this Section 4.01(d) shall be complete and accurate in all material respects and shall be prepared on a basis consistent with the past practice of the Company. The Company shall make such tax returns available to Parent.

(ii) The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of the Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

(iii) For the avoidance of doubt, the parties agree that books and records governed by Section 5.02 shall include any tax information reasonably requested, including tax returns that have been filed for all open periods.

(iv) Except as set forth in Section 4.01(d)(iv) of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit its Subsidiaries to, take steps to implement any restructuring outside of the normal course of business involving foreign Subsidiaries, a significant purpose of which is the reduction of tax, except as consented to in writing in advance by Parent, which consent shall not be unreasonably withheld.

SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, induce or facilitate any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a

Takeover Proposal. The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal, or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic dataroom access previously granted to any such person or its Representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the two immediately preceding sentences by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 4.02(a) by the Company. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal by such party, and which Takeover Proposal was not solicited after the date of this Agreement and was made after the date of this Agreement and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions regarding the terms of such Takeover Proposal and the negotiation of such terms with, and only with, the person making such Takeover Proposal (and its Representatives).

The term “Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing) from any person with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of shares of capital stock or voting securities of, or other equity interests in, a Subsidiary of the Company or otherwise) of any business or assets of the Company or its Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of shares of capital stock, voting securities or other equity interests (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such shares of capital stock, voting securities or other equity interests) representing 15% or more of the voting power of the Company, (iv) transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the Company Common Stock or (v) combination of the foregoing (in each case, other than the Merger).

The term “Superior Proposal” means any legally binding bona fide written offer made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, all or substantially all of the shares of Company Common Stock or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (i) on terms which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal (including the legal, financial, regulatory, timing and other aspects of the proposal and the identity of the third party or group making the proposal) and this Agreement (including any changes proposed by Parent to the terms of this Agreement), and (ii) that is fully financed or reasonably capable of being fully financed, reasonably likely to receive all governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms and conditions proposed.

(b) (i) Neither the Board of Directors of the Company nor any committee thereof shall (A) (1) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (2) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Takeover Proposal (any action described in this clause (A) being referred to as a “Company Adverse Recommendation Change”) or (B) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement or arrangement constituting or related to, or that is intended to or would be reasonably likely to lead to, any Takeover Proposal, or requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Merger or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, the Company to fail to comply with this Agreement (other than a confidentiality agreement referred to in Section 4.02(a)).

(ii) Notwithstanding Section 4.02(b)(i), at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change if the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, however, that the Board of Directors of the Company may not make a Company Adverse Recommendation Change unless (A) the Company has provided prior written notice to Parent that the Board of Directors of the Company intends to effect a Company Adverse Recommendation Change (a “Notice of Adverse Recommendation”), which notice shall specify the reasons therefor and, in the case of a Superior Proposal, include the material terms and conditions of such Superior Proposal (including the identity of the third party or group making the Superior Proposal) and attach a copy of the most current draft of any written agreement relating thereto, (B) the Company has negotiated in good faith (including by complying with its obligations under Section 4.02(b)(iv)) with Parent with respect to any changes to the terms of this Agreement proposed by Parent for at least five business days following receipt by Parent of such Notice of Adverse Recommendation (it being understood and agreed that, in the case of a Superior Proposal, any amendment to any material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and an additional three business day period from the date of such notice) and (C) taking into account any changes to the terms of this Agreement proposed by Parent to the Company, the Board of Directors of the Company has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure by it to make a Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law and, in the case of a Superior Proposal, such Superior Proposal continues to meet the definition of the term “Superior Proposal”.

(iii) Notwithstanding Section 4.02(b)(i), at any time prior to obtaining the Stockholder Approval, if the Company receives a Takeover Proposal which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, the Company may terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 4.02(b)(iii), and any purported termination pursuant to this Section 4.02(b)(iii) shall be void, unless (A) the Company has not breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, including in this Section 4.02, such that the conditions set forth in Section 6.02(a) or 6.02(b) could not then be satisfied, (B) concurrently with such termination the Company pays the termination fee payable pursuant to Section 5.06(b), (C) the Company has provided prior written notice to Parent that the Company intends to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal (a “Notice of Superior Proposal”), which notice shall specify the material terms and conditions of such Superior Proposal (including the identity of the third party or group making such Superior Proposal) and attach a copy of the definitive agreement proposed to be entered into with respect to such Superior Proposal, (D) the Company has negotiated in good faith (including by complying with its obligations under Section 4.02(b)(iv)) with Parent with respect to any changes to the terms of this Agreement proposed by Parent for at least five business days following receipt by Parent of such Notice of Superior Proposal (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Superior Proposal and an additional three business day period from the date of such notice) and (E) taking into account any changes to the terms of this Agreement proposed by Parent to the Company, the Board of Directors of the Company has determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such Superior Proposal continues to meet the definition of the term “Superior Proposal” and the failure by it to terminate this Agreement to enter into the definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties under applicable law.

(iv) The Company shall keep confidential during the term of this Agreement any proposals made by Parent to revise the terms of this Agreement, other than in the event of any amendment to this Agreement or to the extent otherwise required to be disclosed by applicable law.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal, the material terms and conditions of any such Takeover Proposal, inquiry or proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal, inquiry or proposal. The Company shall (i) keep Parent informed in all material respects of the status and details (including any change to the terms thereof) of any such Takeover Proposal, inquiry or proposal and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material (including draft agreements) relating to any such Takeover Proposal, inquiry or proposal exchanged between the Company or any of its Affiliates (or its or their Representatives), on the one hand, and the person making such Takeover Proposal, inquiry or proposal (or its Representatives), on the other hand, other than correspondence or other written material that does not relate to any material term or condition of such Takeover Proposal.

(d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

ARTICLE V

Additional Agreements

SECTION 5.01. Preparation of the Proxy Statement; Stockholders’ Meeting. (a) As promptly as practicable following the date of this Agreement (and in any event prior to October 12, 2010), the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement; provided, however, that the Company may delay such mailing if it determines in good faith (after consultation with outside counsel) that such delay would be advisable in light of any unresolved comments of the

SEC with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. If at any time prior to receipt of the Stockholder Approval, there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent; provided that Parent shall use reasonable best efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after such document or response is transmitted to Parent for its review.

(b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders’ Meeting”) solely for the purpose of obtaining the Stockholder Approval. Subject to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors’ or such committee’s approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

(c) The Company shall not be required to hold the Stockholders’ Meeting if this Agreement is terminated in accordance with its terms before the Stockholders’ Meeting is held.

SECTION 5.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries’ properties, books, Contracts, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (b) a copy of each correspondence or written communication with any Governmental Entity and (c) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request (including all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to the Company or any of its Subsidiaries (or their respective assets or business)). Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the letter agreement, dated August 21, 2010, between Unilever United States, Inc. and the Company and the addendum to such letter agreement, dated September 16, 2010, between Unilever United States, Inc. and the Company (such letter agreement and addendum together, the “Confidentiality Agreement”). No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 5.03. Required Actions. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement.

(b) In connection with and without limiting the generality of Section 5.03(a) and subject to Section 5.03(e), each of the parties agrees to use reasonable best efforts to accomplish, or cause to be accomplished, in the most expeditious manner practicable (and in any event no later than the End Date), the following: (i) the obtaining of all actions or nonactions, waivers, consents and approvals from Governmental Entities as may be necessary or advisable (including the Governmental Entities in the jurisdictions set forth on Annex II) and the making and progressing of all registrations, declarations, notices and filings as may be necessary or advisable (including with the Governmental Entities in the jurisdictions set forth on Annex II) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(c) In connection with and without limiting the generality of Section 5.03(a) and subject to Section 5.03(e), each of the Company and Parent shall, and, to the extent applicable, the Company shall cause its Subsidiaries and Parent shall cause NV, PLC and their respective Subsidiaries to:

(i) duly and promptly file (A) with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the “HSR Filing”) required under the HSR Act with respect to the transactions contemplated by this Agreement and (B) in any other jurisdiction where a registration, declaration, notice or filing may be necessary or advisable (including the jurisdictions set forth on Annex II) the appropriate registration, declaration, notice or filing, in each case as promptly as practicable and in substantial compliance with the requirements of the HSR Act and any other applicable law;

(ii) promptly provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials thereof in the course of its review of this Agreement, the Merger or the other transactions contemplated hereby;

(iii) cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing and, if requested, to promptly amend or furnish additional information thereunder;

(iv) cooperate with the other party to determine whether any filings are required to be made with, or consents, waivers or approvals are required to be obtained from, any Governmental Entities or other third parties;

(v) use its reasonable best efforts to furnish to the other party as promptly as practicable all assistance, cooperation and information required for any registration, declaration, notice or filing described in this Section 5.03(c) and in order to achieve the effects set forth in Section 5.03(b);

(vi) give the other party reasonable prior notice of any registration, declaration, notice or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity regarding the Merger (including with respect to any of the actions referred to in Section 5.03(b) and in this Section 5.03(c)), and permit the other party to review and discuss in advance, and consider in good faith the views of, and use reasonable best efforts to secure the participation of, the other party in connection with any such registration, declaration, notice, filing or communication; and

(vii) unless prohibited by applicable law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, allow the other party or persons nominated by such other party (including such other party’s outside counsel) to participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger (including with respect to any of the actions referred to in Section 5.03(b) and in this Section 5.03(c)), (B) to the extent reasonably practicable, give the other party reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable law or by the applicable Governmental Entity from participating in or attending any such meeting, or engaging in any such conversation, keep such party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and its and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement and the Merger.

(d) The Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

(e) Notwithstanding anything else contained herein, the provisions of this Section 5.03 shall not be construed to (i) require Parent or any of its Affiliates or (ii) permit the Company or any of its Affiliates without the prior written consent of Parent, to undertake any efforts or to take any action if the taking of such efforts or action would or would reasonably be expected to result in a Substantial Detriment; provided, however, that reasonable best efforts of Parent under this Section 5.03 shall include agreeing to requirements to dispose of or hold separate brands of the Company, Parent or any of their respective Affiliates and assets primarily related to such brands that do not constitute a Substantial Detriment.

SECTION 5.04. Company Stock Options; Company Restricted Shares; Company Performance Units. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) at the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be cancelled and the holder thereof shall then be entitled, and have a fully vested right, to receive in consideration for such cancellation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Company Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option;

(ii) at the Effective Time, each Company Restricted Share outstanding immediately prior to the Effective Time will be converted into the fully vested right to receive the Merger Consideration pursuant to Section 2.01(c);

(iii) at the Effective Time, each outstanding Company Performance Unit will be converted into an amount in cash equal to $1,000, multiplied by a fraction, (A) the numerator of which is the number of full calendar months during the applicable performance period that have elapsed prior to the Effective Time, provided that if at least six full calendar months of the Company's fiscal year have elapsed prior to the Effective Time, then all calendar months during such fiscal year will be deemed to have elapsed prior to the Effective Time, and (B) the denominator of which is the total number of months during the applicable performance period; provided, however, that, in accordance with the terms of the Company SVI Plan, any such payments described in this Section 5.04(a)(iii) will be reduced to the extent that they, when combined with any other payments, benefits or other economic entitlements to the recipient, would cause the recipient to be subject to the excise tax under Section 4999 of the Code;

(iv) at the Effective Time, all Company Common Stock units credited to the account of each Participant under the Company’s Deferred Compensation Plans for Non-Employee Directors shall be converted into the right to receive a cash payment in an amount equal to the product of (A) the number of such Company Common Stock units credited to such account and (B) the Merger Consideration, and such payment shall be made in accordance with the terms of such plans; and

(v) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

(b) All amounts payable pursuant to Section 5.04(a) shall be subject to any required withholding of taxes and shall be paid without interest as soon as practicable following the Effective Time.

(c) The Company shall ensure that following the Effective Time, no holder of a Company Stock Option, Company Restricted Share, Company Performance Unit or Company Stock-Based Award (or former holder of a Company Stock Option, Company Restricted Share, Company Performance Unit or Company Stock-Based Award) or any current or former participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any shares of capital stock or voting securities of, or other equity interests (including “phantom” stock or stock appreciation rights) in, the Company, the Surviving Corporation or any of their Subsidiaries.

(d) Prior to the Effective Time, the Company shall take all actions necessary in order to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.05. Indemnification; Advancement of Expenses; Exculpation and Insurance. (a) Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate and the Company Bylaws (in each case, as in effect on the date of this Agreement), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

(c) Prior to the Effective Time, the Company shall obtain and fully pay the premium for the extension of the Company’s current directors’ and officers’ liability insurance policies (complete and accurate copies of which have been heretofore made available to Parent) (the “Existing D&O Policy”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Existing D&O Policy for a period of six years after the Effective Time, on terms with respect to such coverage (including as coverage relates to deductibles and exclusions) and amounts no less favorable to such persons than those of the Existing D&O Policy; provided that the Company shall not be permitted to pay more than $2,500,000 in the aggregate to obtain such coverage. If the Company shall fail to obtain such extension of the Existing D&O

Policy, Parent or one of its Affiliates shall maintain the Existing D&O Policy for a period of six years after the Effective Time; provided that Parent or one of its Affiliates may (i) substitute therefor policies of Parent or one of its Affiliates or (ii) obtain such extended reporting period coverage through a “tail” insurance policy (to be effective as of the Effective Time), in each case containing terms with respect to coverage (including as coverage relates to deductibles and exclusions) and amounts no less favorable to such directors and officers from an insurance carrier with the same or better credit rating than the carrier of the Existing D&O Policy as the date of this Agreement.

(d) Notwithstanding anything to the contrary in Section 5.05(c), Parent or its Affiliate shall not be obligated to pay in the aggregate an annual premium for insurance that exceeds 150% of the annual premiums payable by the Company for coverage during calendar year 2009 under the Existing D&O Policy (which premiums for such year are set forth in Section 5.05(d) of the Company Disclosure Schedule). It is understood and agreed that in the event the annual premium for the coverage set forth in Section 5.05(c) would at any time exceed such 150% amount, Parent or its Affiliate shall be obligated to provide the maximum available coverage as may be obtained for such 150% amount from an insurance carrier with the same or better credit rating than the carrier of the Existing D&O Policy as of the date of this Agreement.

(e) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 5.06. Fees and Expenses. (a) Except as provided in paragraphs (b) and (c) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that (i) this Agreement is terminated by (A) Parent pursuant to Section 7.01(e) or (B) the Company pursuant to 7.01(f) or (ii) (A) on or after the date of this Agreement and prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention to make a Takeover Proposal, (B) thereafter this Agreement is terminated by (1) either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders’ Meeting has not been held) or Section 7.01(b)(iii) or (2) Parent pursuant to Section 7.01(c)(i) and (C) within 15 months after such termination, the Company enters into a Contract to consummate, or consummates, any Acquisition Transaction, then the Company shall pay Parent a termination fee equal to $125,000,000 by wire transfer of same-day funds (x) in the case of a payment required by clause (i)(A) above, on the first business day following the date of termination of this Agreement, (y) in the case of a payment required by clause (i)(B) above, immediately upon the termination of this Agreement and (z) in the case of a payment required by clause (ii) above, on the date of the first to occur of the events referred to in clause (ii)(C).

(c) In the event that (i) this Agreement is terminated by (A) Parent or the Company pursuant to Section 7.01(b)(i) or 7.01(b)(ii) (in the case of Section 7.01(b)(ii), as a result of any Restraint arising under any competition, merger control, antitrust or similar law or regulation), (B) the Company pursuant to Section 7.01(d) or (C) Parent pursuant to Section 7.01(c)(ii) and (ii) as of the date of termination, (A) the condition set forth in Section 6.01(b) or Section 6.01(c) (in the case of Section 6.01(c), as a result of any Restraint or any pending or threatened suit, action or proceeding by any Governmental Entity, in each case arising under any competition, merger control, antitrust or similar law or regulation) has not been satisfied and (B) all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then Parent shall pay the Company a termination fee equal to $125,000,000 by wire transfer of same-day funds on the second business day following the date of termination of this Agreement.

(d) The Company and Parent acknowledge and agree that the agreements contained in Sections 5.06(b) and 5.06(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company and Parent would not enter into this Agreement; accordingly, if either party fails promptly to pay the amount due pursuant to Sections 5.06(b) and 5.06(c) and, in order to obtain such payment, the other party commences a suit that results in a judgment against such non-paying party for the applicable termination fee, such non-paying party shall pay to such other party its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the applicable termination fee from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.

SECTION 5.07. Public Announcements. Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any domestic or foreign national securities exchange or domestic or foreign national securities quotation system. The parties agree that all formal Company employee communication programs or announcements with respect to the transactions contemplated by this Agreement shall be in the forms mutually agreed to by the parties (such agreement not to be unreasonably withheld or delayed). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 5.08. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed.

SECTION 5.09. Employee Matters. (a) From the Effective Time through the first anniversary of the Effective Time, each employee of the Company or any of its Subsidiaries (but excluding those employees covered by any applicable collective bargaining agreement) who remains in the employment of the Surviving Corporation, Parent or any of their respective Affiliates (each, a “Continuing Employee”) shall receive (i) base compensation that is not less than the base compensation paid to such Continuing Employee immediately prior to the Effective Time, (ii) bonus and equity compensation opportunities under annual, long-term and other bonus and incentive plans that are no less favorable in the aggregate than the bonus and equity compensation opportunities provided to similarly situated employees of Parent and (iii) employee benefits (other than bonus and equity compensation opportunities) that are no less favorable in the aggregate than the employee benefits (other than bonus and equity compensation opportunities) provided to such Continuing Employee immediately prior to the Effective Time; provided that, except as provided in clause (ii), none of Parent and its Affiliates and the Surviving Corporation and its Subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, (A) shares of capital stock or voting securities of, or other equity interests in, any entity, (B) warrants, options, stock appreciation rights or other rights in respect of such shares of capital stock, voting securities or other equity interests or (C) securities convertible or exchangeable into such shares of capital stock, voting securities or other equity interests pursuant to any such plans or arrangements.

(b) Parent shall, and shall cause the Surviving Corporation and the Affiliates of Parent and the Surviving Corporation, to recognize the service of each Continuing Employee as if such service had been performed with Parent, the Surviving Corporation or such Affiliates for all purposes (including eligibility, participation, vesting and benefit accrual (other than under a defined benefit pension plan)) under each employee benefit plan, policy, program, arrangement or agreement of Parent, the Surviving Corporation or such Affiliates solely to the extent that Parent, the Surviving Corporation or such Affiliates make such plan, policy, program, arrangement or agreement available to such Continuing Employee and except as would result in any duplication of benefits for the same period of service.

(c) With respect to any welfare plan maintained by Parent and its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, Parent and its Affiliates shall, and Parent shall cause the Surviving Corporation to, (i) use reasonable best efforts to waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(d) With respect to the employees of the Company or any of its Subsidiaries who are employed primarily outside the United States, following the Effective Time, Parent and its Affiliates will provide such employees with employee benefits in accordance with applicable law.

(e) With respect to the employees of the Company or any of its Subsidiaries who are covered by an applicable collective bargaining agreement, Parent and its Affiliates will provide such employees with employee benefits in accordance with the applicable collective bargaining agreement.

(f) Parent shall, and shall cause the Surviving Corporation and the Affiliates of Parent and the Surviving Corporation to, honor all Company Benefit Plans and Company Benefit Agreements. Notwithstanding the foregoing, within ten days following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay to each participant in the Company Management Bonus Plan an amount equal to the sum of (i) such participant’s annual bonus earned under the Company Management Bonus Plan for the Company’s last fiscal year that ended prior to the Effective Time (to the extent such bonus has not been paid as of the Effective Time) and (ii) a bonus under the Company Management Bonus Plan for the Company’s fiscal year during which the Effective Time occurs, prorated to take into account the portion of such fiscal year occurring prior to the Effective Time.

(g) Without limiting the scope of Section 8.07, no provision of this Section 5.09 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Subsidiaries in any respect, including in respect of continued employment (or resumed employment) with Parent, the Surviving Corporation or its Subsidiaries or any other Affiliates of Parent, and no provision of this Section 5.09 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan, Company Benefit Agreement or any employee program or any plan or arrangement of Parent or any of its Affiliates. No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans or arrangements of Parent, the Company or its Subsidiaries or any other Affiliates of Parent in accordance with the terms of such plans or arrangements.

SECTION 5.10. NV and PLC Guarantee. NV and PLC hereby, jointly and severally, irrevocably, absolutely and unconditionally guarantee to the Company the prompt and complete performance when and as due of (a) the obligations of Parent set forth in Section 5.03 and (b) all monetary obligations of Parent and Sub under this Agreement (the “Guarantee”). Each of NV and PLC represent that (i) it has all requisite power and authority to undertake the Guarantee, (ii) the Guarantee has been duly authorized by all necessary corporate action on the part of NV and PLC and no other corporate proceedings on the part of NV or PLC are necessary to authorize the Guarantee, (iii) the Guarantee does not require approval of the holders of any shares of capital stock or voting securities of, or other equity interests in, NV or PLC, (iv) the Guarantee has been duly executed and delivered by each of NV and PLC and, assuming the due authorization, execution and delivery of this Agreement by Parent, the Company and Sub, the Guarantee constitutes a legal, valid and binding obligation of each of NV and PLC, enforceable against NV or PLC, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies and (v) the Guarantee does not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of NV or PLC under, (A) the organizational documents of NV or PLC, (B) any Contract to which NV or PLC is a party or any of their respective properties or other assets is subject or (C) any (1) statute, law, ordinance, rule or regulation applicable to NV or PLC or their respective properties or other assets or (2) order, writ, injunction, decree, judgment or stipulation, in each case applicable to NV or PLC or their respective properties or other assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a material adverse effect on the ability of NV or PLC to perform the Guarantee.

ARTICLE VI

Conditions Precedent

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any agreement with any Governmental Entity not to consummate the Merger shall have been terminated or shall have expired, and all waivers, consents, approvals and waiting periods under any competition, merger control, antitrust or similar law or regulation in each jurisdiction set forth in Annex II and as may be necessary in any other jurisdiction shall have been obtained, expired or been terminated, as applicable.

(c) No Consummation Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, “Restraints”) shall be in effect that would, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity that would reasonably be expected to, prevent, make illegal or prohibit the consummation of the Merger.

SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) Section 3.01(g)(i) shall be true and correct, (ii) Sections 3.01(b), 3.01(c)(i), 3.01(c)(ii), 3.01(c)(iv), 3.01(d)(i), 3.01(q), 3.01(r) and 3.01(s), disregarding any exception or qualification as to materiality or Company Material Adverse Effect, shall be true and correct in all material respects and (iii) this Agreement (other than those referenced in the immediately preceding clauses (i) and (ii)), disregarding any exception or qualification as to materiality or Company Material Adverse Effect, shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Ownership or Operation Restraints. No Restraint shall be in effect, and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, that would reasonably be expected to result in a Substantial Detriment.

SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub contained in (i) Sections 3.02(b)(i) and 3.02(f) shall be true and correct in all material respects and (ii) this Agreement (other than those referenced in the immediately preceding clause (i)), disregarding any exception or qualification as to materiality or Parent Material Adverse Effect, shall be true and correct, except where the failure to be so true and correct individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before the End Date; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if such failure of the Merger to occur on or before the End Date is the result of such party having breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) if any Restraint having the permanent effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) if the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor (unless such Stockholders’ Meeting has been adjourned, in which case at the final adjournment thereof);

(c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured, or is not cured, by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent (provided that Parent or Merger Sub has not breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 6.03(a) or 6.03(b) could not then be satisfied) or (ii) if any Restraint having the permanent effect set forth in Section 6.02(c) shall be in effect and shall have become final and nonappealable;

(d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured, or is not cured, by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company (provided that the Company has not breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 6.02(a) or 6.02(b) could not then be satisfied);

(e) by Parent, if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within 10 business days of receipt of a written request by Parent to provide such reaffirmation following a publicly known Takeover Proposal or (iii) the Company shall have entered into a definitive agreement with respect to a Superior Proposal; or

(f) by the Company, in accordance with the provisions of Section 4.02(b)(iii) (provided that the Company has complied with all of the requirements of Section 4.02(b)(iii)).

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company under this Agreement, other than the provisions of Section 3.01(s), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except in the case of fraud by a party or the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after receipt of the Stockholder Approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE VIII

General Provisions

SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit Section 7.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub, to:

Conopco, Inc.

800 Sylvan Avenue

Englewood Cliffs, NJ 07632

Telecopy No.: (201) 894-2727

Attn: General Counsel

with a copy to:

Conopco, Inc.

800 Sylvan Avenue

Englewood Cliffs, NJ 07632

Telecopy No.: (201) 894-2727

Attn: Paul McMahon

David Schwartz

and a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Telecopy No.: (212) 474-3700

Attention: Mark I. Greene, Esq.

if to the Company, to:

Alberto-Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

Telecopy No.: (708) 450-2511

Attention: General Counsel

with a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Telecopy No.: (312) 853-7036

Attention: Thomas A. Cole

Frederick C. Lowinger

Robert L. Verigan

SECTION 8.03. Definitions. For purposes of this Agreement:

(a) “Acquisition Transaction” shall have the meaning ascribed to the term “Takeover Proposal”, except that references in the definition of “Takeover Proposal” to “15%” shall be replaced by “50%”.

(b) an “Affiliate” of any specified person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

(c) “Commonly Controlled Entity” means any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

(d) “Company Benefit Agreement” means (1) any employment, deferred compensation, consulting, severance, change of control, termination, retention, indemnification, employee benefit, loan, stock repurchase or similar agreement between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, or (2) any agreement between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement;

(e) “Company Benefit Plan” means any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, “phantom” stock, other equity or equity-based compensation performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, change of control, severance, retention, termination, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any of its Subsidiaries or any Commonly Controlled Entity, in each case providing benefits to any Participant, but not including any Company Benefit Agreement;

(f) “Company Material Adverse Effect” means any change, event, occurrence, fact, circumstance or development that (i) has a material adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any effect to the extent that it results from or arises out of (A) any change relating to the United States economy or securities markets in general (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to others in the industries in which the Company and its Subsidiaries operate), (B) any change or condition generally affecting the industries in which the Company and its Subsidiaries operate (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to others in such industries), (C) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that this clause (C) shall not affect whether the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect), (D) any change in GAAP or in the accounting rules and regulations of the SEC (provided, however, that such exclusion only applies to the extent such effect does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to others in the industries in which the Company and its Subsidiaries operate), and (E) any act of war, terrorism or armed hostilities or (ii) would prevent or materially delay the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement;

(g) “Company Stock Plans” means the Company SVI Plan, the Company Employee Stock Option Plan of 2006 (as amended through September 17, 2008), the Company 2006 Stock Option Plan for Non-Employee Directors (as amended through October 24, 2007), the Company 2006 Restricted Stock Plan (as amended through January 28, 2010), the Company Management Incentive Plan (as amended through November 30, 2009), the Company Management Bonus Plan (as amended through October 1, 2009), the 2006 Company Deferred Compensation Plan for Non-Employee Directors (as amended through October 26, 2006) and the 2008 Company Deferred Compensation Plan for Non-Employee Directors (as amended through October 23, 2008);

(h) “End Date” means June 27, 2011; provided, however, that if on June 27, 2011, the conditions to Closing set forth in Section 6.01(b) or 6.01(c) (in the case of Section 6.01(c), as a result of any Restraint or any pending or threatened suit, action or proceeding by any Governmental Entity, in each case arising under any competition, merger control, antitrust or similar law or regulation) shall not have been satisfied or waived but all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the End Date may be extended by either Parent or the Company to September 27, 2011;

(i) “Knowledge” of any person that is not an individual means, with respect to any fact, circumstance or condition in question, the knowledge of such person’s executive officers;

(j) “Permitted Liens” means (i) Liens for taxes and governmental assessments (x) not yet due and payable or (y) which are being contested in good faith by appropriate proceedings and for which reasonable reserves have been established, (ii) Liens for warehousemen, mechanics and materialmen and other similar Liens incurred in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings for which reasonable reserves have been established and (iii) imperfections of title, easements, covenants, conditions and restrictions, the existence of which do not and would not reasonably be expected to materially interfere with the continued use and operation of the assets to which they relate in the conduct of the business as presently conducted or as currently proposed to be conducted;

(k) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(l) a “Subsidiary” of any specified person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such specified person; and

(m) “Substantial Detriment” means (i) any prohibition or limitation on the ownership or operation by the Company, Parent or any of their respective Affiliates of any portion of the business, properties or assets of the Company, Parent or any of their respective Affiliates, (ii) the Company, Parent or any of their respective Affiliates being compelled to dispose of or hold separate any portion of the business, properties or assets of the Company, Parent or any of their respective Affiliates, in each case as a result of the Merger, (iii) any prohibition or limitation on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full right of ownership of, any shares of the capital stock or voting securities of, or other equity interests in, the Company and its Subsidiaries, including the right to vote or (iv) any prohibition or limitation on Parent or any of its Affiliates effectively controlling the business or operations of the Company and its Subsidiaries, except, in the case of each of clauses (i) through (iv), for any requirements to dispose of or hold separate brands of the Company, Parent or any of their respective Affiliates and assets primarily related to such brands that collectively had revenues in the applicable party’s 2009 fiscal year in the aggregate of $125,000,000 or less. For the avoidance of doubt, any requirement or combination of requirements to dispose of or hold separate brands of the Company, Parent or any of their respective Affiliates and assets primarily related to such brands that collectively had revenues in the applicable party’s 2009 fiscal year in the aggregate in excess of $125,000,000 constitutes a Substantial Detriment for all purposes under this Agreement.

SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any Exhibit or Schedule or any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise specifically indicated, any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed to be references to the lawful money of the United States of America.

SECTION 8.05. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or PDF), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.05, are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies.

SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent or Sub, upon prior written notice to the Company, may assign, in its sole discretion, this Agreement or any or all of its rights, interests and obligations under this Agreement to NV or PLC or to any, direct or indirect, at least 99% owned Subsidiary of NV or PLC or both of them together. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.10. Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in the Delaware Court of Chancery, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) hereby submits itself to the personal jurisdiction of any federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court located in the State of Delaware or the Delaware Court of Chancery. NV and PLC shall at all times maintain an agent for service of process and any other documents in proceedings in the United States or any other proceedings in connection with this Agreement. The agent for service for NV and PLC shall be Parent (or such other person as notified in writing to the Company) and any claim form, judgment or other notice of legal process shall be sufficiently served on NV or PLC if delivered to such agent at its address for the time being.

SECTION 8.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.11.

SECTION 8.12. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

CONOPCO, INC.,

by	/s/ Paul McMahon
Name: Paul McMahon
Title: Vice President

ACE MERGER, INC.,

by	/s/ Paul McMahon
Name: Paul McMahon
Title: Vice President

UNILEVER N.V. (solely with respect to Section 5.10 hereof),

by	/s/ Paul McMahon
Name: Paul McMahon
Title: Authorized Signatory

UNILEVER PLC (solely with respect to Section 5.10 hereof),

by	/s/ Paul McMahon
Name: Paul McMahon
Title: Authorized Signatory

ALBERTO-CULVER COMPANY,

by	/s/ Carol L. Bernick
Name: Carol L. Bernick
Title: Executive Chairman of the Board of Directors

by	/s/ V. James Marino
Name: V. James Marino
Title: President and Chief Executive Officer

ANNEX I

TO THE MERGER AGREEMENT

Index of Defined Terms

Term
409A Authorities	Section 3.01(l)(xii)
Acquisition Transaction	Section 8.03(a)
Actions	Section 4.01(d)
Affiliate	Section 8.03(b)
Agreement	Preamble
Appraisal Shares	Section 2.01(d)
Audits	Section 3.01(n)(iii)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.02(h)
Commonly Controlled Entity	Section 8.03(c)
Company	Preamble
Company Adverse Recommendation Change	Section 4.02(b)(i)
Company Balance Sheet	Section 3.01(e)(ii)
Company Benefit Agreement	Section 8.03(d)
Company Benefit Plan	Section 8.03(e)
Company Bylaws	Section 3.01(a)
Company Certificate	Section 3.01(a)
Company Common Stock	Recitals
Company Disclosure Schedule	Section 3.01
Company Material Adverse Effect	Section 8.03(g)
Company Pension Plan	Section 3.01(l)(iii)
Company Performance Units	Section 3.01(c)(iii)
Company Preferred Stock	Section 3.01(c)(i)
Company Restricted Shares	Section 3.01(c)(iii)
Company SEC Documents	Section 3.01(e)(i)
Company Stock-Based Awards	Section 3.01(c)(i)
Company Stock Options	Section 3.01(c)(ii)
Company Stock Plans	Section 8.03(f)
Company SVI Plan	Section 3.01(c)(i)
Confidentiality Agreement	Section 5.02
Continuing Employee	Section 5.09(a)
Contract	Section 3.01(d)(ii)
debt obligations	Section 3.01(i)(i)
DGCL	Section 1.01
End Date	Section 8.03(h)
Effective Time	Section 1.03
Environmental Claim	Section 3.01(j)(iii)
Environmental Laws	Section 3.01(j)(iii)
Environmental Permits	Section 3.01(j)(ii)
ERISA	Section 3.01(j)(i)
Exchange Act	Section 3.01(d)(ii)
Exchange Fund	Section 2.02(a)
Existing D&O Policy	Section 5.05(c)
Filed Company SEC Documents	Section 3.01
GAAP	Section 3.01(e)(i)
Guarantee	Section 5.10

Governmental Entity	Section 3.01(d)(ii)
Grant Date	Section 3.01(c)(iii)
Hazardous Materials	Section 3.01(j)(iii)
HSR Act	Section 3.01(d)(ii)
HSR Filing	Section 5.03(c)(i)
Infringing Activities	Section 3.01(p)(iii)
Intellectual Property	Section 3.01(p)(v)
IRS	Section 3.01(l)(i)
Knowledge	Section 8.03(i)
Leased Real Property	Section 3.01(o)(ii)
Leases	Section 3.01(o)(ii)
Legal Provisions	Section 3.01(j)(i)
Liens	Section 3.01(b)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Multiemployer Plan	Section 3.01(l)(iv)
Nonqualified Deferred Compensation Plan	Section 3.01(l)(xi)
Notice of Adverse Recommendation	Section 4.02(b)(ii)
Notice of Superior Proposal	Section 4.02(b)(iii)
NV	Preamble
Owned Real Property	Section 3.01(o)(i)
Parent	Preamble
Parent Material Adverse Effect	Section 3.02(a)
Participant	Section 3.01(k)
Paying Agent	Section 2.02(a)
PBGC	Section 3.01(l)(iii)
Permits	Section 3.01(j)(i)
Permitted Liens	Section 8.03(j)
person	Section 8.03(k)
PLC	Preamble
Principal Company Stockholders	Recitals
Proxy Statement	Section 3.01(d)(ii)
Representatives	Section 4.02(a)
Release	Section 3.01(j)(iii)
Restraints	Section 6.01(c)
SEC	Section 3.01(d)(ii)
Section 262	Section 2.01(d)
Securities Act	Section 3.01(e)(i)
SOX	Section 3.01(e)(i)
Specified Contract	Section 3.01(i)(i)
Stockholder Agreement	Recitals
Stockholder Approval	Section 3.01(q)
Stockholders’ Meeting	Section 5.01(b)
Sub	Preamble
Subsidiary	Section 8.03(l)
Substantial Detriment	Section 8.03(m)
Superior Proposal	Section 4.02(a)
Surviving Corporation	Section 1.01
Takeover Proposal	Section 4.02(a)
taxes	Section 3.01(n)(xii)
taxing authority	Section 3.01(n)(xii)
tax returns	Section 3.01(n)(xii)
Title IV Plan	Section 3.01(l)(iii)

EXHIBIT A

TO THE MERGER AGREEMENT

Certificate of Incorporation of Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Alberto-Culver Company

(a Delaware corporation)

FIRST. The name of the corporation is Alberto-Culver Company.

SECOND. The address of the corporation’s registered office in the State of Delaware is:

                     Corporation Trust Center

                     1209 Orange Street

                     Wilmington, New Castle County, Delaware 19801

The name of the corporation’s registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1000 shares. All such shares are to be Common Stock with no par value and are to be of one class.

FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation.

SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Annex B

EXECUTION VERSION

STOCKHOLDER AGREEMENT (this “Agreement”) dated as of September 27, 2010, by and among CONOPCO, INC., a New York corporation (“Parent”), and the individuals and other parties listed under the caption “Stockholders” on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS Unilever N.V., a Netherlands corporation, solely with respect to Section 5.10 thereof, Unilever PLC, a company incorporated under the laws of and registered in England, solely with respect to Section 5.10 thereof, Parent, ACE Merger, Inc., a Delaware corporation (“Sub”), and Alberto-Culver Company, a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, the Stockholders own, beneficially or of record, and are entitled to vote (or cause to be voted), an aggregate of 11,842,778 shares of Company Common Stock (such shares of Company Common Stock of each Stockholder, together with any other shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent and Sub to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.01. Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

(a) Organization. If such Stockholder is a trust, such Stockholder is a trust duly formed and validly existing under the laws of its jurisdiction of formation, pursuant to a declaration of trust or similar trust formation document currently in effect and the person executing this Agreement on behalf of such Stockholder is the trustee or other authorized representative of such Stockholder and is authorized to act on behalf of such Stockholder. If such Stockholder is not a natural person or a trust, such Stockholder is duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.

(b) Authority; Execution and Delivery. Such Stockholder has all requisite power and authority (including, if such Stockholder is a trust, the requisite power under its trust documents and, if such Stockholder is a partnership or a foundation, the requisite power under its governing documents), and, if such Stockholder is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. If such Stockholder is not a natural person, the execution and delivery by such Stockholder of this Agreement, consummation by such Stockholder of the transactions contemplated hereby and compliance by such Stockholder with the provisions of this Agreement have been duly authorized by all necessary action on the part of such Stockholder (including, if such Stockholder is a trust, all necessary approvals of this Agreement by any trustee and any beneficiary of such Stockholder and, if such Stockholder is a partnership or a foundation, all necessary approvals of this Agreement by any partner or under its governing documents), and no other action or proceeding on the part of such Stockholder (including, if such Stockholder is a trust, on the part of any trustee or beneficiary of such Stockholder and, if such Stockholder is a partnership or a foundation, on the part of any partner or under its governing documents) is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such

Stockholder in accordance with its terms. If such Stockholder is a natural person and is married and the Subject Shares of such Stockholder constitute community property or spousal or other approval is otherwise required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms.

(c) Enforceability. The execution and delivery by such Stockholder of this Agreement does not, and the consummation by such Stockholder of the transactions contemplated hereby (alone or in combination with any other event) and compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation or breach of, or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder (including the Subject Shares) under, any provision of (i) such Stockholder’s organizational documents, if applicable, (ii) any Contract to which such Stockholder is a party or any of the properties or assets of such Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any (A) statute, law, ordinance, rule or regulation applicable to such Stockholder or the properties or other assets of such Stockholder (including the Subject Shares) or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to such Stockholder or the properties or other assets of such Stockholder (including the Subject Shares). No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby (alone or in combination with any other event) or the compliance by such Stockholder with the provisions of this Agreement, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) The Subject Shares. The Stockholders are the record and beneficial owners of, and have good and marketable title to, the Subject Shares, free and clear of any Liens. No Stockholder owns, of record or beneficially, (i) any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (ii) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (iv) any rights issued by, or other obligations of, the Company or any of its Subsidiaries that are linked in any way to the price of any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, the value of the Company or any of its Subsidiaries or any part of the Company or any of its Subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, other than (A) the Subject Shares, (B) options to purchase 1,489,553 shares of Company Common Stock and (C) 13,459 shares of Company Common Stock held as a participant in the Company 401(k) and Profit Sharing Plan. The Stockholders have the sole right to vote (or cause to be voted) the Subject Shares and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

SECTION 1.02. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a) Authority; Execution and Delivery. Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement. The execution and delivery by Parent of this Agreement and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other action or proceeding on the part of Parent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of the Stockholders, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(b) Enforceability. The execution and delivery by Parent of this Agreement do not, and the consummation by Parent of the transactions contemplated hereby (alone or in combination with any other event) and compliance by Parent with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any indebtedness or shares of capital stock, voting securities or other equity interests or any loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent under, any provision of (i) Parent’s organizational documents, (ii) any Contract to which Parent is a party or any of the properties or assets of Parent is subject or (iii) subject to the governmental filings and other matters referred to in the immediately following sentence, any statute, law, ordinance, rule or regulation or order, writ, injunction, decree, judgment or stipulation applicable to Parent or the properties or other assets of Parent. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery by Parent of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Section 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

SECTION 1.03. Covenants of Each Stockholder. Each Stockholder covenants and agrees as follows:

(a) (i) At any meeting of the stockholders of the Company called to seek the Stockholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all of the Subject Shares of such Stockholder in favor of granting the Stockholder Approval and any other actions presented to stockholders of the Company that are necessary and desirable in furtherance of the Merger, the Stockholder Approval or any other transactions contemplated by the Merger Agreement.

(ii) Each Stockholder hereby grants to, and appoints, Parent and Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with this Section 1.03. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Such Stockholder hereby affirms that the proxy set forth in this Section 1.03(a)(ii) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that this proxy is coupled with an interest and may under no circumstances be revoked (except that such proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 1.04). Such Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL (except that such proxy is automatically revoked and terminated upon termination of this Agreement in accordance with Section 1.04). Such Stockholder hereby represents that any proxies heretofore given by it in respect of the Subject Shares with respect to the matters covered by this Section 1.03(a)(ii), if any, are revocable, and hereby revokes such proxies. Upon delivery of written request to do so by Parent, such Subject Stockholder shall as promptly as practicable execute and deliver to Parent a separate written instrument or proxy that embodies the terms of the proxy set forth in this Section 1.03(a)(ii).

(b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) its Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other similar transaction, (ii) any Takeover Proposal or any action which is a component of any Takeover Proposal and (iii) any amendment of the Company Certificate or the Company Bylaws or other proposal or transaction involving the Company or any Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock. Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Such Stockholder hereby agrees that, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other equity interests or voting securities of the Company of, or affecting, the Subject Shares, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock or other equity interests or voting securities of the Company after the execution of this Agreement (including by conversion, exercise or exchange) or (iii) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock or other equity interests or voting securities of the Company other than the Subject Shares (collectively, the “New Shares”), such Stockholder shall deliver promptly to Parent written notice of its acquisition of New Shares which notice shall state the number of New Shares so acquired. Such Stockholder agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1.01 and the covenants set forth in Section 1.03, and shall constitute Subject Shares to the same extent as if those New Shares were owned by such Stockholder on the date of this Agreement.

(d) Except pursuant to this Agreement, prior to the receipt of the Stockholder Approval, such Stockholder shall not, directly or indirectly: (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Merger, except for a Permitted Transfer (as defined below), (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, (iii) take any other action that would make any representation or warranty of such Stockholder herein untrue or incorrect or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or (iv) commit or agree to take any of the foregoing actions. For purposes hereof, a “Permitted Transfer” is any Transfer made by a Stockholder (including any Transfer resulting from death) to a person who executes a joinder to this Agreement agreeing to become a Stockholder hereunder; provided, however, that, except in the case that such person is a Stockholder as of the date of this Agreement, notwithstanding anything to the contrary contained in this Agreement, (i) the Subject Shares of such person shall consist only of the Subject Shares transferred to such person in such Permitted Transfer and any shares described in Section 1.03(c)(i) that are issued on account of the Subject Shares so transferred, (ii) the representations and warranties contained in the second sentence of Section 1.01(d) shall not be applicable to such person, (iii) such person makes the other representations and warranties contained in Section 1.01(d) only as to the Subject Shares transferred to such person in such Permitted Transfer and (iv) such person shall not be liable for the act or omission of any other Stockholder hereunder. For purposes of this Agreement, the term “person” shall have the meaning set forth in the Merger Agreement.

(e) Each Stockholder shall not (nor shall it authorize or permit any of its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively, “Representatives”), acting on such Stockholder’s behalf, to), directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, induce or facilitate any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal. Such Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations, on such Stockholder’s behalf, with any person conducted heretofore with respect to any Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal. Notwithstanding anything to the contrary contained in this Section 1.03(e), nothing contained in this Section 1.03(e) shall limit the ability of the Company or its Representatives (as defined in the Merger Agreement) to act, including their ability to act in accordance with Section 4.02 of the Merger Agreement.

(f) Such Stockholder shall consult with Parent before issuing, and give Parent the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement or the Merger Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Stockholder may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

(g) Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

SECTION 1.04. Termination. This Agreement, including the proxy contained in Section 1.03(a)(ii), (a) shall automatically terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms and (b) may be terminated by the Stockholder Rep (as defined below) within ten days of the date of any modification, waiver or amendment of the Merger Agreement in accordance with its terms that decreases the Merger Consideration (as defined in the Merger Agreement on the date of this Agreement), in each case other than with respect to the liability of any party for breach hereof prior to such termination. Notwithstanding the foregoing, the provisions of Section 1.06(j) shall survive termination.

SECTION 1.05. Additional Matters. (a) Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(b) No person executing this Agreement (as a Stockholder, trustee or partner or in any other capacity) who is or becomes during the term hereof a director, officer or other fiduciary of the Company, any of its Subsidiaries, any foundation or any employee benefit plan of the Company or any of its Subsidiaries makes any agreement or understanding herein in his or her capacity as such director, officer or other fiduciary. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee or other authorized representative of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder (or signatory hereto) in his or her capacity as an officer, director or other fiduciary of the Company, any of its Subsidiaries, any foundation or any employee benefit plan of the Company or any of its Subsidiaries.

SECTION 1.06. General Provisions.

(a) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) Notice. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to each of the Stockholders at c/o the Stockholder Rep, 909 Ashland Avenue, River Forest, Illinois 60305 with a copy to: Neal Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attention: Marshall E. Eisenberg, Facsimile No.: 312-269-1747 (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise specifically indicated, any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or such party waives its rights under this Section 1.06(d) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or PDF), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to and does not confer upon any person other than the parties any legal or equitable rights or remedies.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(h) Assignment. Except as may be required in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent, upon prior written notice to the Company, may assign, in its sole discretion, this Agreement or any or all of its rights, interests and obligations under this Agreement to NV or PLC or to any, direct or indirect, at least 99% owned Subsidiary of NV or PLC or both of them together. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i) Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

(j) Disclosure Concerning Stockholders. Parent will not make any disclosures regarding the Stockholders in any press release, public announcement or publicly available securities filing without the prior written approval of Carol L. Bernick, acting on behalf of the Stockholders (the “Stockholder Rep”), such approval not to be unreasonably withheld, conditioned or delayed (for this purpose, it will not be unreasonable if Stockholder Rep objects to disclosure of the specific names or identity of the Stockholders or the ownership of the Subject Shares on a per Stockholder basis); provided that, in advance of any such disclosure, the Stockholder Rep shall be afforded an opportunity to review such disclosure. Notwithstanding the foregoing, Parent may make any disclosures regarding the Stockholders that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any domestic or foreign national securities exchange or domestic or foreign national securities quotation system; provided that, to the extent practicable and permitted by applicable law, court process or listing agreement, Parent shall provide the Stockholder Rep with prior notice of such disclosures.

(k) Trustee Exculpation. When this Agreement is executed by the trustee of any trust in his or her capacity as trustee, such execution is by the trustee not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee. It is expressly understood and agreed that the execution of this Agreement by the trustee of a trust in his or her capacity as a trustee shall not create any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability of any party which is a trust shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.

[Signatures are on the following pages]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

CONOPCO, INC.,

By:	/s/ Paul McMahon
Name: Paul McMahon
Title: Vice President

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

STOCKHOLDERS:

/s/ Carol L. Bernick
Carol L. Bernick

/s/ Leonard H. Lavin
Leonard H. Lavin

1947 LIMITED PARTNERSHIP

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee of the Carol L. Bernick Revocable Trust, its General Partner

BERNICE E. LAVIN TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

OCTOBER 2008 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

FEBRUARY 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

SEPTEMBER 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

NOVEMBER 2009 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

APRIL 2010 LHL ACV GRANTOR ANNUITY TRUST

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Co-Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

OCTOBER 2008 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

FEBRUARY 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

SEPTEMBER 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

NOVEMBER 2009 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

APRIL 2010 CLB ACV GRANTOR ANNUITY TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CLB GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

CAROL L. BERNICK AND CHILDREN GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

CLB CHILDREN GRAT TRUST

By:	/s/ Carol L. Bernick
Carol L. Bernick, pursuant to delegation of authority

KSL PROPERTY TRUST II

By:	/s/ Carol L. Bernick
Carol L. Bernick, Co-Trustee

LEONARD H. LAVIN TRUST U/A/D 10/20/1972 FBO CAROL MARIE LAVIN

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CAROL L. BERNICK INVESTMENT TRUST

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, Co-Trustee

CRAIG LAVIN BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PETER ANDREW BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

ELIZABETH CLAIRE BERNICK TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PRESTON JAY LAVIN TRUST U/A/D 11/14/1989

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

Annex C

September 26, 2010

Board of Directors

Alberto-Culver Company

2525 Armitage Avenue

Melrose Park, Illinois 60160

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Alberto-Culver Company (the “Company”), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of September 27, 2010 (the “Merger Agreement”), among the Company, Conopco, Inc. (the “Acquiror”), Ace Merger, Inc., a wholly owned subsidiary of the Acquiror (the “Merger Sub”), Unilever N.V. (“NV”) and Unilever PLC (“PLC”), with NV and PLC executing the Merger Agreement solely with respect to Section 5.10 thereof in their respective capacities as guarantors pursuant thereto. The Merger Agreement provides for, among other things, the merger (the “Merger”) of the Company with the Merger Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $37.50 in cash (the “Consideration”).

In arriving at our opinion, we have reviewed drafts of the Merger Agreement and certain related agreements dated September 25, 2010 and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have also assumed, with your consent, that the executed Merger Agreement and related agreements will be in substantially the same form as the drafts reviewed by us. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received in the Merger and does not address any other aspect or implication of

C-1

the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company’s underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and we became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and in the future we may provide, investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as a financial advisor to the Company in connection with the Company’s acquisition of Simple Health & Beauty Group Limited in December 2009; and in connection with the Company’s sale of Cederroth International AB in July 2008. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, the Acquiror and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert S. Murley
Vice Chairman

C-2

Annex D

Delaware General Corporation Law—§ 262. Appraisal rights [Effective Aug. 2, 2010]

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION, OCTOBER 15, 2010

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext             000000000.000000 ext

000000000.000000 ext             000000000.000000 ext

000000000.000000 ext             000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [•], 2010.
Vote by Internet
• Log on to the Internet and go to www.[•] • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free [•] within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the following Proposals.

	FOR	AGAINST	ABSTAIN

1. The proposal to adopt the Agreement and Plan of Merger, dated as of September 27, 2010, by and among Unilever N.V., a Netherlands corporation, solely with respect to Section 5.10 thereof, Unilever PLC, a company incorporated under the laws of and registered in England, solely with respect to Section 5.10 thereof, Conopco, Inc., a New York corporation, ACE Merger, Inc., a Delaware corporation, and Alberto-Culver Company, a Delaware corporation, as such agreement may be amended from time to time.

	☐	☐	☐
2. The proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign. Please return this proxy to Proxy Services, c/o Computershare Investor Services, [•].

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALBERTO-CULVER COMPANY

Special Meeting, [•], 2010

Proxy Solicited by the Board of Directors

The undersigned hereby appoints each of Ralph J. Nicoletti, Gary P. Schmidt and Paul W. Hoelscher, each with power of substitution (the “Proxies”), to vote all shares which the undersigned stockholder would be entitled to vote if personally present, and, if applicable, hereby directs (i) the trustee of each of the Alberto-Culver Company 401(k) and Profit Sharing Plan and Sally Beauty 401(k) and Profit Sharing Plan and (ii) the Recordkeeper of the Alberto-Culver Company Employee Stock Purchase Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned which the undersigned is entitled to vote pursuant to such employee benefit plan, at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on [•], 2010 at [•] A.M. CT, and at any adjournment or postponement thereof. The plan trustee or Recordkeeper, as applicable, will vote the shares in the undersigned’s account in accordance with the instructions provided. The instructions must be provided by proxy card, telephone or via the Internet by [•] Time, on [•], 2010. If the instructions are not timely provided, the plan trustee will vote the shares in the same proportion as the shares for which timely instructions were received, unless to do so would be inconsistent with the Employee Retirement Income Security Act of 1974, as amended.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting by or at the direction of the Board of Directors or any adjournment or postponement of the special meeting.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

[•], 2010

Dear Benefit Plan Participant:

A Special Meeting of Stockholders of Alberto Culver Company (the “Company” or “Alberto Culver”) will be held on [            ], 2010. The record date for determining stockholders entitled to vote at the meeting was [            ], 2010.

If you are a participant in the Alberto Culver 401(k) and Profit Sharing Plan (the “Plan”) you are the beneficial owner of the Company’s common stock and may instruct Wells Fargo Bank N.A., the trustee of the Plan, how to vote the shares allocated to your account.

If you are a participant in the Alberto Culver Company Employee Stock Purchase Plan (the “ESPP”), you are the beneficial owner of the Company’s common stock and may vote your shares directly through Computershare Investor Services, the tabulator of the ESPP.

The number of shares in your benefit plan(s) appears at the top of the enclosed proxy card and is identified by a suffix with the following letters: “ACK” (Alberto Culver 401(k) and Profit Sharing Plan) or “ESP” (Alberto Culver Company Employee Stock Purchase Plan). If you are the registered shareholder of common stock outside of the plans, these shares will be identified on your proxy card beginning with the suffix “ACV”.

Please read the enclosed Notice of Meeting and Proxy Statement carefully. The Board of Directors recommends a vote FOR the adoption of the Agreement and Plan of Merger dated September 27, 2010, described in the Proxy Statement and FOR the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. Please mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company’s transfer agent, Computershare Investor Services, Proxy Services, [•] so that the card is received before [•], 2010. Alternatively, you may vote by following the Electronic Voting Instructions provided on the enclosed proxy card.

The trustee of each plan will have the voting instructions of participants in the plans tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Special Meeting of Stockholders.

Sincerely,

[ ]
Kent E. Madlinger
Director, Compensation and Benefits